UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12

RED TRAIL ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. Box 11
3682 Highway 8 South
Richardton, ND  58652

NOTICE OF SPECIAL MEETING OF MEMBERS
To be Held Thursday, December 5, 2024

To our members:

A Special Meeting of the Members (the "Special Meeting") of Red Trail Energy, LLC (the "Company," "we," "us" or "our") will be held on Thursday, December 5, 2024, at the Baymont Inn & Suites, 2611 Old Red Trail, Mandan, North Dakota 58554. Registration for the Special Meeting will begin at 11:00 a.m. and a meal will be served at 12:00 p.m. The Special Meeting will commence at approximately 1:00 p.m. If you plan to attend the meal, please R.S.V.P. by calling Stacy at (701) 974-3308 Ext 1103 by Friday, November 29, 2024. The board of governors (the "Board") encourages you to attend the meeting and the meal. The purposes of the Special Meeting are as follows:

•To consider and vote on the proposal to approve the sale by the Company of substantially all of its assets pursuant to the Asset Purchase Agreement dated September 10, 2024 (the "Asset Purchase Agreement") by and between the Company, Gevo, Inc. ("Parent" or "Gevo"), and its wholly owned subsidiaries Richardton CCS, LLC ("R-CCS") and Net-Zero Richardton, LLC ("NZ-R") and together with R-CCS, ("Buyer") (the "Asset Sale").

•To approve the proposal to amend the Articles of Organization of the Company to change its name to South 8 Energy, LLC or such other name approved by the Board, following, and conditioned upon, the approval and closing of the Asset Sale (the "Name Change Proposal").

•To approve the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale and/or the Name Change Proposal.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. You should carefully read and consider the entire proxy statement and its appendices. The proxy statement, its appendices, the notice of special meeting and the proxy card are also available at the Company's website at http://www.redtrailenergy.com. No personal information is required to print a proxy card. If you have questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card or if you need directions to attend the meeting and vote in person, please call the Company at (701) 974-3308 or email us at proxy@redtrailenergy.com.

Only members listed on the Company's records at the close of business on October 18, 2024 are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournment or postponement thereof. To assure the presence of a quorum, the Board requests that you promptly sign, date and return the enclosed proxy card, whether or not you plan to attend the meeting. You may fax your completed proxy card to the Company at (701) 974-3309, mail it to the Company at P.O. Box 11, Richardton, ND 58652 or scan and email your completed proxy card to proxy@redtrailenergy.com. To be certain that your membership units will be represented at the Special Meeting, your proxy card should be received by the Company by 4:00 p.m. on Wednesday, December 4, 2024. However, proxy cards may still be accepted by the Company in person at the Special Meeting or at any time prior to the polls closing.

You may revoke your proxy by giving written notice of the revocation prior to the Special Meeting to our CFO, Joni Entze, at the Company's offices at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 or at the commencement of the Special Meeting. You may also revoke your proxy in person by attending the Special Meeting and voting in person.

By order of the Board of Governors,

/s/ Sid Mauch
Sid Mauch, Chairman
October 28, 2024

APPENDIX A	Form of Proxy Card
APPENDIX B	Asset Purchase Agreement by and between Red Trail Energy, LLC, Gevo, Inc., and its wholly owned subsidiaries Richardton CCS, LLC and, Net-Zero Richardton, LLC dated September 10, 2024.

Red Trail Energy, LLC
P.O. Box 11
3682 Highway 8 South
Richardton, ND 58652

Proxy Statement Special Meeting of Members Thursday, December 5, 2024

The enclosed proxy is solicited by Red Trail Energy, LLC (the "Company," "we," "us" or "our") and the board of governors on behalf of the Company (the "Board") for use at the special meeting of members of the Company to be held on Thursday, December 5, 2024, and at any adjournment or postponement thereof (the "Special Meeting"). The Special Meeting will be held at the Baymont Inn & Suites, 2611 Old Red Trail, Mandan, North Dakota 58554. Registration for the Special Meeting will begin at 11:00 a.m. with a meal served at 12:00 p.m. and the Special Meeting commencing at approximately 1:00 p.m.

This solicitation is being made by mail, however the Company may also use its officers, governors and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile, email or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about October 28, 2024.

SUMMARY TERM SHEET

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a reference directing you to a more complete description of the item in this proxy statement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

•The Special Meeting (see page 14)
◦The Special Meeting will be held at the Baymont Inn & Suites, 2611 Old Red Trail, Mandan, North Dakota 58554 on Thursday, December 5, 2024. Registration for the meeting will begin at 11:00 a.m. and a meal will be served at 12:00 p.m. The Special Meeting will commence at approximately 1:00 p.m. The purposes of the Special Meeting are to vote on the following: (1) A proposal to approve the sale by the Company of substantially all of its assets pursuant to the Asset Purchase Agreement dated September 10, 2024 (the "Asset Purchase Agreement") by and between the Company, Gevo, Inc. ("Parent" or "Gevo"), and its wholly owned subsidiaries Richardton CCS, LLC ("R-CCS") and Net-Zero Richardton, LLC ("NZ-R" and together with R-CCS, "Buyer") (the "Asset Sale").; (2) A proposal to amend the Articles of Organization of the Company to change its name to South 8 Energy, LLC or such other name approved by the Board, following, and conditioned upon, the approval and closing of the Asset Sale (the "Name Change Proposal"); and (3) A proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale or the Name Change Proposal (the "Adjournment Proposal").

•Asset Sale (see page 18)
◦We have entered into an Asset Purchase Agreement with Parent and Buyer that provides that we will sell to Buyer substantially all of our assets relating to the operation of our Business except for certain specified assets known as Excluded Assets. In addition, Buyer will assume certain of our liabilities and obligations as specified in the Asset Purchase Agreement and assume certain contracts. However, those liabilities, not specially assumed, known as Excluded Liabilities, will remain the responsibility of the Company following the closing of the Asset Sale. We expect to close the Asset Sale during the first quarter of the 2025 calendar year. However, we cannot complete the Asset Sale until we satisfy a number of conditions, which include approval of the Asset Sale by our members at the Special Meeting.

◦The Asset Sale and the terms and provisions of the Asset Purchase Agreement were unanimously approved by the Board. The Board is recommending that the members of the Company approve the Asset Sale at the Special Meeting.

We encourage you to carefully read in its entirety the Asset Purchase Agreement which is the principal document governing the Asset Sale. The Asset Purchase Agreement is attached to this proxy statement as APPENDIX B.

•Consideration Offered to the Company (see page 21)
◦As consideration for the Company's sale to Buyer of substantially all of our assets and the Company's other covenants and obligations under the Asset Purchase Agreement, Buyer will pay a cash purchase price of $210,000,000, subject to certain upward or downward adjustments related to working capital of the Business and certain downward adjustments related to indebtedness and selling expenses (the "Purchase Price"). In addition, the amount of $1,260,000 is to be set aside to be used for potential indemnification obligations that might be owed by the Company to Buyer under the Asset Purchase Agreement and the amount of $5,000,000 will be set aside out of the Purchase Price to be paid to Buyer in the event of a working capital adjustment resulting in a lower Purchase Price, to the extent of the amount of such adjustment, if applicable.

•Interest of Certain Persons in the Asset Sale (see page 22)
◦Our Chief Executive Officer, Jodi Johnson, may have interests in the consummation of the Asset Sale that may be in addition to, or different from the interest of our members generally. Ms. Johnson will receive a retention bonus of approximately $25,000 from the Company in connection with the Asset Sale. In addition, Ms. Johnson is a Key Person under the Asset Purchase Agreement and has been offered employment with the Parent after closing, subject to the consummation of the Asset Sale. The acceptance of employment by Ms. Johnson with the Parent is a condition to Buyer's obligation to complete the Asset Sale.

•Regulatory Approvals; Third Party Consents (see page 23)
◦The Asset Sale is subject to and contingent upon numerous closing conditions including approval of our members, compliance with the HSR Act and obtaining certain third-party consents required to effectively transfer ownership of the assets of the Company and certain Contracts. Further, the Buyer will need to have obtained several permits in order to operate the Business after the closing, including but not limited to, a permit for carbon dioxide injection from the State of North Dakota.

•Debt Financing (see page 23)
◦The Asset Sale is also subject to and contingent upon Buyer receiving Debt Financing for the purpose of funding the transactions contemplated by the Asset Purchase Agreement upon terms satisfactory to Parent and Buyer in their sole discretion.

•Conditions to Completion of Asset Sale (see page 32)

◦In addition to the conditions described above, the Asset Sale is subject to additional closing conditions that must be met before the consummation of the Asset Sale. The Company and the Buyer will work towards satisfying the closing conditions pursuant to the Asset Purchase Agreement. Some (but not all) of these closing conditions that the Company must meet are described below, and further described under the section entitled "Conditions to Completion of the Asset Sale":

▪The Company must provide the Buyer with evidence that any and all liens or other encumbrances on any of the assets that it is selling have been released.
▪The Company must provide and negotiate assignments of the Company's leases related to the real property that the Company desires to assign to the Buyer with the Company's current landlords.
▪The Company will need to provide a consent from each third-party to any contract that requires their consent which is to be assigned to the Buyer.
▪Jodi Johnson will be required to accept employment with the Buyer, which is something the Company cannot ensure or control.
▪The Company will need to work with the Buyer to ensure that the Buyer will have an owner's title insurance policy with respect to all real property being sold to the Buyer from the Company.
▪The Company will need to ensure the redemption of its interests that it owns in Renewable Products Marketing Group, LLC ("RPMG").
▪The Company will need to have obtained the affirmative vote of the Members holding a majority of all outstanding membership interests in the Company.

•Effects of the Asset Sale (see page 23)
◦If we complete the Asset Sale, we will cease our current business and will no longer have any operating assets. We will use a portion of our cash to satisfy our liabilities and transactions costs. Of the remaining cash, it is anticipated that a significant portion will be distributed to the members shortly after the closing of the Asset Sale. However, the amount and timing of distributions to members is currently uncertain and will be determined by the Board in its discretion.
•Termination Fee (see page 34)
◦The Asset Purchase Agreement requires Buyer to deposit $10,000,000 of the purchase price into an escrow account (the "Earnest Money Deposit Amount"). The Company shall have the right to retain the Earnest Money Deposit Amount in the event of a termination of the Asset Purchase Agreement unless the Buyer terminates because the Company commits a material breach of any term of the Asset Purchase Agreement and such breach is not cured within 15 days after the date on which Buyer gives the Company written notice of such breach or if the Company fails to obtain the approval of its members of the Asset Sale. In those instances, the Earnest Money Deposit will be returned to Buyer.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following questions and answers address briefly some questions regarding the proposals and the Special Meeting. These questions and answers may not address all questions that may be important to you as a member of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the other documents we refer to in this proxy statement.

The Special Meeting

Q:    Why did I receive this proxy statement?

A:    The Board is soliciting your proxy to vote at the Special Meeting because you were a member of the Company at the close of business on October 18, 2024, the record date, and are entitled to vote at the meeting.

Q:    When and where is the Special Meeting?

A:    The Special Meeting will be held at the Baymont Inn & Suites, 2611 Old Red Trail, Mandan, North Dakota 58554 on Thursday, December 5, 2024. Registration for the meeting will begin at 11:00 a.m. and a meal will be served at 12:00 p.m. The Special Meeting will commence at approximately 1:00 p.m.

Q:    What am I voting on?

A:    You are voting on the following:

•A proposal to approve the sale by the Company of substantially all of its assets pursuant to the Asset Purchase Agreement dated September 10, 2024 by and between the Company, Parent and Buyer.

•A proposal to amend the Articles of Organization of the Company to change its name to South 8 Energy, LLC or such other name approved by the Board, following, and conditioned upon, the approval and closing of the Asset Sale.

•A proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale or the Name Change Proposal.

Q:    How many membership units are outstanding?

A:    The Company currently has one class of membership units. On October 18, 2024, there were 40,148,160 outstanding membership units. This means there is a total of 40,148,160 votes on any matter presented to the members.

Q:    How many votes do I have?

A:    Each membership unit of the Company is entitled to one (1) vote. You will have the same number of votes that you have membership units. Collectively all of the members of the Company would be entitled to 40,148,160 votes.

Q:    What is the quorum required for the Special Meeting?

A:    The representation in person or by proxy of members holding a majority of the voting power of the membership interests entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

Q:     What is the effect of a broker non-vote?

A:     While we do not believe that any of the Company's units are held in street name by brokers, broker non-votes, if any, will count for purposes of establishing a quorum at the Special Meeting. A broker non-vote occurs when an individual owns units which are held in the name of a broker. The individual is the beneficial owner of the units, however, on the records of the Company, the broker owns the units. If the individual who beneficially owns the units does not provide the broker with voting instructions on non-routine matters, this is considered a broker non-vote. For such non-routine matters, the broker cannot vote and reports the units as "non-votes." These broker non-votes function as abstentions under the Company's governing documents.

Q:    How do I vote?

A:    Membership units can be voted only if the holder of record is present at the Special Meeting, either in person or by proxy. You may vote using either of the following methods:

• Proxy. The Company's proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the Special Meeting. The membership units represented by each properly executed proxy card will be voted at the Special Meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on the proxy card. After you have marked your choices, please sign and date the proxy card and either:

•mail it to the Company at P.O. Box 11, Richardton, ND 58652;
•fax it to the Company at (701) 974-3309; or
•scan and email it to proxy@redtrailenergy.com

To be certain that your membership units will be represented at the Special Meeting, your proxy card should be received by the Company by 4:00 p.m. on Wednesday, December 4, 2024. However, proxy cards may still be accepted by the Company in person at the Special Meeting or at any time prior to the polls closing.

• In person at the Special Meeting. All members may vote in person at the Special Meeting.

If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:    If you sign and send your proxy card to the Company but do not mark any choices on the proxy card, then your membership units will be counted "FOR" the proposals. If you mark contradicting choices on the proxy card, such as both "FOR" and "AGAINST" a proposal, your votes will not be counted with respect to the proposal for which you marked contradicting choices.

    Each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the Special Meeting.

Q:    What can I do if I change my mind after I return my proxy?

A:    You may revoke your proxy by giving written notice of the revocation prior to the Special Meeting to our CFO, Joni Entze, at the Company's offices at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 or at the commencement of the Special Meeting. You may also revoke your proxy in person by attending the Special Meeting and voting in person.

Q:    What are the effects of abstaining?

A:    If you abstain from voting, it will have the effect of a vote "AGAINST" the Sale Proposal, the Name Change Proposal and the Adjournment Proposal. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the Special Meeting.

Q:    Who will count the vote?

A:    All votes will be tabulated by the Company's CFO, Joni Entze, and the election will be certified by a representative from the BrownWinick Law Firm who will be serving as inspector of elections. Votes and abstentions will be tabulated separately.

Q:    What does it mean if I received more than one proxy card?

A:    If your membership units are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your membership units are voted.

Q:    Who can help answer my other questions?

A:    If you have more questions about the Special Meeting, the proposals, or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Joni Entze at the Company's offices at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 or call (701) 974-3308.

Q:    Who is paying for this proxy solicitation?

A:    The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of printing and mailing proxy materials, supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials and reports to such beneficial owners. We expect the proxy solicitation will cost the Company approximately $97,151. Please see the section entitled "Proxy Solicitation; Expenses of the Solicitation" for more information.

The Asset Sale

Q.    What is the Asset Sale?

A.    We have entered into an Asset Purchase Agreement with Parent and Buyer that provides that we will sell to Buyer substantially all of our assets relating to the operation of our Business. As a result, we are seeking the approval of the Asset Sale from our members. In order to complete the Asset Sale, our members must approve the Asset Sale

Proposal. There are also several other closing conditions set forth in the Asset Purchase Agreement. We have included the full text of the Asset Purchase Agreement as APPENDIX B to this proxy statement.

Q.    What does the Board recommend regarding the Sale Proposal?

A.    The Asset Sale and the terms and provisions of the Asset Purchase Agreement were unanimously approved by the Board. The Board is recommending that the members of the Company approve the Asset Sale at the Special Meeting.

Q:    Why is the Board recommending that I vote “FOR” the Asset Sale Proposal?

A:    After careful consideration, the Board has determined that the Asset Sale, on the terms and subject to the conditions set forth in the Agreement, is fair to, and in the best interests of, the Company and its members. In making the determination to approve and to recommend the Asset Sale for approval by the Company’s members, the Board followed a lengthy process during which the Board consulted with management and financial, accounting, tax and legal advisers. The Board carefully considered the terms of the Asset Purchase Agreement and the risks, timing, viability and potential impact to our members of the strategic alternatives potentially available to us. The Board also considered each of the items set forth under “Proposal No. 1 – The Asset Sale Proposal – Recommendation of the Board; Reasons for the Asset Sale” beginning on page 21 of this Proxy Statement.

Q.    What will happen if the Asset Sale is not approved?

A.    If we do not obtain the member approval for the Asset Sale or if the Asset Sale is not completed for any other reason, we would continue to operate our business as we have done historically.

Q.    What is the purchase price to be received by the Company?

A.    As consideration for the Company's sale to Buyer of substantially all of our assets and the Company's other covenants and obligations under the Asset Purchase Agreement, Buyer will pay a cash purchase price of $210,000,000, subject to certain upward or downward adjustments related to working capital of the Business and certain downward adjustments related to indebtedness and selling expenses. In addition, the amount of $1,260,000 is to be set aside to be used for potential indemnification obligations that might be owed by the Company to Buyer under the Asset Purchase Agreement and the amount of $5,000,000 will be set aside out of the Purchase Price to be paid to Buyer in the event of a working capital adjustment resulting in a lower Purchase Price to the extent of the amount of such adjustment. Additional information on adjustments to the Purchase Price can be found in Section 2.5 of the Asset Purchase Agreement.

The amount of the working capital of the Company at any given point in time is dependent upon a number of factors beyond our control. If the working capital of the Company at the closing of the Asset Sale is less than $11,086,470, the net proceeds we will receive in connection with the Asset Sale will be decreased on a dollar-for-dollar basis, in addition to reductions with respect to our indebtedness and selling expenses at the closing of the Asset Sale. There can be no assurance that the closing working capital of the Company will be at or above $11,086,470, and that we will receive the full $210,00,000 purchase price

Q.    Are there any risks related to the Asset Sale?

A.    Yes. You should carefully review the section entitled “Risk Factors” beginning on page 10 of this Proxy Statement.

Q.    When is the closing of the Asset Sale expected to occur?

A.    We are working to complete the Asset Sale as quickly as possible and expected closing to occur during the first quarter of the 2025 calendar year, subject to the satisfaction of the conditions set forth in the Asset Purchase Agreement.

Q:    Will I have appraisal or dissenters’ rights relating to the Asset Sale?
A:    No. You have no appraisal or dissenters’ rights in connection with Asset Sale under North Dakota law or under our Amended and Restated Operating Agreement or Amended and Restated Member Control Agreement. However, other rights or actions under North Dakota law or federal or state securities laws may exist for members who can demonstrate that they have been damaged by the Asset Sale. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, member challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and the Board and to the fairness of the Asset Sale.

Q:    Is the Asset Sale contingent upon the Name Change Proposal?
A:    No, the Asset Sale is not contingent upon the approval of the Name Change Proposal.
Q:    What vote is required to approve the Asset Sale?

A:    Approval of the Asset Sale requires the affirmative vote of members holding a majority of the outstanding membership units entitled to vote at the Special Meeting where a quorum is present. These votes can be from members that are present in person or represented by proxy at the Special Meeting. In order for the Asset Sale to be approved, the Company must receive the affirmative vote of members holding at least 20,074,081 membership units.

In connection with the Asset Purchase Agreement, each member of the Board as well as Gerald Bachmeier entered into a Voting Agreement in favor of the Parent and Buyer where they agreed to vote their membership units in favor of the Asset Purchase Transaction. They hold an aggregate of 4,860,587 membership units, meaning the Company must receive the affirmative vote of outside members holding at least 15,213,494 membership units for the Asset Sale to be approved.

The Name Change

Q:    What is the Name Change Proposal?
A:    We are asking you to approve an amendment to the Articles of Organization of the Company to change its name to     South 8 Energy, LLC or such other name approved by our Board.
Q:    What are the reasons for the name change?
A:    The Red Trail Energy name is an asset of the Company and the rights to this name will be transferred to Buyer as part of the Asset Sale. Upon transferring the right to this name, we will no longer have the right to use this name and will be required to change the name of our Company in accordance with applicable law.
Q:    Will I have dissenters’ rights relating to the name change?
A:    No. You have no appraisal or dissenters’ rights in connection with the name change under North Dakota law or under our Amended and Restated Operating Agreement or Amended and Restated Member Control Agreement.
Q: Is the Name Change Proposal contingent upon the Asset Sale?

A:     Yes, the Name Change Proposal is contingent upon the closing of the Asset Sale. If the members do not approve the Asset Sale then the Name Change Proposal will not become effective or implemented by the Board. Likewise, if the Asset Sale is approved by our members, but the Asset Sale does not close, then the Name Change Proposal will not become effective or be implemented by the Board.
Q:    What vote is required to approve the Name Change Proposal?

A:    Approval of the Name Change Proposal requires the affirmative vote of members holding a majority of the membership units represented at the Special Meeting where a quorum is present and entitled to vote. These votes can be from members that are present in person or represented by proxy at the Special Meeting.

The Proposal to Adjourn or Postpone the Special Meeting

Q:    Why am I being asked to vote on the Adjournment Proposal?
A:    We are asking you to approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, if our Board of Directors determines that it is necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale and/or the Name Change Proposal. If approved, the Adjournment Proposal would permit us to adjourn or postpone the Special Meeting to give us time to solicit additional proxies to approve the Asset Sale and/or Name Change Proposal or seek to convince members who have voted against the Asset Sale and/or Name Change Proposal to change their votes. Additionally, we could adjourn or postpone the Special Meeting if a quorum is not present to solicit additional proxies.

Q:    What vote is required to approve the Adjournment Proposal?

A:    Approval of the Adjournment Proposal requires the affirmative vote of members holding a majority of the membership units represented at the Special Meeting where a quorum is present and entitled to vote. These votes can be from members that are present in person or represented by proxy at the Special Meeting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "future," "intend," "could," "hope," "predict," "target," "potential," or "continue" or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions based on current information and involve numerous assumptions, risks, and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in this proxy statement. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include those discussed under the section "Risk Factors" in this Proxy Statement and as follows:

•The satisfaction of certain closing conditions in the Asset Purchase Agreement;
•Our ability to successfully close on the Asset Sale;
•Potential delays in consummating the Asset Sale;
•The diversion of management's focus and attention pending the completion of the Asset Sale;
•The impact of the announcement of the Asset Sale on our business and our relationships with employees, suppliers, customers, distributors, marketers, and others having business relationships with us;
•The failure by the Company to receive a fairness opinion in connection with the Asset Sale;
•Our costs associated with the Asset Sale;
•Our ability to favorably resolve potential tax claims, litigation matters and other unresolved contingent liabilities;
•The amount of proceeds that might be realized from the Asset Sale;
•The application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations;
•The availability, timing and amount of distributions from cash received from the Asset Sale;
•The amounts that will need to be set aside by the Company; and
•The adequacy of such reserves to satisfy our obligations.

Please carefully consider these factors, as well as other information contained herein and in our periodic reports and documents filed with the U.S. Securities and Exchange Commission ("SEC"). Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement. We are not under any duty to update the forward-looking statements contained in this proxy statement. We cannot guarantee future results, levels of activity, performance, or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement. You should read this proxy statement and the documents that we reference in this proxy statement completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

In addition to the other information included and referred to in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote your membership units of the Company at the special meeting. These factors should be considered in conjunction with the other information included by the Company in this proxy statement and the risk factors described in the Company’s other filings with the SEC, including all filings incorporated herein by reference. If any of the risks described below, incorporated by reference or otherwise referred to in this proxy statement actually materialize, the business, financial condition, results of operations, or prospects of the Company could be materially and adversely affected.

Risks Related to the Asset Sale

The proposed Asset Sale is subject to a number of conditions beyond our control. Failure to complete the Asset Sale could materially and adversely affect our future business, results of operations and financial condition.

The closing of the Asset Sale is conditioned on the receipt of the member approval, as well as the satisfaction of other closing conditions, including receipt of regulatory approvals and third-party consents, Buyer obtaining debt financing and performance in all material respects by each party of its obligations under the Asset Purchase Agreement.

We cannot predict whether and when the conditions will be satisfied. If one or more of these conditions is not satisfied, and as a result, we do not complete the Asset Sale, or in the event the Asset Sale is not completed or is delayed for any other reason, our business, results of operations and financial condition may be harmed because:

•management’s and our employees’ attention may be diverted from our day-to-day operations as they focus on matters related to the Asset Sale;

•we could potentially lose key employees if such employees experience uncertainty about their future roles with us and decide to pursue other opportunities;

•we have agreed to restrictions in the Asset Purchase Agreement that limit how we conduct our business prior to the closing of the Asset Sale which may not be in our best interests and may disrupt or otherwise adversely affect our business and our relationships with our suppliers, customers, distributors, marketers, and others having business relationships with us, prevent us from pursuing otherwise attractive business opportunities, limit our ability to respond effectively to competitive pressures, industry developments and future opportunities, and otherwise harm our business, financial results and operations;

•we have incurred and expect to continue to incur expenses related to the Asset Sale, such as legal, financial advisory and accounting fees, and other expenses that are payable by us whether or not the Asset Sale is completed;

•activities related to the Asset Sale and related uncertainties may lead to a loss of revenue and market position unrelated to the Asset Sale that we may not be able to regain if the Asset Sale does not occur; and

•the failure to, or delays in, consummating the Asset Sale may result in a negative impression of us with our suppliers, customers, distributors, marketers, and others having business relationships with us.

The occurrence of these or other events individually or in combination could have a material adverse effect on our business, results of operations, financial condition and stock price.

The Asset Purchase Agreement contains provisions that prohibit competing offers.

The Asset Purchase Agreement contains “no solicitation” provisions that restrict our ability to solicit, initiate, seek or encourage any inquiry, proposal or offer from, furnish any information to or participate in any discussion or negotiation regarding any acquisition of the Company’s equity interests, assets or business, in whole or in part (by purchase, merger, tender offer, statutory share exchange, joint venture or otherwise). These provisions prevent the Company from considering or proposing an alternative acquisition transaction, even if such alternative transaction offered to pay a higher price than what would be received in the Asset Sale.

Our executive officers may have interests in the Asset Sale that may be different from, or in addition to, the interests of our members generally.

Our executive officers may be deemed to have interests in the Asset Sale that may be different from or in addition to those of our members, generally due to their expectation of employment following the Asset Sale. In particular, our Chief Executive Officer, Jodi Johnson is a Key Person under the Asset Purchase Agreement and has been offered employment with the parent after closing subject to consummation of the Asset Sale. The acceptance of employment by Ms. Johnson with the Parent is a condition to Buyer's obligation to complete the Asset Sale.

In addition, Ms. Johnson will receive a retention bonus of approximately $25,000 from the Company in connection with the closing of the Asset Sale.

These interests by our executive officers may create a potential conflict of interest. The Board was aware of these potentially differing interests and considered it, among other matters, in evaluating and negotiating the Asset Purchase Agreement and in reaching its decision to approve the Asset Purchase Agreement and the transactions thereunder.

We will incur significant expenses in connection with the Asset Sale, whether or not it is consummated.

We have and will continue to incur substantial expenses related to the Asset Sale, whether or not it is completed. These expenses include, but are not limited to, legal fees, accounting fees and expenses, certain consultant expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Asset Sale is completed. We anticipate that we will incur approximately $275,000 in aggregate expenses due to the Asset Sale. Payment of these expenses if the Asset Sale is not completed would adversely affect our operating results and financial condition.

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in Buyer’s favor or if other mutual closing conditions are not satisfied, Buyer will not be obligated to complete the Asset Sale.
The failure to consummate the Asset Sale by the prescribed deadline will likely result in the Asset Sale being abandoned.

Either the Buyer or the Company may terminate the Asset Purchase Agreement without penalty if the Asset Sale is not completed on or before June 30, 2025 (unless such deadline is missed due to a material breach by the party seeking termination of its representations, warranties, covenants or agreements in the Asset Purchase Agreement). In the event that the Asset Sale is abandoned, the potential adverse effects from failing to consummate the Asset Sale discussed above may be implicated.

We may not receive all third-party and regulatory consents required in order for us to consummate the Asset Sale.

The Asset Sale cannot be consummated until all closing conditions are met. These conditions include certain third-party consents and compliance with the HSR Act required to effectively transfer ownership of the assets and certain contracts of the Company. Until those consents are obtained and we have complied with the HSR Act, we cannot consummate the Asset Sale. We are in the process of obtaining the required consents. Although we expect to receive the required consents, no assurances can be made that the required consents will in fact be obtained or will not be significantly delayed or will not contain terms, conditions or restrictions that would be detrimental to us, the Buyer and our collective abilities to close the Asset Sale.

The Company did not receive a fairness opinion in connection with the Asset Sale.

Our Board did not seek or obtain a fairness opinion from an investment bank or other firm that the consideration to be paid in connection with the Asset Sale is fair from a financial point of view to our members.

We may be subject to litigation related to the Asset Sale, which is expensive and could divert our attention.

We may be subject to litigation in connection with the Asset Sale. Litigation against us could result in substantial costs and divert our management’s attention from closing the Asset Sale, which could harm our business and increase our expenses, which could decrease our net proceeds from the Asset Sale.

If we close on the Asset Sale, we cannot determine at this time the timing, amount or nature of any distributions to our members because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.

After the Asset Sale is completed, we will no longer have any operating assets, other than cash. We will use a portion of our cash to satisfy our liabilities and transactions costs. Of the remaining cash, it is anticipated that a significant portion will be distributed to the members shortly after the closing of the Asset Sale in the form of an initial distribution payment (with potential subsequent distributions thereafter). However, the amount and timing of distributions to members will be determined by the Board in its discretion. We will retain a portion of our cash to fund our ongoing costs given that we will not be generating operating revenue and we are not likely to reinvest our remaining cash in any investment securities that would yield a meaningful return.

Members will not know at the time of voting the amount of consideration they will receive or when they will receive it. Those determinations depend on a variety of factors, including, but not limited to, whether we are able to close the Asset Sale; any amendment to the Asset Purchase Agreement resulting from the failure to satisfy any condition to closing; if operating results of the Company are less favorable than currently estimated by management; the amount we will be required to pay to satisfy unknown or contingent liabilities in the future; the cost of operating our business through the date of our final liquidation; general business and economic conditions; and other matters.

For the foregoing reasons, there can be no assurance as to the timing and amount of distributions to members.

Following the closing of the Asset Sale, we will continue to incur significant expenses and administrative burdens as a public company despite our revenue being significantly lower, which could have an adverse effect on our business, financial condition and results of operations.

Following the closing of the Asset Sale, we will continue to incur significant legal, accounting, administrative and other costs and expenses as a public company which will reduce the amount of the distributions to our members.

The amount of net proceeds that we receive from the Asset Sale is subject to decrease.

As consideration for the Company's sale to Buyer of substantially all of our assets and the Company's other covenants and obligations under the Asset Purchase Agreement, Buyer will pay a cash purchase price of $210,000,000, subject to certain upward or downward adjustments related to working capital of the Business and certain downward adjustments related to indebtedness and selling expenses (the "Purchase Price"). In addition, the amount of $1,260,000 is to be set aside to be used for potential indemnification obligations that might be owed by the Company to Buyer under the Asset Purchase Agreement and the amount of $5,000,000 will be set aside out of the Purchase Price to be paid to Buyer in the event of a working capital adjustment resulting in a lower Purchase Price, to the extent of the amount of such adjustment. Further, the Buyer will assume certain of our liabilities as specified in the Asset Purchase Agreement.

The amount of the working capital of the Business at any given point in time is dependent upon a number of factors beyond our control. If the working capital of the Business at the closing of the Asset Sale is less than $11,086,470, the net proceeds we will receive in connection with the Asset Sale will be decreased on a dollar-for-dollar basis, in addition to reductions with respect to our indebtedness and selling expenses at the closing of the Asset Sale. There can be no assurance that the closing working capital of the Business will be at or above $11,086,470, and that we will receive the full $210,000,000 purchase price.

Even if the Asset Sale is completed, we cannot provide any assurances that we will realize the benefits we currently anticipate from the Asset Sale.

We cannot provide any assurances that we will realize the benefits we currently anticipate from the Asset Sale, as more fully described in the section of this Proxy Statement entitled “Proposal No. 1 – The Asset Sale Proposal – Recommendation of the Board; Reasons for the Asset Sale” beginning on page 21. Any failure to realize the benefits we currently anticipate from the Asset Sale could have a material adverse impact on our future operating results and financial condition.

The tax treatment of the Asset Sale and any subsequent cash distribution should be relatively consistent from member to member as to the character of any gain or income but may vary, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.

We have not requested a ruling from the Internal Revenue Service (“IRS”) with respect to the anticipated tax consequences of the Asset Sale and any subsequent cash distribution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of this transaction. If any of the anticipated tax consequences described in this proxy statement prove to be incorrect, the result could be increased taxation at the member level, thereby reducing the benefit to our members and us from the Asset Sale. Tax considerations applicable to particular members may vary with and be contingent upon the member’s particular circumstances.

Members should anticipate recognizing taxable capital gain and/or ordinary income for federal income tax purposes from the Asset Sale, followed by a non-taxable cash distribution.

As a result of the Asset Sale, for federal income tax purposes, it is anticipated that the Asset Sale will be recognized by the Company as a taxable transaction resulting in capital gain and/or ordinary income depending on the mix of assets sold and the allocation of the sales price among those assets. This gain and income (and any loss) will then be passed through to the members, generally on a pro rata basis in proportion to their ownership of membership units.

Although the Company intends to distribute cash to its members after the Asset Sale, the Company has not yet determined the amount of the cash distribution(s), and will make that decision following the closing of the Asset Sale, after considering the Company’s cash resources, its anticipated future working capital needs and obligations, other potential uses of the proceeds of the transaction, and applicable legal requirements.

Any such cash distribution should not be taxable to a member, as distributions will simply reduce a member’s tax basis in its membership units that was increased by the allocation of income and gain from the Asset Sale.

Members may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us.

As a result of the liquidation of the Company for federal income tax purposes, if and when that occurs, members will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (b) their tax basis for their holdings in the Company. A member’s tax basis in their holdings in the Company will depend upon various factors, including the member's cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only when the final distribution from us has been received, and if the member is still the owner of his, her, or its membership units the Company.

THE SPECIAL MEETING

Meeting, Place and Time

The Board is asking for your proxy for use at the Special Meeting on Thursday, December 5, 2024 and at any adjournment or postponement thereof. The Special Meeting will be held at the Baymont Inn & Suites, 2611 Old Red Trail, Mandan, North Dakota 58554. Registration for the Special Meeting will begin at 11:00 a.m. with a meal served at 12:00 p.m. and the Special Meeting commencing at approximately 1:00 p.m.

Purposes of the Meeting

The Board has authorized, and unanimously recommends for your approval at the Special Meeting, the following matters:

Proposals	Description	Board Recommendation
No. 1	Approval of the Asset Sale by the Company of substantially all of its assets pursuant to the Asset Purchase Agreement	FOR
No. 2	Approval of an amendment to the Articles of Organization of the Company to change its name to South 8 Energy, LLC, or such other name approved by the Board	FOR
No. 3	Adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale	FOR

Our members will vote on these matters separately. If Proposal 1 is not approved by the members or if the Asset Sale does not close, the Board will not implement Proposal 2 even if it is approved by the members.

No member proposals will be able to be made or acted upon at the Special Meeting, and no member action will otherwise be able to be taken at the Special Meeting, other than voting on the above proposals.

Record Date and Membership Units Entitled to Vote

Our Board has fixed October 18, 2024 as the Record Date for the determination of our members entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. Only holders of record of our membership units on the Record Date may vote at the Special Meeting. There were 40,148,160 outstanding membership units on the Record Date. This means there is a total of 40,148,160 votes on any matter presented to the members.

Proxy Solicitation; Expenses of the Solicitation

The enclosed proxy is solicited by the Board. The Company may use its officers, governors and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile, email or letter.

We will be responsible for paying the proxy solicitation related fees and expenses, consisting primarily of fees and expenses of our attorneys, the costs of printing and mailing the proxy statements to our members and other related charges. We intend to pay the expenses of the proxy solicitation with working capital. We estimate that our expenses will total approximately $97,151. This amount consists of the following estimated fees and does not take into account salaries and wages of our employees and officers who may be assisting with the proxy solicitation:

Description	Estimated Amount
Legal Fees and Expenses	$53,000
Printing and Mailing Fees	$12,000
SEC Filing Fee	$32,151
TOTAL	$97,151

The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials and reports to such beneficial owners.

Note about this Proxy Statement; Availability of Proxy Materials

This document constitutes a proxy statement under Section 14(a) of the Exchange Act and a notice of meeting with respect to the Special Meeting. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction in which, or from any person to whom, it is unlawful to make any such offer or solicitation in such jurisdiction.

As permitted under the rules of the SEC, this proxy statement incorporates by reference important business and financial information about the Company from other documents filed with the SEC that are not included in or delivered with this proxy statement. You can obtain any of the documents incorporated by reference into this proxy statement from:

•The SEC's website, http://sec.gov/edgar/search, by searching for the Company, Red Trail Energy, LLC without charge;
•You may also obtain any of the documents incorporated by reference into this proxy statement from the Company without charge as follows: (i) by calling our office at (701) 974-3308 or toll free at (855) 974-3308, to request documents; (ii) by written request at Red Trail Energy, LLC at P.O. Box 11, Richardton, ND 58652; (iii) by emailing at proxy@redtrailenergy.com to request documents; or (iv) by requesting documents on our website at http://www.redtrailenergy.com.

In order to receive timely delivery of requested documents in advance of the Special Meeting, your request should be received no later than five business days before the date of the Special Meeting, which means your request should be received no later than November 28, 2024. If you request any documents, the Company will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

Quorum and Votes Required

The representation in person or by proxy of members holding a majority of the voting power of the membership interests entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Approval of the Asset Sale requires the affirmative vote of members holding a majority of the outstanding membership units entitled to vote at the Special Meeting where a quorum is present. Therefore, in order for the Asset Sale to be approved, the Company must receive the affirmative vote of members holding at least 20,074,081 Units.

In connection with the Asset Purchase Agreement, each member of the Board as well as Gerald Bachmeier entered into a Voting Agreement in favor of the Parent and Buyer where they agreed to vote their membership units in favor of the Asset Purchase Transaction. They hold an aggregate of 4,860,587 membership units, meaning the Company must receive the affirmative vote of outside members holding at least 15,213,494 membership units for the Asset Sale to be approved.

Approval of the Name Change Proposal requires the affirmative vote of members holding a majority of the membership units represented at the Special Meeting where a quorum is present and entitled to vote, which is a lower threshold than required for the approval of the Asset Sale, however, the Name Change Proposal will not be adopted by the Company if the Asset Sale is not approved.

Approval of the Proposal to Adjourn or Postpone the Special Meeting requires the affirmative vote of the members holding a majority of the membership units represented at the Special Meeting where a quorum is present and entitled to vote.

If you abstain from voting, it will have the effect of a vote "AGAINST" the Sale Proposal, the Name Change Proposal and the Adjournment Proposal. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the Special Meeting.

Voting and Revocability of Proxies

You may vote your membership units in person by attending the Special Meeting, or by returning your completed proxy card by mailing it to the Company at P.O. Box 11, Richardton, ND 58652, by faxing it to the Company at (701) 974-3309 or by scanning and emailing your completed proxy card to proxy@redtrailenergy.com. No matter which method you chose to submit your proxy card to the Company, to be certain that your membership units will be represented at the Special Meeting, your proxy card should be received by the Company by 4:00 p.m. on Wednesday, December 4, 2024. However, proxy cards may still be accepted by the Company in person at the Special Meeting or at any time prior to the polls closing.

You may revoke your proxy by giving written notice of the revocation prior to the Special Meeting to our CFO, Joni Entze, at the Company's offices at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 or at the commencement of the Special Meeting. You may also revoke your proxy in person by attending the Special Meeting and voting in person.

Authority to Adjourn or Postpone the Meeting to Solicit Additional Proxies

We are also asking you to grant full authority for the Special Meeting to be adjourned or postponed, if our Board determines it is necessary or appropriate, for the purpose of soliciting additional proxies to approve the proposals presented in this proxy statement.

BUSINESS OF THE COMPANY

The Company was formed as a North Dakota limited liability company in July of 2003, for the purpose of constructing, owning, and operating a 65 million gallon annual name-plate capacity ethanol plant near Richardton, North Dakota in western North Dakota. Our primary product, which we began producing in January 2007, is fuel-grade ethanol which we manufacture from corn purchased primarily from our members and other third party producers. Initially a coal-fired plant, the energy source for our ethanol plant is currently natural gas.

The principal co-product of the ethanol production process is distillers grains, a high protein, high energy animal feed supplement. We produce two forms of distillers grains: distillers dried grains and modified distillers grains. In March 2012, we began separating corn oil for sale. The primary uses of the corn oil that we produce are for animal feed, industrial uses, and biodiesel production. We market nearly all of our products through a professional third party marketer which are predominantly sold through normal and established domestic markets. Our products are primarily shipped by rail and by truck.

During our 2022 fiscal year, the Company completed construction and startup of carbon dioxide capture and sequestration equipment. This equipment allows us to capture and permanently store carbon dioxide from the fermentation process at the ethanol plant into a permitted Class VI well located beneath the facility. This equipment is designed to reduce the carbon intensity score of our ethanol which could open additional higher value ethanol markets. In addition, we receive tax credits associated with the carbon dioxide we capture and store. During our 2023 fiscal year, we began to monetize the carbon capture program through the sale of carbon and tax credits.

PROPOSAL NO. 1 - THE ASSET SALE PROPOSAL

The following information describes material aspects of the Asset Sale. It is not intended to be a complete description of all information relating to the Asset Sale and is qualified in its entirety by reference to more detailed information contained in the appendices to this document, including the Asset Purchase Agreement which is included as APPENDIX B and is incorporated herein by reference. You are urged to read the appendices including the Asset Purchase Agreement, in their entirety. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

Information about the Parties

The Company owns and operates a 65 million gallon annual name-plate capacity ethanol plant near Richardton, North Dakota in western North Dakota. The Company produces fuel-grade ethanol manufactured from corn, distillers grains, and corn oil for sale. The Company also owns and operates carbon dioxide capture and sequestration equipment which allows the Company to capture and permanently store carbon dioxide from the fermentation process at the ethanol plant into a permitted Class VI well located beneath the facility. The Company was formed as a North Dakota limited liability company in July of 2003. The Company's principal executive offices are located at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 and the Company's telephone number is (701) 974-3308. The Company's website is http://www.redtrailenergy.com.

Gevo, Inc., Richardton CCS, LLC and Net-Zero Richardton, LLC are parties to the Asset Purchase Agreement. Richardton CCS, LLC and Net-Zero Richardton, LLC are wholly owned subsidiaries of Gevo, Inc. (NASDAQ: GEVO).

Gevo's mission is to convert renewable energy and biogenic carbon into sustainable fuels and chemicals with a net-zero or better carbon footprint. Gevo’s innovative technology can be used to make a variety of products, including sustainable aviation fuel, motor fuels, chemicals, and other materials. Gevo’s business model includes developing, financing, and operating production facilities for these renewable fuels and other products. It currently runs one of the largest dairy-based renewable natural gas facilities in the United States. It also owns the world’s first production facility for specialty alcohol-to-jet fuels and chemicals. Gevo emphasizes the importance of sustainability by tracking and verifying the carbon footprint of their business systems through its Verity subsidiary. Gevo’s subsidiaries, R-CCS and NZ-R, were recently formed for the purpose of engaging in the proposed transaction.

Gevo's mailing & principal executive office is located at: 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. Gevo's telephone number is: (303) 858-8358. Gevo’s website is http://www.gevo.com.

General Description of the Asset Sale

We have entered into an Asset Purchase Agreement with Parent and Buyer that provides that we will sell to Buyer substantially all of our assets relating to the operation of our Business. The Asset Sale and the terms and provisions of the Asset Purchase Agreement were unanimously approved by the Board. The Board is recommending that the members of the Company approve the Asset Sale at the Special Meeting.

Background of the Asset Sale

Unsolicited Offer; NDA

In late January 2024, Mark Fisler (“Fisler”), an Advisor to Parent and Buyer, expressed an interest in acquiring the Company to Gerald Bachmeier (“Bachmeier”), an advisor to the Company's Board. Bachmeier and Fisler discussed the mutual benefits of the acquisition.

On January 25, 2024 Fisler sent to Bachmeier a proposed Non-Disclosure and Confidentiality Agreement between the Company and Parent ("NDA").

On January 26, 2024, the Company’s legal counsel reviewed the NDA.

On February 5, 2024, Eric Ouyang (“Ouyang”) an Advisor to Parent, sent to Jodi Johnson (“Johnson”), Chief Executive Officer of the Company, an updated NDA which was reviewed by the Company’s legal counsel.

On February 12, 2024, E. Cabell Massey (“Massey”), Vice President, Legal and Corporate Secretary of Parent, on behalf and in the name of Parent, and Johnson, on behalf and in the name of the Company, executed the NDA.

Initial Discussions with the Buyer; Due Diligence Process

On February 13, 2024, Christopher Ryan (“Ryan”), President and Chief Operating Officer of Parent, Michael LaFollette (“LaFollette"), Director Business Development of Parent, Leke Agiri (“Agiri”), Vice President of Finance of Parent, Alex Toro (“Toro”), Process Engineering Director of the Parent, Robby Dooman (“Dooman”), Business Development Economic Analyst of Parent, Fisler, and Ouyang (Ryan, LaFollette, Agiri, Toro, Dooman, Fisler and Ouyang are collectively referred to herein as "Buyer Parties”) met with Bachmeier, Johnson, and Kent Glasser (“Glasser”), Plant Manager of the Company to tour the Company, discuss the acquisition and request financial and operational information of the Company. Johnson created a data room for the collection and sharing of due diligence materials and granted access to Buyer Parties, other employees of Parent, and other advisors to Parent and Buyer.

On February 22, 2024, Ouyang sent to Johnson a due diligence request and checklist and reiterated Parent's interest in acquiring the Company.

On February 29, 2024, Johnson began sharing information in the data room.

On March 6, 2024, Ryan, on behalf and in the name of Parent, executed a proposed Preliminary Non-Binding Indication of Interest ("IOI") and circulated to the Company to be entered into by and between the Company and Parent.

On March 7, 2024, Bachmeier contacted Johnson and the Acquisition Committee of the Company’s Board (the “Acquisition Committee”), to inform the Acquisition Committee of the proposal, evaluate the opportunity, review the IOI received from Parent and make a recommendation to the Board regarding the IOI.

On March 11, 2024, the Acquisition Committee met concerning the IOI. A decision was made to recommend the Board move forward with approving the IOI.

On March 13, 2024, the Board held a meeting to discuss the IOI and authorized Johnson to execute the IOI on behalf of the Company. A resolution was adopted to suspend trading of the Company’s membership units. Johnson, on behalf of and in the name of the Company, executed the IOI and delivered a fully executed copy to Buyer Parties.

On March 14, 2024, the Company suspended trading of the Company’s membership units and filed a Current Report on Form 8-K with the SEC.

On March 17, 2024, Ryan executed an Exclusivity Agreement and circulated to the Company to be entered into by and between the Company and Parent.

On March 19, 2024, Johnson, on behalf of and in the name of the Company, executed the Exclusivity Agreement and delivered the fully executed copy of the Exclusivity Agreement to Parent.

On March 22, 2024, a working call was held with Buyer Parties to discuss financial diligence topics. Johnson collected due diligence materials and populated the data room.

On March 25, 2024, Buyer Parties requested an on-site meeting to discuss plant due diligence items and perform a tour of the site. Johnson collected due diligence materials in advance of the site visit.

On April 1, 2024 through April 5, 2024, Buyer Parties held due diligence meetings at the Company.

On April 4, 2024, April 9, 2024, April 10, 2024, Buyer Parties shared new due diligence requests with the Company and requests to grant access to additional individuals.

On April 17, 2024 and April 18, 2024, Buyer Parties and the Company held virtual due diligence meetings at the Company. Johnson collected due diligence materials in advance of the site visit.

On April 24, 2024, a working call was held with Buyer Parties to discuss financial diligence topics. Johnson collected due diligence materials and populated the data room therewith.

On April 29, 2024, Johnson, Massey and Sheryl Eicholtz-Landis (“Eicholtz-Landis”), Assistant VP for Contracts with the Energy and Environmental Research Center Foundation (“EERC”) executed a three-way Confidentiality Agreement and scheduled due diligence meetings.

On April 29, 2024 and May 3, 2024, due diligence calls were held with Buyer Parties, EERC and the Company to discuss due diligence topics. Johnson collected due diligence materials and populated the data room therewith.

On May 1, 2024, Buyer Parties held a meeting with Company and Renewable Energy Marketing Group, LLC to discuss marketing due diligence items. Johnson collected due diligence materials and populated the date room therewith.

On May 7, 2024, Buyer Parties visited the Company to discuss operational due diligence items.

On May 13, 2024 through May 29,2024, the Company uploaded additional items to the data room and informed Buyer Parties of the availability of additional due diligence materials.

On May 29, 2024, Buyer Parties held a meeting with the Company and the Board. The Board adopted a resolution to negotiate a purchase agreement.

Negotiation of Asset Purchase Agreement; Continued Due Diligence

On June 11, 2024, Buyer Parties delivered to Company a proposed Asset Purchase Agreement and Amendment to Extend Exclusivity to September 30, 2024. The proposed Asset Purchase Agreement contained an offer to purchase the assets and substantially all of the business of the Company for an aggregate purchase price not to exceed $225,000,000 (cash of $180,000,000 and equity consideration of $45,000,000).

On June 17, 2024, Johnson, on behalf of and in the name of the Company, executed the Amendment to Extend Exclusivity. Johnson delivered the executed copy to Buyer Parties.

On June 18, 2024, Ryan, on behalf of and in the name of Parent, executed the Amendment to Extend Exclusivity and delivered a fully executed copy to the Company. Buyer Parties also delivered to the Company the proposed Net-Zero North Holdco LLC Agreement which would govern the future operations of Net-Zero North Holdco LLC.

On June 19, 2024, Buyer’s Counsel reviewed the contents of the data room and identified additional materials that need to be included in the due diligence and delivered to Buyer.

On June 23, 2024, Buyer Parties delivered to the Company the Inventory Methodology Exhibit to be included with the Asset Purchase Agreement.

On July 1, 2024, the Company’s counsel submitted a revised draft of the Asset Purchase Agreement to Buyer's Counsel.

On July 11, 2024, the Company’s counsel submitted a revised draft of the Net-Zero North Holdco LLC Agreement to Buyer's Counsel.

    On July 15, 2024, Buyer Parties and the Company met to negotiate an all cash price of $210,000,000 and remove the equity portion of the consideration, which would also eliminate the need to negotiate the Net-Zero North Holdco LLC Agreement.

On July 22, 2024, Buyer's Counsel submitted to the Company’s counsel a revised draft of the Asset Purchase Agreement.

On July 29, 2024 and August 1, 2024, Buyer Parties and Johnson held working calls to discuss financial due diligence items.

On August 5, 2024, Buyer Parties and Johnson spoke about the due diligence process, reviewed the due diligence request and checklist and cataloged the items requiring responsive materials and further information. In the week following August 5, 2024, the Company continued to upload materials to the data room in response to various due diligence requests from Buyer Parties.

On August 13, 2024, the Company’s counsel submitted the next draft of the Asset Purchase Agreement to Buyer Parties and a draft of the disclosure schedules.

On August 15, 2024, Buyer Parties submitted to the Company the draft Target Working Capital Calculation.

On August 16, 2024, Johnson and Buyer Parties confirmed everything on the checklist had been shared in the data room.

During the week of August 19, 2024, the Company worked on updating disclosure schedules.

On August 25, 2024, Buyer's counsel submitted a revised draft of the Asset Purchase Agreement to the Company.

On August 27, 2024, Buyer's counsel submitted a revised draft of the Form of Voting Agreement.

On August 28, 2024, the Company submitted a revised draft of the disclosure schedules to Buyer Parties.

On August 29, 2024, the Company's counsel responded to questions on disclosure schedules from Buyer's counsel, Buyer Parties submitted to Johnson an updated Inventory Methodology Exhibit, and Buyer's counsel submitted to the Company’s counsel a revised Asset Purchase Agreement.

On August 30, 2024, Johnson submitted to Buyer Parties an updated Inventory Methodology Exhibit.

On September 3, 2024, the Company's counsel submitted a revised draft of disclosure schedules to Buyer's counsel.

On September 6,2024, Buyer's counsel submitted a revised draft of disclosure schedules to the Company's counsel.

On September 9, 2024, the Company's counsel submitted a revised draft of disclosure schedules to Buyer's counsel.
Execution of Asset Purchase Agreement; Public Announcement
On September 10, 2024, the Company, Parent and Buyer executed the Asset Purchase Agreement.

On September 12, 2024, the Parent and Buyer announced the transaction to the public, via a press release.

Consideration Offered to the Company

As consideration for the Company's sale to Buyer of substantially all of our assets and the Company's other covenants and obligations under the Asset Purchase Agreement, Buyer will pay a cash purchase price of $210,000,000, subject to certain upward or downward adjustments related to working capital of the Business and certain downward adjustments related to indebtedness and selling expenses. In addition, the amount of $1,260,000 is to be set aside to be used for potential indemnification obligations that might be owed by the Company to Buyer under the Asset Purchase Agreement.

The purchase price is subject to upward or downward adjustments if working capital of the Business is less than $11,086,470 at the time of closing which may result in the final purchase price being less. The amount of $5,000,000 will be set aside out of the purchase price to be paid to Buyer in the event of a working capital adjustment resulting in a lower purchase price and to the extent of the amount of such adjustment.

In addition to the cash consideration, Buyer will assume certain of our liabilities.

Recommendation of the Board; Reasons for the Asset Sale

The Board unanimously approved the Asset Sale and the terms and provisions of the Asset Purchase Agreement and recommends approval thereof by the Company’s members. In making the determination to approve and to recommend the Asset Sale for approval by the Company’s members, the Board followed a lengthy process during which the Board consulted with management and financial, accounting, tax and legal advisers. The Board carefully considered the terms of the Asset Purchase Agreement and the risks, timing, viability and potential impact to our members of the strategic alternatives potentially available to us. The Board believes that the Asset Sale is in the best interests of, and fair to, the Company and its members.

In reaching its decision to unanimously approve the Asset Purchase Agreement and to recommend that our members vote to approve the Asset Sale, our Board in consultation with our management and financial, accounting, tax and legal advisors, considered a number of factors, including, but not limited to, the risks described in the section titled “Risk Factors” beginning on page 10 of this proxy statement, as well as the following factors. The Board believes that the Asset Sale is in the best interests of, and fair to, the Company and its members. In particular, the Board considered the following factors in making its determinations and recommendations:

•our Board’s understanding of and familiarity with, and discussions with our management regarding, the business, operations, management, financial condition, operating losses and future business prospects for the Company;
•the value of the consideration to be received by the Company pursuant to the Asset Purchase Agreement;
•the Asset Sale represents a unique opportunity for all members of the Company to realize the full value of their ownership stake in the Company in cash from the consummation of single transaction rather than waiting for the current illiquid, inefficient market in the Company’s membership units to offer the same opportunity;
•likelihood that the Asset Sale will be completed, including the reasonableness of the conditions to the Asset Purchase Agreement and the likelihood that member approval necessary to complete the Asset Sale will be obtained; and

•that the Asset Sale is subject to approval of holders of at least a majority of the voting power of all outstanding membership units entitled to vote, which ensures that our Board will not be taking action without the support of a significant portion of our members.

Our Board of Directors also considered potential drawbacks or risks relating to the Asset Sale, including the following risks and potentially negative factors, but determined that these potential risks and factors were outweighed by the expected benefits of the Asset Sale:

•Buyer's obligation to consummate the Asset Sale is conditioned on Buyer obtaining financing;
•the incurrence of significant costs and expenses in connection with attempting to complete the Asset Sale, including legal, accounting and other costs;
•the fact that the assets being sold include substantially all of our assets;
•the fact that the Asset Sale must be completed by the Outside Date;
•the terms of the Asset Purchase Agreement prohibit us from considering an alternative strategic transaction;
•one or more third parties could assert claims against us, either before or after the closing, and seek damages or other remedies, and we might be required to spend substantial time and resources defending any such claims, and any amounts paid to any such third parties would reduce the net amount received from the Asset Sale;
•the fact that following the closing, our member's ability to sell their membership units will be limited;
•that, under North Dakota, appraisal and dissenter rights are not provided to members in connection with the Asset Sale; and
•that certain of our officers may have interests with respect to the Asset Sale in addition to their interests as members generally.

The preceding discussion is not intended to be an exhaustive description of the information and factors considered by our Board, but it addresses the material information and factors considered. In view of the variety of factors considered in connection with its evaluation of the Asset Purchase Agreement, our Board did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board may have given different weight to different factors.

At this time, our Board has considered all the strategic alternatives available to the Company and has determined that, upon consummation of the Asset Sale, or even if such Asset Sale is not consummated, the Asset Sale is in the best interests of, and fair to, the Company and its members.

In connection with the Asset Purchase Agreement, each member of the Board as well as Gerald Bachmeier entered into a Voting Agreement in favor of the Parent and Buyer. Pursuant to the terms of the Voting Agreement, the Board and Mr. Bachmeier agreed that each would appear at the Special Meeting, either in person or by proxy, and vote in favor of the Asset Purchase Transaction. The Voting Agreement relates to the members of the Board and Mr. Bachmeier’s interests as members of the Company, and not in their positions as members of the Board or Mr. Bachmeier’s position as an advisor to the Company. In addition, the Board and Mr. Bachmeier agreed not to transfer their interests in their respective membership units prior to the vote.

Interests of Certain Persons in the Asset Sale

Our executive officers may be deemed to have interests in the Asset Sale that may be different from or in addition to those of our members, generally due to their expectation of employment following the Asset Sale. In particular, our Chief Executive Officer, Jodi Johnson, is a Key Person under the Asset Purchase Agreement and has been offered full-time employment with the Parent as Plant CFO after closing subject to consummation of the Asset Sale. The acceptance of employment by Ms. Johnson with the Parent is a condition to Buyer's obligation to complete the Asset Sale. The terms of that arrangement are expected to include an annual base salary of approximately $166,000, eligibility for a discretionary annual incentive payout in cash targeted at 20% of base salary, and eligibility for a discretionary annual incentive payout in equity. Ms. Johnson is also expected to be paid a one-time retention bonus of $22,000 payable following the six-month anniversary of her first day of employment with Parent and an initial equity award of 10,000 shares of restricted common stock vesting over three years and stock options to purchase 10,000 shares of common stock.

In addition, Ms. Johnson will receive a retention bonus of approximately $25,000 from the Company in connection with the closing of the Asset Sale.

These interests by our executive officers may create a potential conflict of interest.

Debt Financing

The Asset Sale is subject to and contingent upon Buyer receiving Debt Financing for the purpose of funding the transactions contemplated by the Asset Purchase Agreement upon terms satisfactory to Parent and Buyer in their sole discretion. We have agreed to use reasonable best efforts to take certain actions to assist Buyer in its efforts to obtain the Debt Financing.

Fairness of the Asset Sale

We have not received any report, opinion or appraisal from an outside party that is materially related to the Asset Sale. However, the Board believes that the Asset Sale is in the best interests of, and fair to, the Company and its members.

Regulatory Approvals; Third Party Consents

The Asset Sale is subject to and contingent upon compliance with the HSR Act. Buyer and the Company agreed to, within ten Business Days after the execution of the Asset Purchase Agreement, file with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") the required Notification and Report Form pursuant to the HSR Act and related requirements and to promptly submit and otherwise provide any supplemental information requested in connection therewith pursuant to such Applicable Laws. The Notification and Report Form have been submitted and we are currently in the waiting period prescribed by the HSR Act.

The Asset Sale is also contingent on approval of our members and obtaining certain third-party consents required to effectively transfer ownership of the assets of the Company and certain contracts, including but not limited to, consents from our landlords for real estate that we lease, consents from certain of our vendors for services provided to the Company, consents from certain of our customers to transfer over our contract to the Buyer and consents from Renewable Products Marketing Group, LLC ("RPMG") to redeem our current equity interest in RPMG. We have agreed to use our reasonable best efforts to obtain such consents.

Further, the Buyer will need to have obtained several permits in order to operate the Business after the closing, including but not limited to, a permit for carbon dioxide injection from the State of North Dakota. The Company cannot ensure that the Buyer will be able to obtain these permits.

Effects of the Asset Sale

If we complete the Asset Sale, we will cease our current business and will no longer have any operating assets, other than cash. We will use a portion of our cash to satisfy our liabilities and transactions costs. Of the remaining cash, it is anticipated that a significant portion will be distributed to the members shortly after the closing of the Asset Sale in the form of an initial distribution payment (with potential subsequent distributions thereafter). However, the amount and timing of distributions to members will be determined by the Board in its discretion. We will retain a portion of our cash to fund our ongoing costs and members will not know at the time of voting the amount of consideration they will receive or when they will receive it.

Accounting Treatment; Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax considerations of the Asset Sale and any subsequent cash distribution to the members. This discussion is based upon the provisions of the Internal Revenue Code, the Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change could affect the accuracy of the statements herein. Moreover, the Company has not requested a ruling from the IRS in connection with this transaction. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. No opinion of counsel has been or will be rendered with respect to the anticipated income tax consequences of the Asset Sale or any transaction related thereto.

This discussion assumes that members hold their membership units as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion does not address all aspects of federal income taxation that may be relevant to a member in light of that member’s particular circumstances, nor does it discuss any special considerations applicable to members subject to special treatment (such as financial institutions, broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, real estate investment trusts, personal holding companies, regulated investment companies, dealers in securities or foreign currencies, traders in securities, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, members who hold membership units as part of a hedge, straddle, constructive sale, or conversion transaction, or members whose functional currency is not the U.S. dollar). This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift, or other tax law that may be applicable to a holder. We intend this discussion to provide a general summary of certain material federal income tax consequences to members of the Asset Sale and any subsequent cash distribution to them. This is not intended to be a complete analysis or description of all potential federal income tax consequences.

THE TAXATION OF MEMBERS IN LIMITED LIABILITY COMPANIES IS COMPLEX. THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH HEREIN IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY MEMBERS. THE TAX CONSEQUENCES OF THE ASSET SALE OR ANY DISTRIBUTIONS ON THE COMPANY UNITS MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH MEMBER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES TO YOU OF THE ASSET SALE OR ANY DISTRIBUTIONS ON COMPANY UNITS, INCLUDING THE CONSEQUENCES OF THE U.S. FEDERAL INCOME TAX LEGISLATION INFORMALLY REFERRED TO AS THE TAX CUTS AND JOBS ACT.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of membership units that, for federal income tax purposes, is or is treated as any of the following:

•an individual who is a citizen or resident of the U.S.;
•a corporation, or other entity taxable as a corporation for federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;
•an estate the income of which is subject to federal income tax regardless of its source; or
•a trust if (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect to be treated as a U.S. person for federal income tax purposes.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for federal income tax purposes) of membership units that is not a U.S. holder.

General

Distributive Shares

The Company is classified as a partnership for federal income tax purposes and as such is not subject to entity level income tax on its earnings; instead it allocates its income, gain, loss, deductions and credits to the Company’s members who must take into account their allocable share of the income or loss on their separate returns. Each member will continue to report on its federal income tax return its distributive share of the Company’s items of income, gain, loss, deduction, and credit for the taxable year, whether or not amounts of cash or other property representing these distributive shares have been actually distributed to it.

It is anticipated that the Asset Sale will be recognized by the Company as a taxable transaction resulting in capital gain and ordinary income depending on the mix of assets sold and the allocation of the sales price among those assets. This gain and income will then be reported to the members on the Company’s income tax return and related Schedule K-1s for the year in which the transaction is completed. Gains and income will be reported to the members, generally on a pro rata basis in proportion to their ownership of membership units subject to special allocation provisions in the Company’s Amended and Restated Operating Agreement. Members will be required to treat the Company’s tax items consistently with their treatment on the information tax returns filed by the Company unless the member discloses the inconsistency.

We do not expect closing of the Asset Sale to affect the federal income tax rules applicable to your investment in the Company, and the Company should continue to be treated as a partnership for federal income tax purposes.

The Company expects to recognize approximately $72,100,000 in ordinary income and approximately $123,400,000 in capital gains pursuant to the Asset Sale. The ordinary income relates primarily to the assets the Company has depreciated, subject to recapture of accumulated depreciation to the extent the tax basis of these assets is less than purchase price allocated to the assets.

Allocations

The Company expects the average ordinary income to be approximately $1.80 per unit and capital gain income of $3.07 per unit, respectively, resulting from transactions pursuant to the Asset Sale for the year in which the transaction is completed. These allocations of income and gain should be taxable to the members and will also increase the members’ tax basis in their membership units.

The Company has, however, obtained capital contributions at various points in its history. Pursuant to these capital contributions, allocations of income and loss based on the economic contributed values may vary upon the disposition of assets from the underlying Asset Sale. These economic allocations of income or loss through the “flow through” distributive shares do not change the fundamental allocation of distributions that are pursuant to the economic interests of the members on a unit by unit basis. The Company will make regulatory special allocations for income tax purposes as required, and in accordance with the Amended and Restated Operating Agreement. The special allocations are generally made pursuant to the rules under Section 704(c). The special Section 704(c) and reverse Section 704(c) allocations are generally designed to account for differences in gross asset value and the underlying tax basis in Company assets at the time when new Units are issued, unit redemptions, or other events where a revaluation is required by or is consistent with the Treasury regulations Adjustments are made only if necessary to reflect the relative economic interests of the Unit holders. The special tax allocations are not intended to have economic effect, however, generally must be taken into account by the members, where applicable.

Distributions

Although the Company intends to make a cash distribution to its members, the Company has not yet determined the amount of the cash distribution(s), and will make that decision following the closing of the Asset Sale, after considering the Company’s cash resources, its anticipated future working capital needs and obligations, other potential uses of the proceeds of the transaction, and applicable legal requirements. If the Company declares a distribution, the distribution of cash (or other property) generally may be received by a member without taxation, as distributions will simply reduce a member’s tax basis in its membership units that was increased by the allocation of income and gain from the Asset Sale. In some circumstances, however, distributions are taxable. Cash distributed in excess of a member’s adjusted tax basis in its interest in the Company generally would be treated as gain from the sale or exchange of that interest.

A final and liquidating distribution of cash in an amount less than a member’s adjusted tax basis in its interest in the Company, if and when it occurs, generally would be treated as a gain or loss from the sale or exchange of that interest. Any such gain or loss resulting from a distribution generally would be treated as a capital gain or loss. A capital gain recognized by non-corporate members who will have held their interests for more than one year may qualify for lower federal income tax rates. If the Company distributes any asset, other than marketable securities, in-kind to any or all of its members, generally no gain would be recognized by a member until the member disposes of the asset. A member’s adjusted tax basis in its interest is generally equal to the member’s contributions to the capital of the Company, plus its distributive share of the Company’s income and gains, minus the Company’s distributions to it and its distributive share of the Company’s deductions and losses.

Tax Consequences to Non-U.S. Holders

FOREIGN CORPORATIONS, PERSONS, OR ENTITIES WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. AND NON-U.S. TAX CONSEQUENCES OF THE ASSET SALE.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Internal Revenue Code and the Treasury regulations thereunder (commonly referred to as “FATCA”), impose a 30% withholding tax on payments of distributions on membership units and, for dispositions after December 31, 2018, payments of gross proceeds from the sale, exchange, redemption, or other disposition of Company membership units to “foreign financial institutions” (as defined under FATCA) as the beneficial owner or an intermediary, and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the jurisdiction of a recipient and the U.S. may modify the rules described in this paragraph. You should consult your tax advisor regarding the effect, if any, of the FATCA rules for you based on your particular circumstances.

Appraisal Rights

You have no appraisal or dissenters’ rights in connection with the Asset Sale under North Dakota law or under our Amended and Restated Operating Agreement and Amended and Restated Member Control Agreement. However, other rights or actions under North Dakota law or federal or state securities laws may exist for members who can demonstrate that they have been damaged by the Asset Sale. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, member challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and Board and to the fairness of the Asset Sale.

Vote Required

If a quorum is present at the Special Meeting, approval of the Asset Sale requires the affirmative vote of members holding a majority of the outstanding membership units entitled to vote at the Special Meeting. These votes can be from members that are present in person or represented by proxy at the Special Meeting. Therefore, in order for the Asset Sale to be approved, the Company must receive the affirmative vote of members holding at least 20,074,081 Units.

In connection with the Asset Purchase Agreement, each member of the Board as well as Gerald Bachmeier entered into a Voting Agreement in favor of the Parent and Buyer where they agreed to vote their membership units in favor of the Asset Purchase Transaction. They hold an aggregate of 4,860,587 membership units, meaning the Company must receive the affirmative vote of outside members holding at least 15,213,494 membership units for the Asset Sale to be approved.

If you abstain from voting, it will have the effect of a vote "AGAINST" the Adjournment Proposal. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the Special Meeting.

The Board recommends that you vote "FOR" the Asset Sale.

THE ASSET PURCHASE AGREEMENT

Explanatory Note Regarding the Asset Purchase Agreement

This summary of the Asset Purchase Agreement and related documents delivered in connection with the Asset Purchase Agreement (collectively the “Asset Purchase Agreement”) is included to provide you with certain information regarding the principal terms and conditions of the Asset Purchase Agreement, which are further described under and qualified in their entirety by the full text of the Asset Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

Neither the Asset Purchase Agreement nor the summary of its material terms included in this section is intended to provide any factual information about Parent, Buyer or the Company. The Asset Purchase Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature. The representations and warranties contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement as of the specific dates therein; were made solely for the benefit of the parties to the Asset Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to members. Members of the Company are not third party beneficiaries under the Asset Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Asset Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about Parent, Buyer or the Company at the time they were made or otherwise.

Purchase and Sale of Assets

We have entered into an Asset Purchase Agreement with Parent and Buyer that provides, among other things, that we will sell to Buyer substantially all of our assets relating to the operation of our Business upon closing of the Asset Sale except certain Excluded Assets described below.

Assets Being Sold

Under the terms and subject to the conditions of the Asset Purchase Agreement, we have agreed to sell to Buyer all assets, properties, rights, claims and privileges of the Company of every kind and nature whatsoever including without limitation, the following assets (collectively referred to as the "Acquired Assets”):

•goodwill with respect to the Business;
•all inventory (including merchandise, supplies, raw materials, and work‑in‑process) with respect to the Business;
•all accounts receivable (including retainage) with respect to the Business;
•all Contracts with respect to the Business other than any Excluded Contract (each such Contract is an "Assumed Contract");
•all Owned Real Property, together with all rights, titles, and interests of the Company in and to the lands and subsurface Reservoirs and Pore Spaces covered or burdened thereby;

•each Real Property Lease that is listed on Exhibit 1.1(a)(6) to the Asset Purchase Agreement, together with all leasehold improvements and other similar assets, and all rights of the Company under each such Contract;
•all Computer Systems, motor vehicles, furniture and fixtures and all other equipment with respect to the Business, and all software and information technology systems with respect to the Business;
•all the Seller Intellectual Property, including the Company’s name, any website and its content and any domain names;
•all Permits with respect to the Business, other than any Permit for which the transfer to a Buyer is prohibited by Applicable Law;
•all customer, supplier and service provider lists and similar information with respect to the Business, all other contact information, mailing lists and similar files with respect to the Business and all other books, reports, databases, information, and other Records with respect to the Business;
•all phones (including cellular and landline), phone numbers, fax numbers, e‑mail addresses, postal addresses, and postal boxes with respect to the Business;
•all checks, drafts, and similar instruments of payment with respect to the Business from third parties;
•all prepaid utilities, prepaid rents, prepaid costs and expenses, advance payments and other prepayments, security deposits and other deposits and other similar assets and amounts with respect to the Business paid by or on behalf of the Company;
•all maintenance and capital spares, joints, valves, parts and tools;
•all causes of action or claims of the Company and all rights of the Company under any representation, warranty, guarantee or similar obligation or assurance by any third party with respect to the Business; and
•except as otherwise expressly stated below under “Excluded Assets,” all rights relating to causes of action, rights of recovery, rights of set‑off, warranty claims, refunds, credits, and other similar rights relating to undertakings of third parties, Encumbrances, and other claims with respect to the Business.

Excluded Assets

Under the terms and subject to the conditions of the Asset Purchase Agreement, the following assets (the “Excluded Assets”), will not be transferred to Buyer and will remain the Company’s assets following the closing of the Asset Sale:

•all minute books, ownership records and seals of the Company, other documents relating to the organization and existence of the Company, all Returns of the Company, records of the Company relating to an Excluded Asset, and copies of all other records of the Business;
•all Tax‑related identification numbers of the Company;
•all amounts pre‑paid by the Company with respect to Taxes and all refunds from Governmental Authorities regarding such Taxes (except to the extent included in Net Working Capital) or any other Excluded Asset;
•each Contract listed in Exhibit 1.1(b)(4) to the Asset Purchase Agreement;
•all amounts owed to the Company from any employee of the Company that arose in connection with such employee’s employment with the Company;
•all Employee Plans and assets thereof;
•all insurance policies of the Company and insurance coverage thereunder and any prepaid premiums or deposits with respect to such policies, along with any cash surrender value thereof or right to reimbursement thereunder;
•all bank accounts, cash accounts, investment accounts, derivatives fair value assets (i.e., hedge accounts pertaining to derivative instruments at fair value), deposit accounts, lockboxes, and other similar accounts of the Company;
•all cash and cash‑equivalents of the Company, including any restricted cash, cash from any customer deposit or on‑site petty cash;
•all credit cards, debit cards, and similar items of the Company;
•all causes of action or claims of the Company and all rights of the Company under any representation, warranty, guarantee or similar obligation or assurance by any third party with respect to the Business, in each case to the extent that such an item is not with respect to an Acquired Asset or Assumed Liability;
•the RPMG Interests;
•all Tax Credits and Incentives related to, or in connection with, the Acquired Assets, generated, created, substantiated, established, earned, issued, claimed, verified, or having the activities or events giving rise to such Tax Credits and Incentives occur, prior to the Effective Time;
•all rights of the Company under the Asset Purchase Agreement;
•all other CO2 that was injected in, on or under any Reservoir or Pore Space, and under the Surface Use and Pore Space Lease Agreements with respect to any period before closing including (i) all proceeds attributable to any such production, (ii) all rights, Tax credits, Claims, refunds, causes of action, or choses in action relating to such production or proceeds (including settlement of take-or-pay disputes), and (iii) leakage of any CO2 from any Reservoir or Pore Space. For the avoidance of doubt, all CO2 injected in, on, or under the Lands before closing that is associated with or derived from ethanol in inventory are Acquired Assets;
•any CORCs in inventory as of closing; and
•nineteen (19) fire suppression barrels.

Assumption and Transfer of Liabilities

Under the terms and subject to the conditions of the Asset Purchase Agreement, Buyer will assume certain liabilities and obligations (each an “Assumed Liability”) relating to our Business as set forth in the Asset Purchase Agreement including each liability and obligation that is:

•scheduled to be performed, in the Ordinary Course of Business of the Company, after closing under the terms of an Assumed Contract, other than any such liability or obligation with respect to such Assumed Contract arising out of, relating to or resulting from, directly or indirectly, any breach, infringement or other tort or other violation of Applicable Law at or prior to closing, product or service defect or failure, or improper selection, use or installation of any product, or representation, warranty, guarantee or similar obligation or assurance made at or prior to closing with respect to any circumstance, event, act or omission;
•with respect to a customer deposit, for the sale of any product to such customer in compliance in all material respects with the applicable Contract, to the extent such liability or obligation is included in Final Net Working Capital; or
•a trade account payable incurred in the Ordinary Course of Business of the Company for an amount that is not past-due, to the extent such liability or obligation is included in Final Net Working Capital.

Upon the terms and subject to the conditions of the Asset Purchase Agreement, all Company liabilities that are not specifically listed as an Assumed Liability (each an “Excluded Liability”) will be retained by the Company, including, without limitation:

•any Liability with respect to Seller Product-Related Liability;
•any Affiliate Liability;
•any Employment Liability;
•any Environmental Liability;
•any Environmental Attribute Liability;
•any derivatives fair value liabilities (i.e., hedge accounts pertaining to commodities derivative instruments at fair value); and
•any accrued loss on firm purchase commitments as determined in accordance with the Transaction Accounting Principles.

Purchase Price; Earnest Money

Under the terms and subject to the conditions of the Asset Purchase Agreement, the purchase price for the Acquired Assets and Assumed Liabilities will be a cash purchase price of $210,000,000, subject to certain upward or downward adjustments related to working capital of the Business set forth in the Asset Purchase Agreement which may result in the final purchase price being less. The Asset Purchase Agreement requires that $5,000,000 of the purchase price be placed in an escrow account at closing to be paid to Buyer in the event of a working capital adjustment resulting in a lower purchase price to be used to the extent of the amount of the adjustment. If such adjustment does not result in a lower purchase price, the amount will be paid to the Company. The net proceeds we receive from the Asset Sale will also be reduced for our indebtedness and certain selling expenses.

In addition, $1,260,000 of the purchase price will be placed in an escrow account at closing to be used for any potential indemnification obligations that might be owed by the Company to Buyer under the Asset Purchase Agreement.

Buyer was required to place $10,000,000 in an earnest money deposit account upon execution of the Asset Purchase Agreement to be applied against the purchase price if the Asset Sale closes. In addition, the Company will have the right to retain the earnest money in the event the Asset Purchase Agreement is terminated unless Buyer terminates because the Company commits a material breach of any term of the Asset Purchase Agreement or if the Company fails to obtain the approval of its members of the Asset Sale. In those instances, the Earnest Money Deposit will be returned to Buyer.

The Closing of the Asset Sale

We expect to close the Asset Sale during the first quarter of the 2025 calendar year. We cannot complete the Asset Sale until we satisfy a number of conditions, which include approval of the Asset Sale by our members at the Special Meeting.

Representations and Warranties

The Asset Purchase Agreement contains a number of representations and warranties by the Company to Buyer relating to, among other things:

•due organization, valid existence, good standing, and qualification to do business;

•corporate authorization of the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement and the valid and binding nature of the Asset Purchase Agreement;
•the absence of any conflicts or violations of organizational documents and other material agreements or laws;
•required consents and approvals from governmental entities and member approvals;
•financial statements;
•documents filed with the SEC;
•indebtedness and the absence of certain undisclosed liabilities with respect to the Business;
•material contracts;
•sufficiency and title to assets of the Business;
•intellectual property;
•inventory;
•accounts receivable;
•sufficiency and title to real property of the Business;
•environmental matters;
•employees and independent contractors;
•employee benefits;
•taxes;
•affiliate and related party transactions;
•material customers and suppliers;
•the absence of certain Business practices;
•the absence of certain events;
•insurance policies;
•product warranties and product liability;
•solvency;
•computer systems and data handling;
•CO2 matters;
•information supplied in proxy statement;
•no takeover statutes or appraisal rights are applicable; and
•an acknowledgement that the Company fully disclosed true statements of material fact.

The Asset Purchase Agreement also contains representations and warranties by Buyer to the Company relating to, among other things:

•due organization, valid existence, good standing, and qualification to do business;
•corporate authorization of the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement and the valid and binding nature of the Asset Purchase Agreement;
•brokers; and
•an acknowledgement that Buyer have relied upon their own investigation, review and analysis of the Business.

Covenants and Agreements

The Asset Purchase Agreement contains a number of covenants of the Company to Buyer relating to, among other things:

•cooperation with Buyer for the calendar month in which closing occurs and for up to six calendar months thereafter by taking reasonable actions with respect to any health, dental, group life, short term disability, long term disability or workers compensation insurance coverage with respect to any employee or former employee of the Company, subject to reimbursement by Buyer for any actual costs of the Company;
•cooperation in all reasonable respects with respect to hiring and termination of employees that Parent wishes to hire and termination of restrictive covenants;
•filing and payment when due of all (a) Returns and Taxes with respect to the Company or the Company’s operation of the Business, (b) Transfer Taxes and (c) any other documents or payments due or owing to any Governmental Authority, including with respect to any Tax Clearances;
•obtaining and maintaining insurance policies and coverage for a two-year period after closing with respect to all Company Product-Related Liabilities that are the same, or that are substantially equivalent, as the insurance policies and coverage that the Company had in place at any time during the one-year period prior to closing with respect to Company Product-Related Liabilities;
•use of commercially reasonable efforts to maintain, until the six-year anniversary of the closing, coverage available under all occurrence-based third party liability insurance policies issued to the Company covering the Business, the Company, or the Acquired Assets for claims relating to occurrences prior closing;
•maintaining the Company's organizational existence in good standing for a period of at least seven years after closing;
•change of the Company's name within 10 days after closing to a name that does not include “Red Trail Energy” (or to terminate any related “d/b/a” filings containing “Red Trail Energy”);

•allowing Buyer and their representatives reasonable access to the properties, personnel, books, records, Contracts and other documents of or pertaining to the Company and furnish such additional financial and operating data and other information relating to the business of the Company as Parent or Buyer reasonably request until closing;
•permitting Parent (or any Affiliate of Parent) to conduct interviews with, offer post‑closing employment to, complete employment‑related documents regarding and explain Parent’s employment‑related rules and benefits to, employees of the Company until closing;
•cooperation with Buyer to ensure the transfer of Environmental Attributes and Environmental Attributes Pathways that are Acquired Assets;
•except as to certain permitted disclosures, at all times after closing, keeping confidential and not disclosing and not using, any confidential, proprietary or other non‑public information of the Business, other than as reasonably required for the proper performance of post-closing employment duties;
•abiding during the Restricted Period (from closing till the fifth annual anniversary of the Closing Date), by a covenant not to compete and related covenants regarding non-solicitation of employees, non-solicitation of customers and non-disparagement of Buyer;
•after Closing, granting to Buyer the right and authority to collect for Buyer's own account all Acquired Accounts Receivable and other amounts that are included in the Acquired Assets and to endorse with the name of the Company any checks, drafts or similar instruments received with respect to any of the foregoing;
•agreement not to, directly or indirectly, solicit, initiate, seek or encourage any inquiry, proposal or offer from, furnish any information to or participate in any discussion or negotiation regarding any acquisition of the Company’s equity interests, assets or business, in whole or in part (by purchase, merger, tender offer, statutory share exchange, joint venture or otherwise), except sales of inventory in the Ordinary Course of Business of the Company;
•satisfying promptly each Excluded Liability;
•using reasonable best efforts prior to closing to provide to Buyer, at Buyer's sole cost and expense, reasonable cooperation reasonably requested by Buyer that is necessary and customary for the arrangement (and consummation) of financings of the type contemplated in connection with the arrangement of the debt financing for the purposes of funding the transactions contemplated by the Asset Purchase Agreement;
•cooperation and use of commercially reasonable efforts to assist Parent in connection with the preparation and filing by Parent of a current report on Form 8-K;
•if any Takeover Statute becomes or is deemed to be applicable to the Company, the Asset Purchase Agreement or the transactions contemplated hereby, then the Company, its board of governors, or an appropriate committee thereof shall grant all approvals and take all action necessary to ensure that the transactions contemplated hereby may be consummated and otherwise act to eliminate, or if not possible minimize to the maximum extent possible, the effects of such Takeover Statute on the Asset Purchase Agreement and the transactions contemplated hereby;
•throughout the six‑month period following closing, the Company will, upon reasonable request from Buyer, reasonably cooperate with and reasonably assist Buyer in Buyer efforts to (1) continue and maintain the business relationships of the Company, (2) transition the Business to Buyer or (3) obtain any Permit or third party certification, subject to reimbursement of the Company for the Company’s reasonable out of pocket expenses for the foregoing, unless otherwise provided in the Asset Purchase Agreement.
•duly calling and holding a meeting of its members for the purposes of seeking the requisite approval of the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement with the recommendation of the Board; and
•preparation of this proxy statement with cooperation by Buyer.

The Asset Purchase Agreement contains a number of mutual covenants of Buyer and the Company to each other relating to, among other things:

•each party will, provide reasonable access to and make copies of the Records (including Returns) of or relating to the Business for the seven‑year period after closing;
•each party will keep confidential the terms of the Asset Purchase Agreement;
•each party agrees not to make any public release or announcement regarding the Asset Purchase Agreement or any of the transactions contemplated herein without the prior written consent of the other parties; and
•each party agrees to take such further action as necessary, proper or desirable after closing to carry out any purpose of this Asset Purchase Agreement as any other party reasonable requests to carry out such purpose at the expenses of the requesting party, unless otherwise provided in the Asset Purchase Agreement.

The Asset Purchase Agreement contains a number of covenants of Buyer to the Company relating to, among other things, that if the Company is required to pay RPMG pursuant to an Excluded Contract, any termination fees in connection with, and as result of, the transactions contemplated by the Asset Purchase Agreement, Buyer shall reimburse the Company for the actual amount of such bona fide fees up to an amount not to exceed $2,600,000.

Conduct of Business Prior to Closing

In connection with the Asset Purchase Agreement, the Company has agreed to continue to, through the Closing Date:

•conduct its businesses in its Ordinary Course of Business, and use its reasonable best efforts to preserve the present business operations, organization and goodwill of the Company, keep available the services of the Company’s officers and employees and maintain satisfactory relationships with suppliers, customers, distributors, marketers, and others having business relationships with any of them;
•take the actions to complete the redemption of the RPMG interests, complete the RPMG Agreement on terms satisfactory to Parent and Buyer in their sold discretion, and, using commercially reasonable efforts, obtain and deliver to Buyer executed copies of the Major Contracts listed on Schedule 3.6(b); and
•take all actions necessary to prepare and, in accordance with Applicable Law, file: (1) the requisite carbon intensity pathway applications for ethanol as a clean fuel with carbon, capture and storage, using the Fuel Life Cycle Model as of June 2024 under Canada’s Clean Fuel Regulations, and (2) a carbon intensity score for ethanol as a fuel with carbon, capture and storage under the Clean Fuel Production Credit of Section 45Z of the Code.

In addition, the Company has agreed that, prior to the completion of the Asset Sale or the termination of the Asset Purchase Agreement in accordance with its terms, the Company will not:
•issue, acquire or pledge any equity interest of the Company, declare or pay any dividend or distribution, split, combine or reclassify any of its equity interests or make any other change to its capital structure, or purchase or redeem any equity interest or any other security of the Company;
•except for sales of inventory in its Ordinary Course of Business, make any sale, lease, or license or otherwise dispose of any asset,
•fail to preserve and maintain any Assumed Facility in substantially the same condition as existed on the date hereof, ordinary wear and tear excepted;
•erect any new improvement, make any capital expenditure or purchase or otherwise acquire any asset (other than purchases of inventory in its Ordinary Course of Business and capital expenditures that do not exceed $1,000,000 (individually or in the aggregate));
•acquire a substantial portion of the stock or assets of, any business;
•disclose any confidential, proprietary or non‑public information (other than as is reasonably protected under a customary non‑disclosure Contract);
•adopt a plan of liquidation, dissolution, merger, consolidation, statutory share exchange, restructuring, recapitalization or reorganization;
•grant any Encumbrance on any material asset, other than any Permitted Encumbrance;
•become a guarantor with respect to any obligation of any other Person or assume any obligation of any other Person;
•incur any indebtedness for borrowed money that will not be satisfied at closing pursuant to a Payoff and Release Letter;
•make any loan, advance or capital contribution to, or investment in, any other Person,
•enter any Contract that if entered prior to the date hereof would be a Major Contract, or amend or terminate in any respect that is material and adverse to the Company any Major Contract or waive, release, or assign any material right or claim under any Contract;
•fail to prepare and timely file all Returns with respect to the Company required to be filed before closing or timely withhold and remit any employment Taxes with respect to the Company, settle or compromise any material Tax Liability, or take any other similar action relating to any Tax;
•adopt, enter into, amend or terminate any bonus, profit‑sharing, compensation, severance, termination, pension, retirement, deferred compensation, trust, fund or other arrangement or other Employee Plan for the benefit or welfare of any individual,
•enter into or amend any employment arrangement or relationship with any new or existing employee that has the legal effect of any relationship other than at‑will employment, increase any compensation or benefits of any director, manager, officer, employee or independent contractor or pay any benefit to any director, officer, employee or independent contractor, other than pursuant to an existing Employee Plan or Contract that is, in each case, in an amount consistent with past practice,
•amend or change, or authorize any amendment or change to, any of its Organizational Documents;
•except in its Ordinary Course of Business, (A) pay, discharge, settle or satisfy any claim, obligation, or other Liability or (B) otherwise waive, release, grant, assign, transfer, license or permit to lapse any right;
•abandon, allow to lapse, sell, assign, transfer, grant any security interest in or otherwise encumber or dispose of any Company Intellectual Property, or grant any right or license to any Company Intellectual Property, other than pursuant to non-exclusive licenses entered into in the Ordinary Course of Business; or
•enter into any Contract, or agree or commit (binding or otherwise), to do any of the foregoing.

The Asset Purchase Agreement will not prevent or otherwise restrict the Company or any of its Affiliates from making any dividend or other distribution of cash or cash equivalents at any time before closing.

Reasonable Efforts; Government Approvals and Third Party Consents

All parties will use their reasonable best efforts to fulfill the conditions for closing and to consummate and effect the transaction contemplated herein.

Buyer and the Company have agreed to, within ten Business Days after the execution of the Asset Purchase Agreement, to file with the United States Federal Trade Commission and the United States Department of Justice the required Notification and Report Form pursuant to the HSR Act and related requirements and to promptly submit and otherwise provide any supplemental information requested in connection therewith pursuant to such Applicable Laws. Buyer and the Company will each pay one-half of all filing and submission fees under the HSR Act. Each party has agreed to promptly furnish any necessary information and provide reasonable assistance as requested in connection with its preparation of any filing necessary. The Notification and Report Form have been submitted and we are currently in the waiting period prescribed by the HSR Act.

The Company has agreed to use reasonable best efforts to give any required notices to, and make any required filings and registrations with, other persons and to obtain each Consent listed in Schedule 3.3(b) before closing; provided, however, that the Company is not required to make any material payment to any other person regarding any such Consent other than customary filing fees, Consent fees set forth in any Major Contract, or fees of legal counsel in connection therewith.

Conditions to Completion of the Asset Sale

In addition, the obligations of Buyer to complete the Asset Sale are subject to the fulfillment or waiver by Buyer, at or prior to the closing of the Asset Sale, of each of the following conditions as described and defined in the Asset Purchase Agreement:

•The representations and warranties of the Company will have been true and correct in all material respects as of the date of the Asset Purchase Agreement and will be true and correct in all material respects as of the Closing Date as if made on the Closing Date (or, in each case, if any such representation and warranty is expressly stated to have been made as of a specific date, then, for such representation and warranty, as of such specific date); provided, however, that each Fundamental Representation and each representation and warranty of the Company regarding Material Adverse Effect on the Company will have been true and correct in all respects as of the date of the Asset Purchase Agreement and will be true and correct in all respects as of the Closing Date as if made on the Closing Date.
•The Company will have performed and complied with, in all material respects, all covenants and agreements required by the Asset Purchase Agreement to be performed and complied with by the Company on or before the Closing Date.
•The Company will have delivered to Buyer a certificate duly executed by an authorized officer of the Company, dated the Closing Date, certifying the accuracy of the representations and warranties, the observance and performance, no legal actions, and that the Company has not and does not expect a material adverse effect, in a form reasonably satisfactory to Buyer.
•Parent will have met with the employees of the Company of Parent’s choosing regarding post-closing employment and will be satisfied, in Parent’s reasonable discretion, that in connection with closing a sufficient number (including in each level of seniority, role and location) of such employees of the Company will accept such employment and thereafter continue employment with Parent or any Affiliate of Parent.
•The Company will have delivered to Buyer written releases of each Encumbrance on any Acquired Asset (other than any Permitted Encumbrance) and payoff letters with respect to any Indebtedness of the Company (or related Encumbrance) with respect to any Acquired Asset or Assumed Liability such that taking the actions contemplated in each letter will result in there being no such Encumbrance (other than any Permitted Encumbrance) or Indebtedness as of consummation of closing.
•The Company will have delivered to Buyer an assignment of the Company’s rights under each Assumed Real Property Lease, and a landlord consent and estoppel certificate, and a subordination, non-disturbance, and attornment agreement regarding each Assumed Real Property Lease.
•The Company will have delivered to Buyer each Required Consent.
•The Company will have delivered to Buyer all Tax Clearances from all jurisdictions in which the Company is subject to any Tax and, if applicable, any waiting period for receiving such Tax Clearances will have lapsed under Applicable Law. The Parties will have complied with the requirements and communications of the applicable jurisdictions such that Buyer and each Affiliate of Buyer will not have any related successor liability or other Liability.
•The applicable waiting period, and any extension thereof, under the HSR Act will have expired or duly terminated.
•The Company will not have had, or would reasonably be expected to have had, any Material Adverse Effect since the date of the Asset Purchase Agreement.
•There will not be any Applicable Law that restrains, prohibits, enjoins, or otherwise inhibits (whether temporarily, preliminarily, or permanently) consummation of any transaction contemplated herein that has been enacted, issued, promulgated, enforced, or entered. There will not be any pending or Threatened Proceeding by any Governmental Authority that seeks to restrain, prohibit, enjoin, or otherwise inhibit (whether temporarily, preliminarily, or permanently), or that reasonably could cause the rescission of or challenge the legality or validity of, consummation of any transaction contemplated herein.
•No Key Person will have repudiated or anticipatorily breached or rejected or made any request to alter any provision of, or otherwise demonstrated any intent not to honor, such Key Person’s Offer Letter.
•The Company will have delivered to Buyer the documentation regarding Tail Insurance.
•The Company will have delivered to Buyer a good standing certificate, dated within five days before closing, from the Secretary of State (or comparable Governmental Authority) of each state or jurisdiction in which the Company was organized and each state or jurisdiction in which the Company is qualified to do business, each stating that the Company is in good standing therein.

•The Company will have delivered, with respect to each parcel of Owned Real Property, a recordable warranty deed or deeds in substantially in a form provided and dated the Closing Date, executed and notarized by the Company, conveying the Owned Real Property to the applicable Buyer subject only to Permitted Encumbrances. Buyer shall have received an owner’s title insurance policy with respect to each Owned Real Property, issued by a nationally recognized title insurance company reasonably acceptable to Buyer, effective as of the Closing Date, insuring such Buyer in such amounts and together with such endorsements, and otherwise in such form, as such Buyer shall reasonably require. Such title insurance policy shall insure fee simple title to each Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. Buyer shall have received an appropriately certified ALTA/NSPS Land Title Survey covering each Owned Real Property, showing no Encumbrances other than the Permitted Encumbrances and otherwise in form and substance reasonably satisfactory to Buyer.
•Buyer shall have obtained each license (or similar authorization) or other Permit, from each applicable Governmental Authority that Buyer must possess to properly operate the Business as proposed to be conducted by Buyer under Applicable Law, including without limitation, transfer of the Permit for Carbon Dioxide Injection in a final decision that is non-appealable to any agency or court of competent jurisdiction.
•The Company will have delivered to Buyer evidence reasonably satisfactory to Buyer that the redemption of the RPMG interests was completed, the RPMG agreement on terms satisfactory to Parent and Buyer in their sold discretion was completed, and, using commercially reasonable efforts, the Major Contracts were obtained and delivered to Buyer prior to closing.
•The Company will have delivered to Buyer the documentation terminating employee restrictive covenants.
•Each Key Person and each other employee of the Company designated by Buyer prior to closing will have signed and delivered to Buyer an employment or consulting agreement and restrictive covenant agreement with and in favor of Buyer or an Affiliate of Buyer, each in form and substance reasonably satisfactory to Buyer.
•The Requisite Company Member Approval shall have been obtained.
•Parent and Buyer shall have obtained the Debt Financing (which includes that the funds from the Debt Financing shall be available to Parent and Buyer prior to the closing) on terms satisfactory to Parent and Buyer in their sole discretion.
•The Company will have delivered to Buyer all other documents and items required by the Asset Purchase Agreement to be delivered, or caused to be delivered, by the Company at or before closing, each in a form reasonably acceptable to Buyer (or as the Asset Purchase Agreement otherwise requires).

In addition, the Company’s obligation to complete the Asset Sale is subject to the fulfillment or the Company’s waiver, at or prior to the closing of the Asset Sale, of each of the following conditions:

•Each representation and warranty of Buyer will have been true and correct in all material respects as of the date of the Asset Purchase Agreement and will be true and correct in all material respects as of the Closing Date as if made on the Closing Date (or, in each case, if any such representation and warranty is expressly stated to have been made as of a specific date, then, for such representation and warranty, as of such specific date).
•Buyer will have performed and complied with, in all material respects, all covenants and agreements required by the Asset Purchase Agreement to be performed and complied with by Buyer on or before the Closing Date.
•Buyer will have delivered to the Company a certificate duly executed by an authorized officer of each Buyer, dated the Closing Date, certifying the accuracy of the representations and warranties and the observance and performance in a form reasonably satisfactory to the Company.
•The applicable waiting period, and any extension thereof, under the HSR Act will have expired or been duly terminated.
•There will not be any Applicable Law that restrains, prohibits, enjoins, or otherwise inhibits (whether temporarily, preliminarily, or permanently) consummation of any transaction contemplated herein that has been enacted, issued, promulgated, enforced, or entered. There will not be any pending or Threatened Proceeding by any Governmental Authority that seeks to restrain, prohibit, enjoin, or otherwise inhibit (whether temporarily, preliminarily, or permanently), or that reasonably could cause the rescission of or challenge the legality or validity of, consummation of any transaction contemplated herein.
•Requisite Company Member Approval shall have been obtained.
•Buyer will have delivered all other documents and items required by the Asset Purchase Agreement to be delivered, or caused to be delivered, by Buyer at or before closing, each in a form reasonably acceptable to the Company (or as the Asset Purchase Agreement otherwise requires).

Survival and Indemnification

The representations and warranties shall survive the closing until the date that is 12 months following the Closing Date except that each Fundamental Representation will survive until the later of 60 days after the date that all liability relating thereto is barred by all applicable statutes of limitation or the seventh annual anniversary of the Closing Date. The covenants and other agreements of the parties contained in the Asset Purchase Agreement shall survive the Closing Date until all liability hereunder relating thereto is barred by all applicable statutes of limitation. Such claim and associated right to indemnification, defense or to be held harmless will not expire or terminate before final determination and satisfaction of such claim.

The Company will indemnify, defend, and hold harmless Buyer from and against any Loss of Parent, Buyer or any of Buyer's Other Indemnified Persons arising out of, relating to, or resulting from, directly or indirectly (and whether or not involving any third party), any:

•breach of or inaccuracy in any representation or warranty of the Company as of the date of the Asset Purchase Agreement or as of closing;
•breach of any covenant or agreement to be performed by the Company;
•Tax Loss;
•conduct of the Business or ownership, use, condition, possession, or operation of any of the Acquired Assets before closing;
•Excluded Liability (including any Liability that becomes or purportedly becomes a Liability of Parent, Buyer or any of Buyer's Other Indemnified Persons under any common law doctrine of de facto merger, under any successor liability, under any bulk sales or Tax requirement, under any Applicable Law or under any similar doctrine, legal principle or requirement);
•Excluded Asset;
•failure to obtain at or before closing any Consent;
•Seller Product-Related Liability that is not an Assumed Liability or Affiliate Liability, Employment Liability, Environmental Liability, Environmental Attribute Liability (including the establishment of a physical buffer), Plan Liability, Tax, or Indebtedness; or
•items set forth on Exhibit 7.1(i).

The Company will not have any obligation under unless and until the aggregate amount of Losses exceeds $630,000 (the “Deductible”), and then only for the amount of such Losses in excess of the Deductible. In addition, the Company's obligations in the aggregate will not exceed $1,260,000 (the "Cap"). However, the cap and deductible do not apply to obligations with respect to any Fundamental Representation.

Following the Closing Date, Buyer will indemnify, defend, and hold harmless the Company from and against any Loss of the Company any of the Company's Other Indemnified Persons arising out of, relating to or resulting from, directly or indirectly (and whether or not involving a third party), any:

•breach of or inaccuracy in any representation or warranty of Buyer as of the closing;
•breach of any covenant or agreement to be performed by Buyer following the Closing Date;
•Assumed Liability (including any Seller Product-Related Liability that is an Assumed Liability); or
•the ownership, use, possession or operation of any of the Acquired Assets, except to the extent the related Loss relates to an Excluded Liability or any breach of any representation, warranty, covenant or agreement made by the Company or the Company is obligated therefor under another term of the Asset Purchase Agreement.

Buyer will not have any obligation under unless and until the aggregate amount of Losses exceeds $630,000 (the “Deductible”), and then only for the amount of such Losses in excess of the Deductible. In addition, the Company's obligations in the aggregate will not exceed $1,260,000. However, the cap and deductible do not apply to obligations with respect to any Fundamental Representation.

Employees

Buyer currently plans to offer to employ certain specified employees of the Company following the closing. The Company shall be solely responsible for the costs of termination, if any, of any Company employees that are not offered positions by Buyer and those who do not accept positions with Buyer.

In addition, the obligation of Buyer to complete the Asset Sale is subject to the Parent having met with the employees of the Company of Parent’s choosing regarding post-closing employment with Parent or any Affiliate of Parent and related employment matters and having been satisfied immediately prior to closing, in Parent’s reasonable discretion, that in connection with closing a sufficient number (including in each level of seniority, role and location) of such employees of the Company will accept such employment and thereafter continue employment with Parent or any Affiliate of Parent.

Termination of the Asset Purchase Agreement

The Asset Purchase Agreement may be terminated before closing only as follows:

•by mutual written consent of Buyer and the Company;
•by either Buyer or the Company, if closing has not occurred on or before June 30, 2025 (the “Outside Date”);
•by Buyer, if any condition to the obligations of Buyer to complete the Asset Sale becomes incapable of fulfillment by the Outside Date; provided that Buyer has not waived such condition;

•by the Company, if any condition if any condition to the obligations of Buyer to complete the Asset Sale becomes incapable of fulfillment by the Outside Date; provided that the Company has not waived such condition;
•by Buyer, if the Company commits a material breach of any term of the Asset Purchase Agreement and such breach is not cured within 15 days after the date on which Buyer gives to the Company written notice of such breach; provided that Buyer have not waived such breach; or
•by Company, if a Buyer commits a material breach of any term of the Asset Purchase Agreement and such breach is not cured within 15 days after the date on which the Company gives to such Buyer written notice of such breach; provided that the Company has not waived such breach.

Termination Fee

The Asset Purchase Agreement requires Buyer to deposit $10,000,000 of the purchase price into an escrow account (the "'Earnest Money Deposit"). The Company shall have the right to retain the Earnest Money Deposit Amount in the event of a termination of the Asset Purchase Agreement unless the Buyer terminates because the Company commits a material breach of any term of the Asset Purchase Agreement and such breach is not cured within 15 days after the date on which Buyer gives the Company written notice of such breach or if the Company fails to obtain the approval of its members of the Asset Sale. In those instances, the Earnest Money Deposit will be returned to Buyer.

Expenses

Except as to the rights the Company may have to a termination fee, filing fees required under the HSR Act and costs and expenses related to the representation and warranty insurance policy contemplated to be obtained and bound by Buyer prior to the closing of the Asset Sale, each party will bear its own costs and expenses incurred in connection with the transactions contemplated herein.

Governing Law; Venue Selection

The Asset Purchase Agreement will be construed and enforced in accordance with the substantive laws of the State of Delaware without reference to principles of conflicts of law. All proceedings arising in connection with the Asset Purchase Agreement or the transactions contemplated thereby must be brought in any state court in Delaware or federal court whose jurisdiction includes Delaware.

PROPOSAL NO. 2 - THE NAME CHANGE PROPOSAL

If approved, the Name Change Proposal would permit us to file an amendment to the Articles of Organization of the Company to change its name to South 8 Energy, LLC or such other name approved by the Board, following, and conditioned upon, the closing of the Asset Sale.

The Red Trail Energy name is an asset of the Company and the rights to this name will be transferred to Buyer as part of the Asset Sale. Upon transferring the right to this name, we will no longer have the right to use this name and will be required to change the name of our Company in accordance with applicable law.

The Name Change Proposal is contingent upon the closing of the Asset Sale. If the members do not approve the Asset Sale then the Name Change Proposal will not become effective or implemented by the Board. Likewise, if the Asset Sale is approved by our members, but the Asset Sale does not close, then the Name Change Proposal will not become effective or be implemented by the Board.

If a quorum is present at the Special Meeting, approval of the Name Change Proposal requires the affirmative vote of members holding a majority of the membership units represented at the Special Meeting and entitled to vote. These votes can be from members that are present in person or represented by proxy at the Special Meeting.

If you abstain from voting, it will have the effect of a vote "AGAINST" the Name Change Proposal. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the Special Meeting.
The Board recommends that you vote "FOR" the Name Change Proposal.

PROPOSAL NO. 3 - THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, if our Board determines that it is necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale and/or the Name Change Proposal. If approved, the Adjournment Proposal would permit us to adjourn or postpone the Special Meeting to give us time to solicit additional proxies to approve the Asset Sale and/or Name Change Proposal or seek to convince members who have voted against the Asset Sale and/or Name Change Proposal to change their votes. Additionally, we could adjourn or postpone the Special Meeting if a quorum is not present to solicit additional proxies.

If a quorum is present at the Special Meeting, approval of the Adjournment Proposal requires the affirmative vote of members holding a majority of the membership units represented at the Special Meeting and entitled to vote. These votes can be from members that are present in person or represented by proxy at the Special Meeting.

If you abstain from voting, it will have the effect of a vote "AGAINST" the Adjournment Proposal. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the Special Meeting.

The Board recommends that you vote "FOR" the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, a person named in the tables below has sole voting and sole investment power for all membership units beneficially owned by that person. In addition, unless otherwise indicated, all persons named below can be reached at Red Trail Energy, LLC at 3682 Highway 8 South, P.O. Box 11, Richardton, ND 58652.
As of October 28, 2024, the following persons or entities are known by us to be the beneficial owners of more than 5% of the outstanding units:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Gerald and Carolyn Keller	2,403,791	5.99%

As of October 28, 2024, members of our management and the Board own membership units as set forth in the table below:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Ronald Aberle, Governor	334,587(1)	0.83%
Membership Units	Mike Appert, Governor	1,350,000(2)	3.36%
Membership Units	Ambrose Hoff, Governor	780,000(3)	1.94%
Membership Units	Frank Kirschenheiter, Governor	100,000	*
Membership Units	Syd Lawler, Governor	205,000(4)	*
Membership Units	Sid Mauch, Governor	66,500(5)	*
Membership Units	William Price, Governor	400,000(7)	*
Membership Units	Jodi Johnson, CEO	—	—%
Membership Units	Joni Entze, CFO	—	—%
Membership Units	Ryan Wiege, Grain Merchandiser	—	—%
TOTAL:	Governors/Officers/Nominees as a Group	3,236,087	8.06%
(*)     Designates less than one percent ownership.

(1)    Includes 314,587 units owned jointly with Mr. Aberle's spouse. Additionally, 20,000 units are held by Old Ten Investment, of which Mr. Aberle is a partner and of which Mr. Aberle disclaims beneficial ownership.
(2)     Includes 380,000 units which Mr. Appert owns jointly with his spouse and 100,000 units held directly by his son of which Mr. Appert disclaims beneficial ownership.  Additionally, 160,000 units are held by Appert Acres, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership, and 210,000 units are held by Appert Farms, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership.
(3)    Includes 480,000 units owned jointly with Mr. Hoff's spouse.  Additionally, 300,000 units are held by Richardton Development Company, of which Mr. Hoff serves as an officer and of which Mr. Hoff disclaims beneficial ownership.
(4)    Includes 105,000 units owned jointly with Mr. Lawler's spouse.
(5)    Includes 65,500 units owned jointly with Mr. Mauch's spouse.
(7)    Includes 300,000 units which Mr. Price owns jointly with his brother and 100,000 units held jointly with his brother and mother.

MEMBER PROPOSALS FOR THE 2025 ANNUAL MEETING OF MEMBERS

We currently anticipate holding the 2025 annual meeting of members in March of 2025. The Company is not required to consider any proposal or governor nomination petition that does not meet the requirements of the SEC and our Amended and Restated Operating Agreement and therefore, any member who wishes to submit a proposal or governor nomination petition is encouraged to seek independent counsel about the requirements of the SEC and our Amended and Restated Operating Agreement.

Member Proposals to be Considered for Inclusion in the Company’s 2025 Proxy Statement Under SEC Rules
Under applicable SEC rules, including Rule 14a-8 of the Exchange Act, any member proposal to be considered for inclusion in the Company's 2025 annual meeting proxy statement, must be submitted in writing to the Company, by October 1, 2024 (approximately 120 days prior to the one year anniversary date of the mailing of the 2024 proxy materials for the 2024 annual meeting). The Company suggests that proposals for the 2025 annual meeting of the members be submitted by certified mail-return receipt requested. Proposals submitted later than October 1, 2024, will be considered untimely and will not be included in the Company’s proxy statement for the 2025 annual meeting of members.
In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. Our Board will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our Board on an appropriate response to such proposals.

Requirements for Member Proposals to be Brought Before the 2025 Annual Meeting of Members
Members who intend to present a proposal at the 2025 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than December 16, 2024 (approximately 45 days prior to the one year anniversary date of the mailing of the 2024 proxy materials for the 2024 annual meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2025 annual meeting by December 16, 2024, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

2025 Annual Meeting Governor Nominations

Three governor positions will stand for election at the 2025 annual meeting. Nominations for governor positions are made nominating committee appointed by the Board.
In addition, our Amended and Restated Operating Agreement provides that members must give advance notice to the Company of any person that they propose be nominated as a governor. Under the advance notice provision, to be timely, a member's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of members. With regard to governor nominations, the notice must also set forth (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five (5) years, (d) the number of membership units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such membership units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person's proposal for nomination and election as a governor and actions to be proposed or taken by such person if elected a governor; and (f) the written consent of each person so proposed to serve as a governor if nominated and elected as a governor.

Any nomination petition or nominee statement which is not fully completed and properly executed, is not received within the time period provided above or is not true, accurate and complete in all respects, may be rejected by the Company and, if rejected, shall be returned by the Company to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be. Each nominee must meet all qualification requirements for elected governors as may exist at the time of the nomination and at the time of election.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The Company’s SEC filings are available to the public at the website maintained by the SEC at https://www.sec.gov/edgar/search, by searching for the Company, "Red Trail Energy LLC". Information about us is also available at our website at www.redtrailenergyllc.com, under "SEC Compliance," which includes links to reports we have filed with the SEC and additional information regarding the Company. The contents of our website are not incorporated by reference in this proxy statement.

You should rely only on the information contained in this proxy statement, including the appendices attached hereto or the information incorporated by reference herein, to vote your membership units at the Special Meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated October 18, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement.

This proxy statement incorporates by reference the documents set forth below that we previously filed with the SEC:

•Current Report on Form 8-K filed with the SEC on December 27, 2023;
•Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 29, 2023;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 1, 2024;
•Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2023, filed with the SEC on February 15, 2024;
•Current Report on Form 8-K filed with the SEC on March 5, 2024;
•Current Report on Form 8-K filed with the SEC on March 14, 2024;
•Current Report on Form 8-K filed with the SEC on April 8, 2024;
•Current Report on Form 8-K filed with the SEC on April 18, 2024;
•Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;
•Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC August 14, 2024; and
•Current Report on Form 8-K, filed with the SEC on September 16, 2024.

This proxy statement also incorporates by reference the documents set forth below that Gevo previously filed with the SEC:

•Current Report on Form 8-K filed with the SEC on January 3, 2024;
•Current Report on Form 8-K filed with the SEC on January 24, 2024;
•Current Report on Form 8-K filed with the SEC on March 4, 2024;
•Current Report on Form 8-K filed with the SEC on March 7, 2024;
•Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024;
•Current Report on Form 8-K filed with the SEC on April 1, 2024;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2024;
•Current Report on Form 8-K filed with the SEC on May 2, 2024;
•Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 2, 2024;
•Current Report on Form 8-K filed with the SEC on May 23, 2024;
•Current Report on Form 8-K filed with the SEC on June 7, 2024;
•Current Report on Form 8-K filed with the SEC on August 8, 2024;
•Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 8, 2024;
•Current Report on Form 8-K filed with the SEC on August 16, 2024;
•Current Report on Form 8-K filed with the SEC on August 21, 2024;
•Current Report on Form 8-K filed with the SEC on August 29, 2024;
•Current Report on Form 8-K filed with the SEC on September 12, 2024;
•Current Report on Form 8-K filed with the SEC on September 26, 2024;

•Current Report on Form 8-K filed with the SEC on September 30, 2024; and
•Current Report on Form 8-K filed with the SEC on October 16, 2024.

You may also obtain any of the documents incorporated by reference into this proxy statement from the Company without charge as follows: (i) by calling our office at (701) 974-3308 or toll free at (855) 974-3308, to request documents; (ii) by written request at Red Trail Energy, LLC at P.O. Box 11, Richardton, ND 58652; (iii) by emailing at proxy@redtrailenergy.com to request documents; or (iv) by requesting documents on our website at http://www.redtrailenergy.com.

In order to receive timely delivery of requested documents in advance of the Special Meeting, your request should be received no later than five business days before the date of the Special Meeting, which means your request should be received no later than November 28, 2024. If you request any documents, the Company will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Asset Sale.

Compensation of Named Executive Officers; Golden Parachutes

No executive officer of the Company will be paid any additional compensation by the Company based on, or otherwise relating to, the Asset Sale except that our Chief Executive Officer, Jodi Johnson, will receive a retention bonus of approximately $25,000 from the Company in connection with the closing of the Asset Sale.

Other Matters of the Special Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the Special Meeting is that set forth above. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

APPENDIX A
FORM OF PROXY CARD - SUBJECT TO COMPLETION

RED TRAIL ENERGY, LLC
PROXY SOLICITED ON BEHALF OF OUR BOARD OF GOVERNORS
FOR THE SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER 5, 2024

Member Name:	Vote by Mail or Facsimile:
1) Read the Proxy Statement
Number of Units:	2) Mark your vote in the appropriate boxes below
3) Sign and date the proxy card

4) Return the proxy card via fax to (701) 974-3309, by mail to the Company at P.O. Box 11, Richardton, ND 58652 or scan and e-mail the proxy card to proxy@redtrailenergy.com by 4:00 p.m. on Wednesday, December 4, 2024.

PROPOSAL ONE.    Approval of the sale by the Company of substantially all of its assets pursuant to the Asset Purchase Agreement dated September 10, 2024 by and between the Company, Gevo, Inc., and its wholly owned subsidiaries Richardton CCS, LLC and Net-Zero Richardton, LLC (the "Asset Sale").

For	Against	Abstain
1	1	1

PROPOSAL TWO.    Approval of the proposal to amend the Articles of Organization of the Company to change its name to South 8 Energy, LLC or such other name approved by the Board, following, and conditioned upon, the approval and closing of the Asset Sale (the "Name Change Proposal").

For	Against	Abstain
1	1	1

PROPOSAL THREE.    Approval of the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale and/or the Name Change Proposal (the "Adjournment Proposal").

For	Against	Abstain
1	1	1

By signing this proxy card, the undersigned hereby appoints Michael Appert and Ronald Aberle, and each or either of them, with the power of substitution, as proxies to represent the undersigned at the Special Meeting of Members to be held on Thursday, December 5, 2024, and at adjournment or postponement thereof, on any matters coming before the meeting. The proxies will vote on the proposals set forth in the notice of the meeting and proxy statement as specified on this card.

This proxy card, if signed and returned, will be voted in accordance with your instructions above and authorizes the proxies to take action in their discretion upon other matters that may properly come before the meeting. If you sign and submit your proxy card to the Company but do not mark any boxes, the proxies will vote your membership units "FOR" the proposals for which a choice was not specified. The proxies cannot vote your units unless you sign and return this card.
Appendix A - Page 1

Please sign exactly as your name appears on your unit certificate. When units are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Unit Holder	Joint Owner Signature
Print Name	Print Name of Joint Owner
Title (if entity)
Date	Date

Appendix A - Page 2

APPENDIX B

ASSET PURCHASE AGREEMENT

Appendix B - Page 1

ASSET PURCHASE AGREEMENT

BETWEEN

GEVO, INC.,

RICHARDTON CCS, LLC,

NET-ZERO RICHARDTON, LLC,

AND

RED TRAIL ENERGY, LLC

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Table of Contents

ARTICLE 1 - SALE AND PURCHASE **1**
1.1 Certain Definitions Relating to Transactions 1
1.2 Sale and Purchase of Acquired Assets 4
1.3 Excluded Assets 4
1.4 Assumed Liabilities 5
1.5 Excluded Liabilities 5

ARTICLE 2 - PURCHASE PRICE AND ADJUSTMENT **5**
2.1 Purchase Price 5
2.2 Calculation of Estimated Closing Purchase Price for Closing and Estimated Prorated Items for Closing 5
2.3 Payment of Earnest Money Deposit Amount 6
2.4 Payment of Estimated Closing Purchase Price at Closing 6
2.5 Purchase Price Adjustments 7
2.6 Allocation of Purchase Price 9

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER **9**
3.1 Organization and Good Standing 9
3.2 Authority; Binding Agreement 9
3.3 Conflicts and Consents 10
3.4 Financial Statements; SEC Reports 10
3.5 Certain Legal Matters and Undisclosed Liabilities 12
3.6 Contracts 13
3.7 Certain Assets 15
3.8 Intellectual Property 15
3.9 Inventory 16
3.10 Accounts Receivable 17
3.11 Real Property 17
3.12 Environmental Matters and Environmental Attributes 18
3.13 Employees and Independent Contractors 20
3.14 Employee Benefits 21
3.15 Taxes 22
3.16 Transactions with Affiliates or Related Persons 23
3.17 Customers and Suppliers 23
3.18 Absence of Certain Business Practices 23
3.19 Absence of Certain Events 23
3.20 Insurance 24
3.21 Product Warranties and Product Liability 24
3.22 Solvency 25
3.23 Computer Systems; Data Handling 25
3.24 Brokers 27
3.25 CO2 Matters 27
3.26 Information Supplied 27
3.27 Takeover Statutes; No Appraisal Rights 27
3.28 Full Disclosure 28

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BUYERS **28**
4.1 Organization and Good Standing 28
4.2 Authority; Binding Agreement 28
4.3 Brokers 28

ARTICLE 5 - CERTAIN COVENANTS AND AGREEMENTS **28**
5.1 Employment-Related Acknowledgements and Agreements 28
5.2 Cooperation Regarding Termination and Hiring of Employees 29

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5.3 Tax Returns and Transfer Taxes 30
5.4 Tail Insurance 30
5.5 Pre-Closing Conduct of Business. 31
5.6 Items to Proper Party and Certain Reimbursements 33
5.7 Maintenance of Existence 33
5.8 Change of Name 33
5.9 Access to Information; Cooperation 33
5.10 Confidentiality and Publicity 34
5.11 Covenant Not to Compete and Related Covenants 35
5.12 Collection of Acquired Accounts Receivable 36
5.13 Movement of Certain Acquired Assets 37
5.14 Certain Actions to Close Transactions 37
5.15 No Shop 37
5.16 Data Room Copies 37
5.17 Satisfaction of Excluded Liabilities 38
5.18 Financing Assistance 38
5.19 Further Assurances and Other Transition Actions 39
5.20 Members Meeting; Preparation of Proxy Statement 40
5.21 RPMG Rail Car Lease Termination Fee 41

ARTICLE 6 - CLOSING 41
6.1 Closing 41
6.2 Conditions to Obligation of Parent and Buyers to Close 41
6.3 Conditions to Obligation of Seller to Close 44
6.4 Closing Deliveries by Seller 45
6.5 Closing Deliveries by Buyers 45
6.6 Termination of Agreement 46
6.7 Effect of Termination 46

ARTICLE 7 - INDEMNIFICATION AND RELATED MATTERS 47
7.1 Obligations of Seller 47
7.2 Obligations of Buyers 47
7.3 Certain Limitations and Other Matters Regarding Claims 48
7.4 Certain Survival Periods 49
7.5 Notice of Claims and Procedures 50
7.6 Mitigation 51
7.7 Indemnification Adjusts Purchase Price for Tax Purposes 51
7.8 Right of Set Off 51
7.9 Escrows 51

ARTICLE 8 - CERTAIN GENERAL TERMS AND OTHER AGREEMENTS 51
8.1 Notices 51
8.2 Expenses 52
8.3 Interpretation; Construction 52
8.4 Parties in Interest; No Third-Party Beneficiaries 53
8.5 Governing Law 53
8.6 Jurisdiction, Venue and Waiver of Jury Trial 53
8.7 Entire Agreement; Amendment; Waiver 54
8.8 Assignment; Binding Effect 54
8.9 Severability; Blue-Pencil 54
8.10 Counterparts 55
8.11 Disclosure Schedules 55

ARTICLE 9 - CERTAIN DEFINITIONS 55

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of September [10], 2024, by and between Gevo, Inc., a Delaware corporation ("Parent"), Richardton CCS, LLC, a Delaware limited liability company ("R-CCS"), Net-Zero Richardton, LLC, a Delaware limited liability company ("NZ-R" and together with R-CCS, the "Buyers"), and Red Trail Energy, LLC, a North Dakota limited liability company ("Seller"). Parent, Buyers and Seller are each also sometimes referred to as a "Party." Section 8.3 contains certain interpretations and constructions used herein. Article 9 contains the meanings of certain capitalized terms used herein.

Recitals

A. Seller owns an ethanol plant ("Ethanol Plant"), Class VI well and carbon capture and sequestration ("CCS") assets near Richardton, North Dakota in Stark County. Seller is engaged in the business of (i) producing, marketing and distributing ethanol and related co-products, including without limitation, distillers grains and corn oil from the Ethanol Plant (the "Ethanol Business"), and (ii) maintaining and operating CCS equipment which captures and stores CO2 and injects it for permanent storage into an underground Class VI well (the "Carbon Business" and together with the Ethanol Business and any other related business activity of Seller, the "Business").

B. R-CCS and NZ-R are wholly-owned Subsidiaries of Parent.

C. At Closing, Seller will sell, convey, transfer and assign, and Buyers will purchase and assume, certain assets and liabilities of Seller, upon and subject to the terms herein.

D. Contemporaneously with the Parties' execution and delivery of this Agreement, each Key Person is receiving a conditional offer letter containing the terms of such Key Person's post-Closing employment or other engagement with Parent or an Affiliate of Parent, effective upon Closing (each such letter is an "Offer Letter").

E. Contemporaneously with the Parties' execution and delivery of this Agreement, Parent, Seller and JPMorgan Chase Bank, N.A. (the "Escrow Agent") are executing and delivering an Escrow Agreement, effective as of the date hereof (the "Escrow Agreement").

F. Contemporaneously with the Parties' execution and delivery of this Agreement, certain holders of Class A Membership Units of Seller (including each holder thereof who is a governor or officer) are executing voting agreements in favor of Parent.

Agreement

In consideration of the foregoing, which is a part of this Agreement, and the representations, warranties, covenants and agreements in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, each Party hereby agrees as follows:

ARTICLE 1 - SALE AND PURCHASE

1.1 **Certain Definitions Relating to Transactions**. For purposes of this Agreement, the following definitions apply:

(a) **Acquired Assets Defined**. "Acquired Assets" means all assets, properties, rights, claims and privileges of Seller of every kind and nature whatsoever and wherever located, except that Acquired Assets does not mean any Excluded Asset. Without limiting the generality of the foregoing, the Acquired Assets include the following:

(1) all goodwill with respect to the Business;

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(3) all accounts receivable (including retainage) with respect to the Business (collectively, the "Acquired Accounts Receivable");

(4) subject to Section 5.1(a), all Contracts with respect to the Business other than any Excluded Contract (each such Contract is an "Assumed Contract");

(5) all Owned Real Property, together with any and all rights, titles, and interests of Seller in and to the lands and subsurface Reservoirs and Pore Spaces covered or burdened thereby;

(6) each Real Property Lease that is listed in Exhibit 1.1(a)(6), together with all leasehold improvements and other similar assets, and all rights of Seller under each such Contract (each such Real Property Lease so listed, and only such a listed Real Property Lease, is an "Assumed Real Property Lease");

(8) all Seller Intellectual Property, including Seller's name, any website and its content and any domain names;

(10) all customer, supplier and service provider lists and similar information with respect to the Business, all other contact information, mailing lists and similar files with respect to the Business and all other books, reports, databases, information and other Records with respect to the Business (for the avoidance of doubt, other than (A) any duplicate copy that is an Excluded Record or (B) any (if any) employment-related record that Seller is prohibited from transferring to a Buyer pursuant to Applicable Law);

(13) all prepaid utilities, prepaid rents, prepaid costs and expenses, advance payments and other prepayments, security deposits and other deposits and other similar assets and amounts with respect to the Business paid by or on behalf of Seller (for the avoidance of doubt, other than items described in Section 1.1(b)(3));

(14) all maintenance and capital spares, joints, valves, parts and tools (collectively, the "Spares");

(15) other than as otherwise expressly stated herein, all causes of action or claims of Seller and all rights of Seller under any representation, warranty, guarantee or similar obligation or assurance by any third party with respect to the Business (including any manufacturer, supplier or other transferor of any Acquired Asset or of any product or service that Seller designed, manufactured, promoted, sold, assembled, warehoused, delivered, installed, finished or serviced,

2

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Appendix B - Page 6

and including all related rights under any insurance policy or coverage of or regarding any such third party);

(16) except as otherwise expressly stated herein (including in Section 1.1(b)(14)), all rights relating to causes of action, rights of recovery, rights of set-off, warranty claims, refunds, credits and other similar rights relating to undertakings of third parties, Encumbrances and other claims with respect to the Business; and

(17) all other assets of Seller listed in Exhibit 1.1(a)(17).

(b) **Excluded Assets Defined**. "Excluded Assets" means:

(1) (A) all minute books, ownership records and seals of Seller, (B) all other documents relating to the organization and existence of Seller, (C) all Returns of Seller, (D) any record of Seller only relating to an Excluded Asset, and (E) one or more duplicate copies (as Buyers are purchasing the originals and all other copies) of all other records of the Business, which copies Seller has already obtained for itself prior to Closing (collectively, the "Excluded Records");

(2) all Tax-related identification numbers of Seller;

(3) all amounts pre-paid by Seller with respect to (A) Taxes and all refunds from Governmental Authorities regarding such Taxes (except to the extent included in Net Working Capital) or (B) any other Excluded Asset;

(4) each Contract listed in Exhibit 1.1(b)(4) (each Contract listed in Exhibit 1.1(b)(4) is an "Excluded Contract");

(5) all amounts owed to Seller from any employee of Seller that arose in connection with such employee's employment with Seller (including with respect to any loan to such an employee);

(6) all Employee Plans and assets thereof (for the avoidance of doubt, the Acquired Assets will include any employment-related record in connection therewith that Seller is not prohibited by Applicable Law from transferring to Buyers);

(10) all credit cards, debit cards and similar items of Seller (including if used by any employee);

(11) all causes of action or claims of Seller and all rights of Seller under any representation, warranty, guarantee or similar obligation or assurance by any third party with respect to the Business (including any manufacturer, supplier or other transferor of any Acquired Asset or of any product or service that Seller designed, manufactured, promoted, sold, assembled, warehoused, delivered, installed, finished or serviced, and including all related rights under any

3

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insurance policy or coverage of or regarding any such third party), in each case to the extent that such an item is not with respect to an Acquired Asset or Assumed Liability;

(12) the RPMG Interests;

(14) all rights of Seller under this Agreement or any Transaction Document; and

(15) all other assets of Seller listed in Exhibit 1.1(b)(15).

(c) **Assumed Liability Defined**. "Assumed Liability" means, subject to Section 1.5, each liability or obligation of Seller that is:

(d) **Excluded Liability Defined**. "Excluded Liability" means each Liability of Seller that is not an Assumed Liability, including, without limitation, any Environmental Liability, Environmental Attribute Liability or derivatives fair value liabilities (i.e. hedge accounts pertaining to commodities derivative instruments at fair value), or any accrued loss on firm purchase commitments as determined in accordance with the Transaction Accounting Principles.

1.2 **Sale and Purchase of Acquired Assets**. Under and subject to the terms herein, at Closing,

(a) Seller will sell, convey, transfer and assign to R-CCS free and clear of all Encumbrances, other than Permitted Encumbrances, and R-CCS will purchase from Seller, all of Seller's right, title and interest in and to each Acquired Asset relating to the Carbon Business, in exchange for a corresponding portion of the Purchase Price; and

(b) Seller will sell, convey, transfer and assign to NZ-R free and clear of all Encumbrances, other than Permitted Encumbrances, and NZ-R will purchase from Seller, all of Seller's right, title and interest in and to each Acquired Asset relating to the Ethanol Business in exchange for a corresponding portion of the Purchase Price.

1.3 **Excluded Assets**. No Excluded Asset will be sold, conveyed, transferred or assigned to Parent or Buyers.

4

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1.4 **Assumed Liabilities**. Under and subject to the terms herein (including Section 1.5), at Closing,

(a) R-CCS will assume, and will agree to pay, perform and satisfy when due, all Assumed Liabilities related to the Carbon Business;

(b) NZ-R will assume, and will agree to pay, perform and satisfy when due, all Assumed Liabilities related to the Ethanol Business; and

(c) except for the Assumed Liabilities, Buyers will not assume or be liable or obligated for, and Seller will remain liable and obligated for and Seller will pay, perform and satisfy when due, each Liability of Seller.

1.5 **Excluded Liabilities**. Notwithstanding any other term herein or in any Transaction Document:

(a) Assumed Liabilities will not include, and Buyers and Parent will not assume or be liable or obligated for, any Liability with respect to any Seller Product-Related Liability (other than as is expressly defined under Section 1.1(c) as being assumed, but subject to the following terms of this Section 1.5), Affiliate Liability, Employment Liability, Environmental Liability, Environmental Attribute Liability, Plan Liability, Seller Tax liability, Seller Indebtedness, any derivatives fair value liabilities (i.e. hedge accounts pertaining to commodities derivative instruments including futures and options) or any accrued loss on firm purchase commitments as determined in accordance with the Transaction Accounting Principles;

(b) the sale, conveyance, transfer, assignment and purchase of the Acquired Assets does not include the assumption of any Liability with respect to any Acquired Asset, in each case except to the extent Buyers expressly assume such Liability under Section 1.4 (but subject to any limitation herein); and

(c) Assumed Liabilities will not include any Liability that would not have existed had each applicable representation and warranty in this Agreement of Seller been true, correct and complete when given.

ARTICLE 2 - PURCHASE PRICE AND ADJUSTMENT

2.1 **Purchase Price**. Under and subject to the terms herein, the purchase price for the Acquired Assets and Assumed Liabilities will be $210,000,000 (the "Initial Purchase Price"), as such amount is adjusted pursuant to the terms herein. Such amount as so adjusted is the "Purchase Price".

2.2 **Calculation of Estimated Closing Purchase Price for Closing and Estimated Prorated Items for Closing**.

(a) On or before the third Business Day before the Closing Date, Seller will deliver to Buyers a written: (a) statement, in reasonable detail, containing Seller's reasonable and good faith estimate of: (1) Net Working Capital; and (2) the Purchase Price (which estimate of the Purchase Price, for Closing, will be (A) the Initial Purchase Price *plus* any amount by which such estimated Net Working Capital exceeds Target Net Working Capital, (B) the Initial Purchase Price *minus* any amount by which Target Net Working Capital exceeds such estimated Net Working Capital or (C) the Initial Purchase Price if such estimated Net Working Capital equals Target Net Working Capital, as applicable); and (b) schedule setting forth (x) the amount to be received by Seller pursuant to Section 2.4(f), (y) the amounts to be paid pursuant to the payments required by Section 2.4(e) (along with the related items as contemplated under Section 8.2), and (z) the wire transfer instructions that are to be used by Buyers when making the payments required by Section 2.4(e) and (f) (the "Instruction Schedule"). The amount of such estimated Net Working Capital

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actually used for Closing is the "Estimated Net Working Capital" and the amount of such estimated Purchase Price actually used for Closing is the "Estimated Closing Purchase Price". On or before the third Business Day before the Closing Date, Seller will also deliver to Buyers a written statement, in reasonable detail, containing Seller's reasonable and good faith estimate of the Prorated Items. If Buyers reasonably object to Seller's calculation of the Estimated Closing Purchase Price (or any component thereof) or Seller's reasonable and good faith estimate of the Prorated Items, Seller and Buyers will mutually determine such items that have been objected to.

(b) Prior to the Closing Date, Buyers and Seller shall conduct a physical inventory count in accordance with the procedures, formulas and methodology set forth on Exhibit 2.2. For the avoidance of doubt, the inventory of Seller, as so determined in accordance with Exhibit 2.2, shall be used in the calculation of Net Working Capital.

2.3 **Payment of Earnest Money Deposit Amount**. Upon and subject to the terms herein, on the date hereof, Buyers, on Seller's behalf, will deposit directly into escrow with the Escrow Agent an earnest money deposit amount of $10,000,000 (the "Earnest Money Deposit Amount") to be held by the Escrow Agent pursuant to the terms hereof and the Escrow Agreement. For the avoidance of doubt, the Earnest Money Deposit Amount shall be applied against the Purchase Price; provided, however, that in the event this Agreement is terminated by Buyers (a) pursuant to Section 6.6(e) or (b) due to the failure of Seller to obtain the Requisite Seller Member Approval, the Escrow Agent shall return and remit, within five (5) Business Days of such termination, the entire Earnest Money Deposit Amount to Buyers.

2.4 **Payment of Estimated Closing Purchase Price at Closing**. Upon and subject to the terms herein, at Closing, Buyers will pay, or cause to be paid, the Estimated Closing Purchase Price as follows:

(a) Buyers, on Seller's behalf, will deposit directly into escrow with the Escrow Agent the amount of $1,260,000 (the "Indemnification Escrow Amount") and the amount of $5,000,000 (the "Purchase Price Adjustment Escrow Amount"), in each case to be held by the Escrow Agent pursuant to the terms hereof and the Escrow Agreement;

(b) Buyers, on Seller's behalf, will pay any payoff or similar amount stated in each Payoff/Release Letter directly to each applicable third party, as stated in such Payoff/Release Letter (however, it being Seller's obligation to properly identify all Indebtedness and Encumbrances, and with the foregoing not limiting Seller's obligations with respect to Indebtedness or Encumbrances hereunder);

(c) Buyers, on Seller's behalf, will remit or withhold any amount stated by any applicable Governmental Authority, if any, with respect to each Tax Clearance (however, it being Seller's obligation to properly obtain all such Tax Clearances, and with the foregoing not limiting Seller's obligations with respect to Taxes hereunder);

(d) Buyers will pay to Seller (as an additional amount) or Seller will pay to Buyers (as a reduction) the estimated amount of the Prorated Items that will be owed between them pursuant to Section 2.5(h) based on the estimate thereof that the Parties mutually agreed to use at Closing;

(e) Buyers, on Seller's behalf, will pay the Seller Transaction Expenses properly included in the Instruction Schedule pursuant to wire transfer instructions designated in the Instruction Schedule;

(f) Buyers will cause the Escrow Agent to release and remit the Earnest Money Deposit Amount to Seller; and

(g) Buyers will pay to Seller the Estimated Closing Purchase Price that remains after taking the actions in Section 2.3 and the preceding clauses of this Section 2.4, by wire transfer of immediately available funds to the account(s) designated in the Instruction Schedule.

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2.5 Purchase Price Adjustments.

(a) **Parent's Preparation of the Statement**. Within 60 days after the Closing Date, Parent will prepare and deliver to Seller a statement (the "Statement") setting forth, in reasonable detail, Parent's determination of Net Working Capital.

(b) **Seller's Response to the Statement**. The Net Working Capital in the Statement will become final and binding on the Parties (and become "Final Net Working Capital") (A) 45 days after Parent gives the Statement to Seller, unless Seller gives written notice of Seller's disagreement (a "Notice of Disagreement") to Parent at or before the end of such 45-day period or (B) if applicable, the earlier date on which Seller gives notice to Parent that Seller will not give a Notice of Disagreement. However, if Seller gives a Notice of Disagreement at or before the end of such 45-day period, then Final Net Working Capital (as finally determined in accordance with the following clause (b)(1) or (b)(2) below, in which case "Final Net Working Capital" will be as so determined) will become final and binding on the Parties upon the earlier of (1) the date Parent and Seller resolve in writing the differences they have with respect to the determination of Final Net Working Capital or (2) the date such differences are finally resolved in writing by the Dispute Expert pursuant to Section 2.5(c).

(c) **Resolving Matters in Disagreement**. During the 30-day period after a Notice of Disagreement is given, Parent and Seller will attempt to resolve in writing any differences they have regarding the determination of Final Net Working Capital. If, at the conclusion of such 30-day period, Parent and Seller have not reached agreement on all such differences, then either Parent or Seller may require that the items that remain in dispute be promptly submitted to a nationally recognized public accounting firm agreed upon by Parent and Seller in writing, acting as an expert and not an arbitrator (a "Dispute Expert") for review and resolution. The Dispute Expert will be a nationally recognized public accounting firm agreed upon by Parent and Seller in writing (such agreement not to be unreasonably withheld, conditioned or delayed); provided that the Dispute Expert will not be an accounting firm used by any Party (or any Affiliate of any Party) within the preceding two years for audit, valuation or Tax purposes. If Parent and Seller cannot agree upon a Dispute Expert within the 21-day period that begins upon Parent or Seller giving a notice to the other that names at least one qualified, potential Dispute Expert, then the Dispute Expert will be selected by lot, within 5 Business Days after the conclusion of such 21-day period, by Parent and Seller from a list of qualified potential Dispute Experts remaining after Parent nominates up to three for such list, Seller nominates up to three for such list, and Parent and Seller each eliminates one potential Dispute Expert from such nominations of the other (if Parent and Seller are unable to engage such proposed Dispute Expert within a reasonable period thereafter, including if such proposed Dispute Expert is unwilling to agree to such engagement, then the foregoing selection by lot promptly (but, in all cases, within 5 Business Days) will repeat (and, if necessary, keep repeating) until a Dispute Expert is so engaged). The Dispute Expert will render a decision resolving such items in dispute within 30 days after completion of submissions to the Dispute Expert. The Dispute Expert will determine Final Net Working Capital solely based on submissions made by Parent and Seller that are consistent with the terms hereof (and not by independent review). The Dispute Expert will make a determination of Final Net Working Capital that will be final and binding on the Parties, and the Dispute Expert will not assign a value to any item that is greater than the greater value for such item claimed by Parent or Seller or less than the lesser value for such item claimed by Parent or Seller (based on amounts initially submitted to the Dispute Expert). The decision rendered by the Dispute Expert pursuant to this Section 2.5(c) may be filed as a judgment in any court of competent jurisdiction. Without limiting Section 7.3(i), a Party may seek specific enforcement or take other necessary legal action to enforce the decision by the Dispute Expert under this Section 2.5(c). A Party's only defense to such a request for specific enforcement or other legal action will be fraud or manifest error by, upon or otherwise with respect to the Dispute Expert.

(d) **Allocation of Fees and Expenses**. The Non-Prevailing Party in such arbitration will pay its own and its Affiliates' fees and expenses incurred with respect to such arbitration and will also pay a fraction of the sum of (1) the fees and expenses of the Dispute Expert *plus* (2) the reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees) of the Prevailing Party and its Affiliates

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incurred with respect to such arbitration. Such fraction will be determined as follows: (i) its numerator will be an amount equal to the difference between the Non-Prevailing Party's determination of the items in dispute (in the aggregate as initially submitted to the Dispute Expert) and the Dispute Expert's determination of such items; and (ii) its denominator will be an amount equal to the difference between Parent's and Seller's respective determination of such items (in each case in the aggregate and as initially submitted to the Dispute Expert). The Prevailing Party will pay the remainder of the fees and expenses of the Dispute Expert and of its own and its Affiliates' fees and expenses. Notwithstanding the foregoing, if the Dispute Expert's determination of such items in dispute is exactly midway between Parent's and Seller's determination of such items (in each case in the aggregate and as initially submitted to the Dispute Expert), then Parent and Seller each will pay (A) one-half of the fees and expenses of the Dispute Expert and (B) its own and its Affiliates' fees and expenses. Parent or Seller is the "Prevailing Party" if the Dispute Expert's determination of such items is closer to such Party's determination of such items than it is to the other Party's determination of such items (in each case in the aggregate and as initially submitted to the Dispute Expert). Parent or Seller is the "Non-Prevailing Party" if the other is the Prevailing Party.

(e) **Reconciliation Payments**. Within five Business Days after Final Net Working Capital becomes final and binding on the Parties, in addition to the matters under Section 2.5(h), the following will occur (with the payments in this Section below being made by wire transfer of immediately available funds and without interest); however, in each case with or subject to payment by the applicable Party of any, if any, reconciliation of the Prorated Items under Section 2.5(h):

(1) if the Estimated Net Working Capital is less than Final Net Working Capital, then, (A) Buyers will pay to Seller the amount of such difference and (B) the Parties will cause all of the Purchase Price Adjustment Escrow Amount to be disbursed to Seller;

(2) if the Estimated Net Working Capital equals Final Net Working Capital, then the Parties will cause all of the Purchase Price Adjustment Escrow Amount to be disbursed to Seller; or

(3) if the Estimated Net Working Capital exceeds Final Net Working Capital, then Seller will pay to Buyers the amount of such excess, as follows: (A) the Parties will cause disbursement of the Purchase Price Adjustment Escrow Amount to Buyers, to the extent necessary to pay the amount of such excess, and disbursement of any (if any) balance of the Purchase Price Adjustment Escrow Amount remaining thereafter to Seller; and (B) if the amount disbursed to Buyers under such clause (e)(3)(A) is insufficient to pay to Buyers the full amount of such excess, then Seller will pay to Buyers the remaining amount so owed to Buyers.

(f) **Target Net Working Capital Definition**. "Target Net Working Capital" means the amount of $11,086,470.

(g) **Net Working Capital Definitions**. "Net Working Capital" means an amount (which may be negative or positive) equal to (A) Current Assets *minus* (B) Current Liabilities, in each case determined as of the Effective Time and in accordance with the Transaction Accounting Principles. An illustrative calculation of Net Working Capital is set forth at Part III of Exhibit 2.5(g)(1).

(h) **Prorated Item Reconciliation**. In addition to the foregoing matters in this Article 2, Seller and Buyers will pro rate each Prorated Item, as of the Effective Time, based on the number of days elapsed in the applicable period. Within five Business Days after Final Net Working Capital becomes final and binding on the Parties, and at the same time the actions contemplated under Section 2.5(e) occur, Seller or Buyers will pay to the other (as applicable) the amount necessary to allocate such Prorated Items between Seller and Buyers, such that Seller and Buyers has paid its applicable pro rata share thereof (including after taking into account any estimated payment thereof that the Parties used at Closing). Such payment will be made, without interest, by wire transfer of immediately available funds to the account that the recipient designates in writing. To the extent the Purchase Price Adjustment Escrow Amount is not disbursed to

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Buyers under Section 2.5(e), such Purchase Price Adjustment Escrow Amount will be used to satisfy Seller's obligations under this Section 2.5(h) (however, lack of a sufficient Purchase Price Adjustment Escrow Amount remaining will not limit Seller's obligations). "Prorated Item" means, to the extent with respect to any Acquired Asset or Assumed Liability: any rent, utility, common area maintenance or other similar amount (but not including any security deposit, which are Acquired Assets), in each case paid or payable with respect to any Assumed Facility.

2.6 **Allocation of Purchase Price**. Each Party will allocate the Purchase Price in accordance with Exhibit 2.6, which has been prepared consistent with the manner required by Section 1060 of the Code. After Closing, the Parties will, and will cause their respective Affiliates to, make consistent use of such allocation, as adjusted to reflect any, if any, adjustments needed to remain consistent with Final Net Working Capital, Section 1060 of the Code, and the resulting adjustment to the Purchase Price, for all Tax purposes. With respect to such allocation, as so adjusted, (a) each Party will be bound by such allocation, (b) each Party will act in accordance with such allocation in the preparation and the filing of all Returns and in any Tax audit, Tax review or other Tax Proceeding relating thereto, and (c) each Party will take no position and cause its Affiliates to take no position inconsistent with such allocation for Tax purposes (including in connection with any Proceeding), unless in each case otherwise required pursuant to a "determination" within the meaning of section 1313(a) of the Code, and (d) not later than five days before the filing of its IRS Forms 8594 (whether initial or supplemental) relating to the transactions herein, Buyers and Seller will deliver to each other, a true, correct and complete copy of such IRS Forms.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Parent and Buyers as follows:

3.1 **Organization and Good Standing**.

(a) Seller is a duly organized and validly existing limited liability company under the laws of the State of North Dakota. Seller is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the ownership or leasing of its properties or other assets or the conduct of its business requires such qualification, and each such jurisdiction is listed in Schedule 3.1(a). Seller has full limited liability company power and authority to own and lease its properties and other assets and conduct its business as now conducted.

(b) Seller holds no equity interest (or any right to acquire any equity interest), directly or indirectly, of any other Person. All equity holders of Seller are listed in Schedule 3.1(b). Seller is not in violation of any provision of its organizational documents.

3.2 **Authority; Binding Agreement**. The execution, delivery and performance of this Agreement and each document to be executed or delivered hereunder by Seller or any Affiliate of Seller has been duly authorized and approved by all necessary action with respect to Seller and each such Affiliate of Seller, and each such authorization and approval remains in full force and effect, except that consummation of the Closing is subject to obtaining the Requisite Seller Member Approval. Assuming due authorization, execution and delivery by Parent and Buyers and their applicable Affiliates of this Agreement and each document to be executed or delivered by Parent and Buyers or any of their Affiliates hereunder, this Agreement and each document to be executed or delivered hereunder by Seller or any of its Affiliates is the legal, valid and binding obligation of Seller and each such applicable Affiliate of Seller, enforceable against Seller and each such applicable Affiliate in accordance with its terms, except to the extent enforceability may be limited by any Enforcement Limitation. Seller and each such applicable Affiliate has all requisite power, capacity and authority to execute, deliver and perform this Agreement and each document to be executed or delivered by Seller or such applicable Affiliate hereunder and to consummate the transactions contemplated herein and therein to be consummated by Seller and each applicable Affiliate.

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3.3 **Conflicts and Consents**.

(a) **Conflicts**. Except as listed in Schedule 3.3(a), neither the execution or delivery by Seller of this Agreement or by Seller or any Affiliate of Seller of any document to be executed or delivered hereunder nor consummation by Seller or any Affiliate of Seller of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or Liability under any Organizational Document of Seller or any Affiliate of Seller; (2) violate any Applicable Law or Order; (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person to create, accelerate, increase, terminate, modify or cancel any right or Liability or result in the creation of any Encumbrance, other than a Permitted Encumbrance, under, any Contract (including any Assumed Real Property Lease) or Permit to which Seller is a party (or, for any Permit, which Seller holds) or other item under which any right or other asset of Seller is subject or bound; or (4) give rise to any limitation or restriction on any Acquired Asset or Assumed Liability or Buyers' ability to conduct the Business after Closing.

(b) **Consents**. Except (i) for the Requisite Seller Member Approval, (ii) as listed in Schedule 3.3(b) and (iii) as required by the HSR Act, no consent, waiver or approval by, notification to or filing with any Person is required in connection with Seller's or any of Seller's Affiliate's execution, delivery or performance of this Agreement or any document to be executed or delivered hereunder or Seller's or such Affiliate's consummation of the transactions contemplated herein or therein. "Consent" means each consent, waiver, approval, notice or filing listed (or required to be listed) in Schedule 3.3(b). "Required Consent" means each Consent listed in Schedule 3.3(b) that is designated as a Required Consent by being marked on such Schedule with an asterisk.

(c) **Requisite Seller Member Approval**. The only approval required of Seller's Members or other holders of Units or equity interests in Seller is the affirmative vote or written consent of Members holding a majority of the outstanding Class A Membership Units in the Company (the "Requisite Seller Member Approval").

3.4 **Financial Statements; SEC Reports**.

(a) **Financial Statements Defined**. Schedule 3.4(a) contains a true, correct and complete copy of the following:

(1) an audited balance sheet of Seller, as of each of September 30, 2022 and September 30, 2023 (the latter of such dates is the "Annual Balance Sheet Date" and such balance sheet as of the Annual Balance Sheet Date is the "Annual Balance Sheet"); (2) audited statement of income, statement of changes in members' equity, and statement of cashflows of Seller for the fiscal year ended on each of September 30, 2022 and September 30, 2023; and (3) notes to the foregoing (collectively, the "Annual Financial Statements"); and

(2) the unaudited (A) balance sheet of Seller as of June 30, 2024 (such date is the "Interim Balance Sheet Date") and such balance sheet is the "Interim Balance Sheet"); and (B) statement of income, statement of changes in members' equity, and statement of cashflows of Seller for the nine-month period ended on the Interim Balance Sheet Date (collectively, the "Interim Financial Statements", and together with the Annual Financial Statements, the "Financial Statements").

(b) **Financial Statements and Records**. The Financial Statements (1) except as listed in Schedule 3.4(b) or as noted thereon, were prepared in accordance with GAAP consistently applied by Seller, (2) were prepared in material accordance with, and are materially consistent with, the books and records of Seller, and (3) fairly present, in all material respects, the assets, liabilities and financial condition of Seller and the Business at their respective dates and the results of operations of Seller and the Business for the respective periods covered thereby, except that the Interim Financial Statements are subject to

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normal year-end adjustments (which adjustments would not be material, individually or in the aggregate, and would be of a normal and recurring type consistent with Seller's past practices, including in scope and magnitude) and do not have notes included therewith (which notes, if included, would not be material, individually or in the aggregate, and would be consistent in all material respects with the notes to the Annual Financial Statements). The financial records of Seller, all of which Seller has made available to Buyers, are true, correct and complete in all material respects. The financial records of Seller and the Financial Statements in all respects represent actual, bona fide transactions.

(c) **No Other Business**. None of the financial records of Seller or any Financial Statement reflects any operations or business, other than the Business.

(d) **Indebtedness**. All Indebtedness of Seller is listed in Schedule 3.4(d). After giving effect to each Payoff/Release Letter at Closing and the actions contemplated in Section 2.4(b), at Closing there will be no existing Indebtedness (or related Encumbrance) of Seller with respect to any Acquired Asset or Assumed Liability or that would otherwise relate to Buyers or Buyers' operation of the Business.

(e) **SEC Reports**. Seller has filed all material reports, schedules, forms, statements and other documents with the SEC required to be filed by it pursuant to the Securities Act or the Exchange Act since January 1, 2022 (the "SEC Documents"). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), the SEC Documents complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the date of this Agreement, as of such respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Seller's Subsidiaries is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Knowledge of the Seller, as of the date hereof, none of the SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation.

(f) **Internal Controls**.

(1) Seller and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance regarding the reliability of Seller's financial reporting and the preparation of Seller financial statements for external purposes in accordance with GAAP. Since August 26, 2013 neither Seller nor, to Seller's Knowledge, Seller's independent registered public accounting firm, has identified or been made aware of (x) any significant deficiencies or material weaknesses in the design or operation of Seller's internal controls over financial reporting that are reasonably likely to adversely affect in any material respects Seller's ability to record, process, summarize and report financial information, or (y) any fraud, whether or not material, that involves (or involved) the management or other employees of Seller who have (or had) a significant role in Seller's internal controls.

(2) Seller has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which are designed to ensure that material information relating to Seller required to be included in reports filed under the Exchange Act, including its consolidated Subsidiaries, is made known to Seller's principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting Seller's principal executive officer and its principal financial officer to all material

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information required to be disclosed by Seller in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(3) Since January 1, 2022, neither Seller nor any of its Subsidiaries has made any prohibited loans to any executive officer of Seller (as defined in Rule 3b-7 under the Exchange Act) or director of Seller. There are no outstanding loans or other extensions of credit made by Seller or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Seller.

(4) Neither Seller nor any of its Subsidiaries (x) has or is subject to any "Off-Balance Sheet Arrangement" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act), or (y) is a party to, or has any commitment to become a party to, any Contract relating to any material transaction or material relationship with, or material ownership or other material economic interest in, any variable interest entity.

(5) Since January 1, 2022 through the date of this Agreement, to the Knowledge of Seller, (i) neither Seller nor any director, officer, auditor or accountant of Seller has received any written material complaint, allegation, assertion or claim that Seller or its Subsidiaries have engaged in illegal or fraudulent accounting or auditing practices and (ii) no attorney representing Seller, whether or not employed by Seller, has reported to Seller Board or any committee thereof or to any director or officer of Seller any evidence of a material violation of United States federal securities Laws and the rules and regulations of the SEC promulgated thereunder, by Seller or any of its officers or directors. As of the date of this Agreement, to the Knowledge of Seller, there are no SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened, in each case regarding any accounting practices of Seller or any of its Subsidiaries or any malfeasance by any executive officer of Seller.

3.5 **Certain Legal Matters and Undisclosed Liabilities**.

(a) **Compliance with Law**. Except as listed in Schedule 3.5(a), (i) at all times since December 31, 2018, Seller has operated in compliance in all material respects with all Applicable Laws, and (ii) no communication has been received by Seller since December 31, 2018 from any Governmental Authority alleging that Seller is not or was not in compliance in any material respect with any Applicable Law.

(b) **Permits**. Schedule 3.5(b) lists each Permit necessary to conduct the Business in compliance with all Applicable Laws or Environmental Attribute Applicable Standards.

(c) **Orders and Proceedings**. Except as listed in Schedule 3.5(c), (1) there is no Proceeding pending or, to Seller's Knowledge, Threatened against Seller or to which Seller is a party or that will or is reasonably expected to adversely affect any Acquired Asset, Assumed Liability or Buyers' conduct of the Business and (2) Seller is not subject to, or in default or other violation with respect to, any Order.

(d) **No Undisclosed Liabilities**. Seller has no Liability (and there is no reasonable basis for any present or future Proceeding against Seller giving rise to any Liability), except for any Liability (1) set forth on the face of the Interim Balance Sheet (regardless of whether in any note thereto), (2) that has arisen in the Ordinary Course of Business of Seller since the Interim Balance Sheet Date which does not arise out of, relate to or result from and which is not in the nature of and was not caused by any breach of Contract, breach of representation or warranty, tort, infringement or other violation of Applicable Law, (3) listed in Schedule 3.5(d), or (4) that is not an Assumed Liability that will not and is not reasonably expected to have an adverse effect on any Acquired Asset, Assumed Liability or Buyers' conduct of the Business.

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3.6 **Contracts**.

(a) Schedule 3.6(a) lists, by applicable subsection, a correct and complete list of the following Contracts (along with listing each amendment or similar modification thereto, notwithstanding Section 8.3(d)) to which Seller is a party or by which any of the Acquired Assets or Assumed Liabilities is subject or bound (each Contract so listed or required to be so listed is a "Major Contract"):

(1) each covenant not to compete or not to solicit customers, suppliers or employees, or other similar Contract that restricts Seller or Seller's operation of the Business or any such agreement that restricts any other Person for the benefit of the Business;

(2) each lease (as lessor or lessee) of personal property that involves an amount in excess of $50,000 in any 12-month period;

(3) each Contract creating or constituting an Encumbrance upon any Acquired Asset;

(4) any Contract concerning Intellectual Property, including each Contract to pay or receive any royalty or license fee or to license (either as licensor or licensee) any Intellectual Property (other than commonly available "off-the-shelf" computer software license agreements that (A) has not been modified or customized for Seller and (B) is licensed to Seller for a one-time fee or annual fee of $75,000 or less ("Off-the-Shelf Software"));

(5) each Contract regarding any employment (including commissions), severance or change-of-control;

(6) each Contract regarding any management, service (including sales representative and product-related service) or consulting or other similar type of Contract;

(7) each warranty, guarantee or similar assurance provided by Seller with respect to any product or service;

(8) each Contract for the sale by Seller of any supply or other product or service (other than any Contract entered into in its Ordinary Course of Business under which the amount involved thereunder is less than $50,000 in any 12-month period);

(9) each Contract for the purchase by Seller of any supply or other product or service (other than any Contract entered into in its Ordinary Course of Business under which the amount involved thereunder is less than $50,000 in any 12-month period);

(10) each Contract with any distributor or broker of any supply or other product or service offered by Seller that involves an amount in excess of $50,000 in any 12-month period;

(11) each Contract for any advertising or promotional service or website design or hosting that involves an amount in excess of $50,000 in any 12-month period;

(12) each Contract containing any form of so-called most-favored-nation, most-favored-customer or most-favored-supplier or similar status to any Person in favor of any supplier or customer of Seller (including each Contract under which Seller represented or agreed that (A) any contractual term Seller provided to the counterparty is at least as favorable as any same or similar term that Seller has provided to any other third party or (B) Seller will not provide to any other third party any contractual term that is more favorable to such third party than the corresponding contractual term Seller provided to such counterparty);

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(13) each Contract regarding a trade allowance, trade in, billback, rebate, discount or similar arrangement of or for Seller for the benefit of or with any supplier (or other vendor) or customer of Seller;

(14) each mortgage, deed of trust, letter of credit, bond, security agreement, sale-leaseback agreement, purchase money agreement, conditional sales contract, capital lease, financing lease or similar Contract; and each other Contract with respect to which Seller has any Indebtedness;

(15) each Contract under which Seller is obligated to lend to or make any investment in (in the form of a loan, capital contribution or otherwise) any other Person; and each Contract with respect to which Seller has advanced or loaned any other Person any amount;

(16) each power of attorney;

(17) each lease or sublease (whether as lessor or lessee) for the use or occupancy of real property, including each Assumed Real Property Lease;

(18) each Surface Use and Pore Space Lease Agreement;

(19) each partnership, joint venture or similar Contract;

(20) each Contract with any Related Person of Seller or of any direct or indirect owner of Seller;

(21) each Contract (including any letter of intent, term sheet or similar arrangement) for the purchase of the equity interests or a material portion of the assets of Seller, including by merger, consolidation or other business combination;

(22) each Contract with any Governmental Authority; and

(23) each other Contract not entered into in the Ordinary Course of Business of Seller that involves an amount in excess of $50,000 in any 12-month period.

(b) Seller has delivered to Buyers a true, correct and complete copy of each Major Contract (or, to the extent that a Major Contract is oral, an accurate description of the material terms thereof is included in Schedule 3.6(a)). With respect to each Contract that is an Acquired Asset, except as listed in Schedule 3.6(b), (1) such Contract is legal, valid and binding, in full force and effect and enforceable (except to the extent enforceability may be limited by any Enforcement Limitation) in accordance with its terms against Seller and, to Seller's Knowledge, against each other party thereto, (2) Seller is not, and to Seller's Knowledge, no other party thereto is in material breach of or default under such Contract and no party thereto has given to any other party thereto any communication alleging that such a material breach or default occurred, (3) no event has occurred that (with or without the passage of time or giving of notice) would constitute a material breach or default of, or permit termination, modification, acceleration or cancellation of, such Contract or of any material right or Liability thereunder, (4) Seller has not waived any material right under such Contract, (5) no party to such Contract has terminated, modified, accelerated or canceled such Contract or any material right or Liability thereunder or communicated such party's desire or intent to do so and (6) Seller has not received any payment under such Contract for any service that has not been fully performed or good that has not been supplied (other than as will be fully reflected as a liability in Final Net Working Capital).

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3.7 **Certain Assets**.

(a) Seller has, and at Closing Seller will transfer to Buyers, and upon the consummation of the transactions contemplated hereby Buyers, collectively, will hold, good and marketable title to, or a valid leasehold interest (under an Assumed Contract) or a valid license for (under an Assumed Contract), each property or other asset used by Seller, located on Seller's premises, shown on the Interim Balance Sheet or acquired by Seller after the Interim Balance Sheet Date or as is otherwise necessary for the conduct of the Business as conducted, in each case free and clear of any Encumbrance other than any Permitted Encumbrance, except for any asset disposed of in the Ordinary Course of Business of Seller since the Interim Balance Sheet Date, any Excluded Asset or as listed in Schedule 3.7(a). The Excluded Assets expressly listed in Section 1.1(b) and the Acquired Assets collectively constitute all of the assets, of any nature whatsoever (whether tangible, intangible or mixed), used by or necessary to conduct the Business in the manner consistent with Ordinary Course of Business of Seller (excluding, for avoidance of doubt, inventory and supplies used or disposed of in the Ordinary Course of Business). For the avoidance of doubt, Seller will transfer to Buyers sufficient quantities and types of Spares necessary to conduct the Business in the manner consistent with Ordinary Course of Business of Seller. Each Acquired Asset is suitable and sufficient for the purposes for which it is used, conforms and complies in all material respects with all Applicable Laws and is in the exclusive possession and control of Seller at an Assumed Facility.

(b) Except as listed in Schedule 3.7(b), each tangible Acquired Asset is free from material defects (patent and latent), has been maintained in accordance with normal applicable industry practice and is in good operating condition and repair (except normal wear and tear).

(c) Exhibit 1.1(a)(7) lists each motor vehicle used in the Business, and such Exhibit accurately states whether each such motor vehicle is owned by Seller or leased by Seller. Each motor vehicle that is an Acquired Asset will satisfy (without repair or similar action, cost or expense, except for normal fees for the applicable testing itself) the applicable (if any) safety, smog, emissions or similar certification or testing requirements imposed by Applicable Law (if any) that are required in connection with the transfer of title of such motor vehicle to Buyers.

3.8 **Intellectual Property**.

(a) Schedule 3.8(a) lists all (if any) Seller Owned Intellectual Property that is registered with any Governmental Authority (or with any Person that maintains domain name registrations) and all applications for any such registration. With respect to each such registered item of Seller Intellectual Property, such Intellectual Property is: (1) in compliance with all applicable legal requirements in all material respects (including: payment of filing; examination and maintenance fees; proofs of working or use; post-registration filing of affidavits of use; and incontestability and renewal applications); and (2) not subject to any maintenance fee, Tax or action that is due within 90 days after the Closing Date. All Seller Owned Intellectual Property is subsisting, valid, enforceable and in full force and effect, and has not expired, been cancelled, or abandoned.

(b) Except as listed in Schedule 3.8(b), Seller (1) exclusively owns, free and clear of all Encumbrances (other than any Permitted Encumbrance) all Seller Owned Intellectual Property, and (2) has the valid and enforceable right to use, without payment of any royalty, license fee or similar fee, all Seller Licensed Intellectual Property. Seller has the full and unqualified right to use the Seller Intellectual Property without any conflict with the rights of others, and has taken all action necessary to protect all Seller Owned Intellectual Property. Seller is the owner of, or has sufficient rights to display or make available, all content, data, and other information displayed or made accessible, as applicable, on all websites associated with any domain name included in the Seller Intellectual Property. The Seller Intellectual Property constitutes all the Intellectual Property used in or necessary for the conduct of the Business, and is sufficient for such purposes. No Seller Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof by Seller.

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(c) Except as listed in Schedule 3.8(c): (1) Seller has not received any communication that any registered Seller Owned Intellectual Property has been declared unenforceable or otherwise invalid by any Governmental Authority; (2) no Seller Owned Intellectual Property is or has been involved in any interference, reissuance, reexamination, invalidation, cancellation, opposition or similar Proceeding and, to Seller's Knowledge, no such Proceeding is Threatened; (3) Seller has not received any written, or to Seller's Knowledge oral, charge, complaint, claim, demand or notice since December 31, 2017, alleging that any use, sale or offer to sell any good or service of Seller or the conduct of the Business interferes with, infringes upon, misappropriates or violates any Intellectual Property right of any other Person, including any claim that Seller must license or refrain from using any Intellectual Property right of any other Person or any offer by any other Person to license any Intellectual Property right of any other Person (and no valid basis or other facts or circumstances exist for any such a claim or threatened claim); and (4) Seller is not and has not been interfering with, infringing upon, misappropriating or violating the Intellectual Property of any other Person, and, to Seller's Knowledge, no other Person is or has been interfering with, infringing upon, misappropriating or violating the Intellectual Property of Seller.

(d) There are no royalties, fees, honoraria or other payments payable by Seller to any Person by reason of the ownership, development, modification, use, license, sublicense, sale, distribution or other disposition of the Seller Intellectual Property, other than salaries and sales commissions paid to employees and sales agents, and customary license fees charged by third party licensors pursuant to a Material Contract, in each case, in the Ordinary Course of Business. The Seller has the exclusive, unrestricted right to sue for past, present, and future infringement of the Seller Owned Intellectual Property. All officers, managers, directors, employees, agents, consultants and contractors of the Seller who have contributed to or participated in the conception or development, or both, of the Seller Owned Intellectual Property have either (i) conceived or developed the Intellectual Property within the scope of their employment or been a party to "work-made-for-hire" arrangements or agreements with Seller complying with applicable Law that has accorded Seller Entity full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) executed appropriate written assignments in favor of Seller that have conveyed to Seller a present, full, effective and exclusive ownership of all tangible and intangible property arising thereby. Seller has not used government, research facility or university funding or other resources in the invention or development of the Seller Owned Intellectual Property.

(e) Seller takes and has taken commercially reasonable actions at least consistent with industry-standard practice to protect the confidentiality, integrity and security of all trade secrets, know-how and confidential information contained in the Seller Intellectual Property stored or transmitted on any Computer System from any unauthorized use, access, disclosure, destruction or modification, and no such use, access, disclosure, destruction or modification has occurred. Seller has at all times enforced a policy of requiring officers, managers, directors, employees, agents, consultants and contractors with responsibility for the development or implementation of Intellectual Property or who may be exposed to any trade secret, know how or other confidential information to execute proprietary information, confidentiality and assignment agreements protecting the secrecy, confidentiality and value of such trade secrets or confidential information. The documentation relating to all material trade secrets of Seller is current, accurate and sufficient in detail and content to identify and explain such trade secrets and to allow their full and proper use in the Business without reliance on the knowledge or memory of any individual.

(f) Each item of Seller Intellectual Property will be owned, licensed and available for use on identical terms following the consummation of the transactions contemplated hereby as such items were owned, licensed and available for use to Seller prior to the consummation of the Transactions. Neither the execution, delivery and performance by Seller of this Agreement, nor the consummation of any Transactions, shall result in the loss or impairment of, or give rise to any right of a third party to terminate, any rights of Seller in any Seller Intellectual Property

3.9 **Inventory**. With respect to the inventory with respect to the Business (including merchandise, supplies, raw materials, work-in-process and other inventory), except as listed in Schedule 3.9: (a) all of such inventory is merchantable and fit for the purpose for which it was procured or

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produced; (b) all of such inventory, except to the extent of any (if any) reserve shown on the face of the Interim Balance Sheet (rather than the notes thereto), consists of a quality and quantity usable and salable in Seller's Ordinary Course of Business; (c) none of such inventory is slow-moving, obsolete, damaged or defective; (d) the quantity of each item of such inventory does not exceed the requirements for such item pursuant to existing customer orders of the Business and each item of such inventory is of the correct type for the existing customer order for which it is intended to be applied (other than undamaged service parts which do not relate to any specific customer order that are used in, and are consistent in type and quantity with those used in, Seller's Ordinary Course of Business); (e) all of such inventory not written off has been priced at the lower of cost or market on a first in, first out basis; (f) none of such inventory is on consignment; and (g) all of such inventory is located at an Assumed Facility. Except as listed in Schedule 3.9, Seller is not in possession of any inventory that is not owned by Seller, including any item already sold (including any accessory hold inventory) unless such item of inventory that is already sold is reflected as revenue on the Financial Statements and will not be included as an asset in the calculation of Final Net Working Capital.

3.10 **Accounts Receivable**. All accounts receivable of Seller that are reflected on the Annual Balance Sheet or the Interim Balance Sheet, and all of the Acquired Accounts Receivable, did represent or will represent at Closing (as at such applicable time) valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business of Seller. Except as listed in Schedule 3.10, there is no existing contest, claim or right of set-off with or of any obligor of any Acquired Account Receivable regarding the amount or validity of such Acquired Account Receivable.

3.11 **Real Property**.

(a) Schedule 3.11(a) lists (1) all real property and all interests in real property, in each case that is owned in fee by Seller (each being "Owned Real Property"); and (2)(a) all real property and all interests in real property, in each case that is leased or occupied by Seller or that Seller has the right to lease or occupy, now or in the future (each such property being "Leased Real Property"), and (b) each Contract (whether written or oral) and all amendments and modifications thereto pursuant to which Seller leases or otherwise occupies any Leased Real Property (each, a "Real Property Lease"). The Owned Real Property and the Leased Real Property are, collectively, the "Real Property."

(b) All of the land, buildings, structures and other improvements used by Seller in the conduct of its business are included in the Real Property. Except for the Real Property Leases, there is no lease (including sublease) or occupancy agreement in effect with respect to any of the Real Property. There is no pending or, to Seller's Knowledge, Threatened condemnation or other eminent domain Proceeding affecting any Real Property, or any sale or other disposition of any Real Property in lieu of condemnation. No Real Property has suffered any material damage by fire or other casualty that has not been completely repaired and restored.

(c) Seller has a valid leasehold interest under each Real Property Lease, subject to any Enforcement Limitation. Seller is not in default or otherwise in breach under any Real Property Lease and, to Seller's Knowledge, no other party is in default or otherwise in breach thereof. No party to any Real Property Lease has exercised any termination right with respect thereto. Seller has provided to Buyers a true, correct and complete copy of each Real Property Lease. Each Real Property Lease is in full force and effect and constitutes the entire agreement between the parties thereto, and there are no other agreements, whether oral or written, between such parties. All rent and other sums and charges payable by Seller as tenant thereunder are current. No party to any Real Property Lease has repudiated any provision thereof and there is no dispute, oral agreement or forbearance program in effect with respect to any Real Property Lease. Seller has good title to the leasehold estate and other rights of the tenant with respect to the property affected by each Real Property Lease, free and clear of all Encumbrances, except any (1) Permitted Encumbrance or (2) Encumbrance on the applicable fee title, the payment or performance of which is not the responsibility of Seller as tenant under the applicable Real Property Lease. Seller has not received written or, to Seller's Knowledge, oral notice from any insurance company that such insurance company

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will require any alteration to any Leased Real Property for continuance of a policy insuring such property or the maintenance of any rate with respect thereto (other than any notice of alteration that has been completed), to the extent that such alteration is the responsibility of Seller.

(d) Except as listed in Schedule 3.11(d): (1) Seller has not given any mortgagee or other Person any estoppel certificate or similar instrument that would preclude assertion of any claim under any Real Property Lease, affect any right or obligation under any Real Property Lease or otherwise be binding upon any successor to Seller's position under any Real Property Lease; (2) Seller has not contested, and Seller is not currently contesting, any operating cost, real estate Tax or assessment or other charge payable by the tenant under any Real Property Lease; (3) there is no purchase option, right of first refusal, first option or other right held by Seller with respect to, or any real estate or building affected by, any Real Property Lease that is not contained within such Real Property Lease; and (4) Seller has not exercised any option or right to terminate, renew or extend or otherwise affect any right or obligation of the tenant under any Real Property Lease or to purchase the real property subject to any Real Property Lease. No landlord under any Assumed Real Property Lease is an Affiliate of, or has any economic interest in, Seller. The transactions contemplated by this Agreement will not result in a breach of or default under any Assumed Real Property Lease, will not give rise to any recapture or similar rights under any Assumed Real Property Lease, and will not otherwise cause any Assumed Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. There are no unpaid brokerage commissions or finder's fees with respect to any Assumed Real Property Lease, and there are no unsatisfied capital expenditure requirements or remodeling obligations on the part of the tenant under any Assumed Real Property Lease other than ordinary maintenance and repair obligations.

(e) Seller has good, marketable and valid fee title to all Owned Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. Seller has not received written or, to Seller's Knowledge, oral notice from any insurance company that such insurance company will require any alteration to any Owned Real Property for continuance of a policy insuring any Owned Real Property or for the maintenance of any rate with respect thereto (other than any notice of alteration that has been completed).

(f) There is no development agreement or other Contract that limits the ability to protest any real property Tax, establishes any minimum real estate Tax or requires any continued business operation with respect to any Real Property. The use and occupancy of all Real Property are in compliance with all Applicable Laws and all applicable insurance requirements, including those pertaining to zoning matters and the Americans with Disabilities Act, and conform to all such Applicable Laws on a current basis without reliance on any variance or other special limitation or conditional or special use permit.

(g) No portion of any Real Property relies on any facility (other than a facility of a public utility or community water and sewer company) not located on such applicable Real Property to fulfill any zoning, building code or other requirement under Applicable Law. All buildings, structures, improvements, fixtures, building systems and equipment (including HVAC, mechanical, electrical and plumbing systems), and all components thereof, included in the Real Property are in good condition and repair and sufficient for the operation of the Business as currently conducted; and all utilities currently servicing the Real Property are properly installed, connected and operating, with all outstanding charges paid in full (as and when due), and are sufficient for the operation of the Business in the applicable Assumed Facility. There are no structural deficiencies or latent defects affecting any of the improvements comprising any of the Real Property and, to Seller's Knowledge, there are no facts or conditions affecting any of such Real Property or improvements that would, individually or in the aggregate, interfere in any material respect with the use or occupancy of same in the operation of the Business.

(h) Seller has given to Buyers a true, correct and complete copy of all ALTA land title surveys and all title insurance commitments and policies issued to Seller that are in Seller's possession or control that cover any Real Property.

3.12 **Environmental Matters and Environmental Attributes**.

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(a) Seller has provided to Buyers a true, correct and complete copy of all reports, Environmental Permits, disclosures and other similar documents in Seller's possession or control that relate to the environmental condition of any Assumed Facility, or otherwise relate to Seller's past or present operations, with respect to any Environmental Law, including any Phase I or Phase II environmental site assessments.

(b) Seller is and at all times has been in compliance in all material respects with all Environmental Laws, which compliance includes obtaining, maintaining and complying with the terms and conditions of all Permits issued with respect to any Environmental Law, including, emission reduction credits encumbered or used by the Acquired Assets for compliance with local, state, or federal operating or air quality permits ("Environmental Permits"). Each such Permit that Seller is required to hold is listed in Schedule 3.12(b).

(c) Except for the Environmental Notice or Environmental Claims set forth in Schedule 3.12(c), Seller has not received from any Person any Environmental Notice or Environmental Claim. No incident, condition, change, effect or circumstance has occurred or exists that could reasonably be expected to form the basis of an Environmental Notice or Environmental Claim against Seller or against any Person whose Liability for such Environmental Notice or Environmental Claim Seller has retained or assumed by Contract or under any Applicable Law.

(d) There is not present in, on or under any Assumed Facility any Hazardous Substance in such form or quantity as to create any Liability for Seller or Buyers under any Environmental Law. Seller has not installed, used, generated, treated, disposed of or arranged for the disposal of, manufactured, handled, released or exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Substance, in each case, so as to create or give rise to any Liability under any Environmental Law or any other Liability for Seller or Buyers.

(e) Seller has good, clean, marketable, and valid fee title to all Environmental Attributes in inventory that are Acquired Assets, free and clear of all Encumbrances and the right to convey such Environmental Attributes free and clear of all Encumbrances.

(f) Neither Seller nor any third party has sold, assigned, claimed, transferred, conveyed, committed, confirmed, retired, used for compliance or voluntary purposes (including, in connection with ESG Claims), or created, experienced, or allowed an Encumbrance regarding, any Environmental Attributes that are Acquired Assets, with the exception of actions in furtherance of facilitating the transfer of such Environmental Attributes to Buyers or to recognize, attest, affirm, validate, certify, or substantiate Buyers' good, clean, marketable, and valid fee title to, rights to, interest in, and benefit of, such Environmental Attributes.

(g) Seller has provided to Buyers a true, correct and complete copy of all filings, registrations, submissions, disclosures, reports, models, approvals, applications, petitions, attestations, records, permissions, and documents in connection with the Environmental Attributes or related ESG Claims, including, project design documents, validation documents, verification documents, pathway documents, and reporting, issuance, crediting, generation, tracking, or transaction system records (including, the EPA Moderated Transaction System, the EPA Central Data Exchange (CDX), California Alternative Fuels Portal (AFP), California LCFS Reporting Tool and Credit Bank and Transfer System (LRT-CBTS), Puro.earth registry, Oregon Fuel Reporting System, Canadian CFR Credit and Tracking System (CATS), Alberta Renewable Fuels Standard, British Columbia Transportation Fuels Reporting System, Washington Fuel Reporting System (TRFS)) in Seller's possession or control ("Environmental Attribute Records").

(h) Seller is and at all times has been in compliance in all material respects with all Environmental Attribute Applicable Standards, which compliance includes obtaining, maintaining, and complying with the terms and conditions of all permissions, validations, approvals (including, pathway

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approvals), certifications, qualifications, registrations, verifications, filings requirements, true-up requirements, claw-back requirements, buffer contribution or restoration requirements, non-compliance requirements, and issuance, allocation, and generation requirements, and monitoring, verification, and reporting requirements.

(i) Except for the Environmental Attribute Notices or Environmental Attribute Claims set forth in Schedule 3.12(i), Seller has not received from any Person any Environmental Attribute Notice or Environmental Attribute Claim. No incident, condition, change, effect, or circumstance has occurred or exists that could reasonably be expected to form the basis of an Environmental Attribute Notice or Environmental Attribute Claim against Seller or against any Person whose Liability for such Environmental Attribute Notice or Environmental Attribute Claim Seller has retained or assumed by Contract or under any Environmental Attribute Applicable Standards.

(j) Neither Seller nor any third party has undertaken or allowed any transactions, sales, assignments, transfers, claims, submissions, filings, affidavits, reports, attestations, retirements, cancelations, unbundling, disaggregating, transforming, modifying, statements, use for compliance or voluntary purposes (including, for ESG Claims), or otherwise undertaken actions or omissions, that interfere with, create or allow an Encumbrance, impair, adversely affect, invalidate, double count, or other otherwise reduce the value to Buyer (including, with respect to ESG Claims) of the Environmental Attributes that are Acquired Assets or Environmental Attribute Pathways.

3.13 **Employees and Independent Contractors**.

(a) Schedule 3.13(a) lists for each individual employed by Seller such individual's: (1) name; (2) title or position; (3) principal place of employment, (4) classification as an exempt or non-exempt employee under wage and hour Applicable Laws; (5) current annual base salary or regular hourly rate compensation; (6) bonus with respect to calendar year 2023; (7) total compensation with respect to calendar year 2023 (including any commissions); (8) bonus or other incentive compensation eligibility with respect to calendar year 2024; (9) date first hired by Seller (also listing any break in employment); (10) leave status (including type of leave, and expected return date if known); (11) accrued vacation time or sick leave or other paid time off as of a recent date, as applicable; and (12) if applicable, any visa work authorization, including type and expiration date. No such employee has communicated to Seller any intention to terminate such employee's employment or not to accept employment offered by Parent, Buyers or any of their Affiliates. Seller has no intention of terminating any such employee's employment, except in coordination with Parent or Buyers' hiring actions in connection with Closing as contemplated herein. Except as listed in Schedule 3.13(a), no employee of any Affiliate of Seller performs, or in the past year has performed, any employment-type service for the Business. Throughout the six-year period prior to Closing, Seller has properly classified all employees as exempt or non-exempt from overtime under Applicable Law.

(b) Schedule 3.13(b) lists the name of each individual whose employment with Seller ceased on or since December 31, 2023, along with the date such employment so ceased and the position that each such individual last held with Seller.

(c) Except as listed in Schedule 3.13(c), Seller is not nor has it been during the six-year period prior to Closing subject to or a party to (1) any collective bargaining agreement with, and no employee of Seller is represented by, any union or other collective bargaining unit, (2) any lawsuit, administrative agency charge, claim, grievance, dispute, arbitration or controversy with any employee, former employee, independent contractor or employment applicant or any union or other representative of any such Person (nor is any currently Threatened), (3) any threat by any employee of Seller (or any representative of such an employee) of strike, work stoppage or similar action or (4) any asserted demand for collective bargaining by any employee, union or organization. Throughout the six-year period prior to Closing, Seller has provided all notices to employees and wage statements as required by Applicable Law. Throughout the six-year period prior to Closing, Seller has been, in material compliance with Applicable Laws respecting labor and employment, including but not limited to all Applicable Laws relating to terms and conditions of

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employment, Tax withholding, discrimination, equal opportunity employment, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, background checks, the Worker Adjustment and Retraining Notification Act ("WARN Act") and any similar state or local "mass layoff" or "plant closing" Applicable Laws, wage and hour, equal pay, child labor, hiring, promotion, termination, workers' compensation, family and medical leave and other leaves of absence, or employees' health, safety and welfare. Seller has not received any communication from any Governmental Authority or other Person regarding any violation or alleged violation of any Applicable Law relating to the hiring, recruiting, employing (or continuing to employ), disciplining, discharging or terms or conditions of employment of any employee. Except for any obligation for compensation earned by any employee of Seller pursuant to Seller's customary compensation practices (consistent with the one-year period before the date hereof) and except for employment and employment-related items listed in Exhibit 1.1(b)(4) or Schedule 3.14, Seller is not a party to or bound by any Contract to employ, hire, retain, compensate, pay or provide benefits (monetary or otherwise) to any individual. There has been no "mass layoff" or "plant closing" (as defined by the WARN Act or any similar state or local "mass layoff" or "plant closing" Applicable Law), or any early retirement, separation, or exit incentive program, in each case affecting any employees of Seller, within the three years prior to the date of this Agreement, nor has Seller announced any such action or program for the future.

(d) Schedule 3.13(d) lists the following information for all independent contractors of the Seller: (1) name; (2) job title (if applicable); (3) principal place of assignment; (4) compensation; (5) date of engagement; and (6) a description of the material terms of the applicable written Contract with such independent contractor. Throughout the six-year period prior to Closing, each independent contractor engaged by Seller was properly classified as an independent contractor and not as an employee under Applicable Law.

(e) Except as listed in Schedule 3.13(e): (1) Seller has in its files a Form I-9, Employment Eligibility Verification, that is validly and properly completed in accordance with Applicable Law for each employee of Seller with respect to whom such form is required under Applicable Law; (2) each employee of Seller has the legal right to be employed and work in the United States in the manner and position such employee is employed by Seller; (3) Seller has not received any communication from any Governmental Authority or other Person regarding any violation or alleged violation of any Applicable Law relating to hiring, recruiting, employing (or continuing to employ) anyone not legally authorized to work in the United States; and (4) for each employee of Seller whose social security number (or purported social security number) that has appeared on any "no-match" or similar notification from the Social Security Administration (SSA), such employee or Seller has properly resolved in accordance with Applicable Law each discrepancy or non-compliance with Applicable Law with respect to such social security number (or, if applicable, such purported social security number).

(f) Except as listed in Schedule 3.13(f), in the past five years, no allegation of sexual harassment or similar allegation has been made to or with respect to Seller, against Seller, or any individual in his or her capacity as an employee of Seller.

(g) Seller has provided Buyers with copies of any employee handbooks or other material written policies applicable to employees of Seller.

3.14 **Employee Benefits**. Schedule 3.14 lists each Employee Plan. Seller has not, and no ERISA Affiliate of Seller has maintained or made any contribution to (or had any obligation to make any contribution to) any defined benefit pension plan or multiemployer pension plan that is subject to Title IV of ERISA at any time during the period from January 1, 2016 to Closing. Seller has satisfied all obligations applicable to Seller or any of its ERISA Affiliates under section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and each other Applicable Law relating to continuation of health or other coverage (or similar requirement) to any employee or former employee of Seller (or any dependent or former dependent of such an employee or former employee) with respect to any qualifying event that has occurred. No Employee Plan contains any provision or requirement that will cause Buyers or any Affiliate of Buyers to have any Liability with respect thereto (including any successor liability). Seller has properly fulfilled all obligations in all material respects with

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respect to each Employee Plan under all Applicable Laws, including the Code, ERISA, the Affordable Care Act (ACA) and all other Applicable Laws relating to benefit plans.

3.15 **Taxes**.

(a) All Tax Returns required to be filed by Seller have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.

(d) All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid.

(e) Seller is not a party to any action by any taxing authority. There are no pending or threatened actions by any taxing authority. No claim has ever been made by any taxing authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to Tax in that jurisdiction.

(f) There are no Encumbrances for Taxes upon any of the Acquired Assets nor, to Seller's Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Acquired Assets (other than for current Taxes not yet due and payable).

(g) Seller (i) has not been a member of an “affiliated group” as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group defined under state, local Law) and (ii) does not have a liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise

(h) Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

(i) Seller is not, and has not been, a party to, or a promoter of, a "reportable transaction" within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(j) None of the Acquired Assets is (i) required to be treated as being owned by another person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

(k) None of the Acquired Assets is tax-exempt use property within the meaning of Section 168(h) of the Code.

(l) Seller has provided Buyers with copies of all Tax Returns filed by Seller for taxable years ending on or after December 31, 2019, and for any taxable period that includes any period ending after December 31, 2019.

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3.16 **Transactions with Affiliates or Related Persons**. Except as listed in Schedule 3.16, Seller, each direct or indirect owner of Seller, each officer or director (or any Person holding a similar position) of Seller, and each Related Person of any of the foregoing Persons: (a) since December 31, 2018, has not had any right, title or interest in or to any material asset used in or relating to the Business (other than any right, title or interest of Seller); (b) since December 31, 2018, has not owned, of record or as a beneficial owner, any equity interest of, or any other financial or profit interest in, any Person that has (1) had any material business dealing with Seller (other than as a full-time employee of Seller) or any material financial interest in any transaction (or series of related transactions) with Seller or (2) engaged in competition with the Business, except for ownership of less than 1% of the outstanding shares of any class of stock of a corporation that is regularly traded on a recognized domestic or foreign securities exchange or over-the-counter market; (c) other than Seller, is not a party to any Contract with, and does not provide any material service to, Seller (other than as a full-time employee of Seller); or (d) does not have any claim or right against Seller or relating to the Business or any of the Acquired Assets or Assumed Liabilities, except any claim or right that will not have an adverse effect on Buyer, the Business or any of the Acquired Assets or Assumed Liabilities or as may be contemplated pursuant to this Agreement.

3.17 **Customers and Suppliers**. Schedule 3.17 lists the 20 largest customers (the designation of "20 largest" being based on total dollar volume of sales in the 12 months of 2023) and 20 largest suppliers, vendors or service providers (the designation of "20 largest" being based on total dollar volume of purchases in the 12 months of 2023) of Seller. On or since January 1, 2022, except as listed in Schedule 3.17, there has been no materially adverse change in the business relationship of Seller with any of the customers, suppliers, vendors or service providers that are listed in Schedule 3.17. Except as listed in Schedule 3.17 (and other than any one-time customer), Seller has not received any communication indicating that, and, to Seller's Knowledge, there are no circumstances indicating that, any customer, supplier, vendor or service provider of Seller is terminating or materially reducing or making any materially adverse change in, or desires or intends to terminate or materially reduce or make any materially adverse change in, any aspect of its or its Affiliates' business relationship with Seller. To Seller's Knowledge, the consummation of the transactions contemplated herein will not adversely affect in any material manner the business relationship between the Business and any customer, supplier, vendor or service provider of the Business.

3.18 **Absence of Certain Business Practices**. Seller has not, and no Person acting (or purportedly acting) for the benefit of Seller has, directly or indirectly, within the preceding five years given or agreed to give any gift, benefit or similar item to any Person who was, is or may be in a position to affect the Business that (a) will or would reasonably be expected to subject Seller or any other Person (including Buyers) to any Proceeding, (b) if not given in the past, would have had or would reasonably be expected to have had a materially adverse effect on the Business or (c) if not continued in the future, will or would be reasonably expected to (1) have a materially adverse effect on Buyers or the Business or (2) subject Buyers or any other Person to any Proceeding.

3.19 **Absence of Certain Events**.

(a) At no time has Seller, or any Person for or on behalf of Seller, given (or committed to) any warranty or guarantee to any Person, except as listed in Schedule 3.19(a)(2). All designing, manufacturing, promotions, sales, assembly, warehousing, delivery, installation, finishing and servicing of products and all related activities by, for or on behalf of Seller (including by any contractor or subcontractor) were performed in all material respects in accordance with (i) the applicable requirements and specifications of each manufacturer or supplier of such components or products, (ii) Applicable Law (including any building code or similar requirement) and (iii) applicable industry standards (including with respect to product selection).

(b) Seller has not engaged in any business, other than the Business. Since the Annual Balance Sheet Date, there has not been any: (1) payment or increase of any bonus, salary, commission or other compensation to any employee of Seller or entry into any employment, severance or similar Contract

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with any employee of Seller, except for amounts consistent in nature, scope and magnitude with the past practices of Seller or listed on Schedule 3.13(a); (2) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan (other than increases under Seller's 401(k) plan equal to the IRS' annual increases in income exclusion amounts); (3) damage to or destruction or loss of any material asset relating to the Business, whether or not covered by insurance; (4) sale (other than sales of inventory in the Ordinary Course of Business of Seller), lease, license or other disposition of any material asset relating to the Business or the creation of any Encumbrance (except as will be released at Closing, and other than any Permitted Encumbrance) on any material asset relating to the Business; (5) effort to accelerate the collection of any account receivable, sale or customer deposit, except for any effort consistent in nature, scope and magnitude with the past practices of Seller, or any other material change in the general practices or procedures of Seller regarding inventory, accounts receivable, sales, accounts payable or customer deposits; (6) other than in the Ordinary Course of Business of Seller, cancellation or waiver of any claim or right of Seller; (7) material change in the accounting methods of Seller; or (8) Contract or other agreement or commitment to do any of the foregoing.

(c) Except as listed in Schedule 3.19(c), since the Annual Balance Sheet Date, (i) Seller has conducted its business and operations only in the Ordinary Course of Business of Seller, (ii) there has not been a Material Adverse Effect on Seller, and (iii) no action has occurred that, if such action had occurred after the signing of this Agreement and prior to the Closing, would have required the consent of Buyers pursuant to Section 5.5(b).

3.20 **Insurance**. Schedule 3.20 lists all insurance policies maintained by, or covering, Seller or any aspect of the Business at any time during the 5-year period prior to Closing (each an "Insurance Policy") along with the loss runs under each Insurance Policy for the 5-year period prior to Closing. Seller has delivered to Buyers true, correct and complete copies of each Insurance Policy. Except as listed in Schedule 3.20, with respect to each Insurance Policy: (1) such Insurance Policy is legal, valid, binding, enforceable and in full force and effect (subject to any Enforcement Limitation); (2) such Insurance Policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated herein (except to the extent enforceability may be limited by an Enforcement Limitation); (3) to Seller's Knowledge, no other party to such Insurance Policy is in default or otherwise in breach thereof (including regarding payment of premiums or giving of notices); and (4) no event has occurred that (with or without the passage of time or giving of notice) would constitute a default or breach, or permit termination, modification, cancellation or acceleration of any right or obligation under such Insurance Policy. The Insurance Policies are sufficient for compliance with all Applicable Laws and all obligations of Seller under any Contract.

3.21 **Product Warranties and Product Liability**. Seller has no Liability for replacement or repair of, or for any other damage or deficiency in connection with, any product or service. Schedule 3.21 contains copies of the standard terms and conditions of sale and of lease for Seller (including applicable guarantee, warranty and indemnity provisions) that have been utilized by Seller at any time in the last 7 years or that are still in effect from any earlier use. Except as stated in Schedule 3.21, no product or related activity designed, manufactured, promoted, sold, assembled, warehoused, delivered, installed, finished, serviced or otherwise performed by or on behalf of Seller is subject to any guarantee, warranty or other indemnity beyond the applicable standard terms and conditions of sale shown in such Schedule. Except to the extent reflected in the reserves for product warranty on the face of the Interim Balance Sheet, with respect to product warranty matters only: (i) each product designed, manufactured, promoted, sold, assembled, warehoused, delivered, installed, finished or serviced by or on behalf of Seller within the last five years is and was in conformity and compliance in all material respects with all applicable Contractual obligations, all applicable industry standards and requirements, and all express and implied warranties, and (ii) Seller does not have any Liability for replacement or repair thereof or other Losses in connection therewith. Each product designed, manufactured, promoted, sold, assembled, warehoused, delivered, installed, finished or serviced by or on behalf of Seller is and was designed, manufactured, promoted, sold, assembled, warehoused, delivered, installed, finished and serviced in conformity and compliance in all material respects with all applicable industry standards and all applicable regulatory, engineering, industrial

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standards and requirements, and all certification, nomenclature, labeling and code requirements, and all other Applicable Laws applicable thereto (in each case, to the extent Seller would have any Liability with respect thereto), and Seller has not received notice of any actual or alleged lack of conformity or noncompliance with any of the foregoing.

3.22 **Solvency**. Seller is not insolvent, and Seller will not be rendered insolvent by any of the transactions contemplated herein (as used in this sentence, "insolvent" means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair market value of the assets of Seller). Immediately before and after the date hereof and Closing: (a) Seller was and will be able to satisfy its Liabilities as they became and become due; (b) Seller had and will have assets (calculated at fair market value) that exceed its Liabilities; and (c) taking into account all pending and, of which Seller has Knowledge, Threatened Proceedings against Seller, final judgments against Seller in actions for money damages were not and are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered, as well as all other Liabilities of Seller).

3.23 **Computer Systems; Data Handling**.

(a) **Platform Description and Documentation**. Schedule 3.23(a) lists all (1) Proprietary Information Technology Systems and (2) other Computer Systems. The documentation and the source code (including its embedded commentary, descriptions and indicated authorships), the specifications and the other informational materials that describe the operation, functions and technical characteristics applicable to any Proprietary Information Technology System are complete in all material respects and sufficient to permit Seller to support and maintain the products and services of its Business as now conducted and as reasonably anticipated to be conducted. Each Computer System substantially conforms to Seller's current functional requirements and each Computer System's design specifications, documentation and other specifications and does and will perform substantially in accordance with the foregoing. The Computer Systems are sufficient for the needs of Seller's Business as currently conducted and as reasonably anticipated to be conducted, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner. Seller has sufficient rights to use all Computer Systems, which rights shall survive unchanged following the consummation of the Transactions. Seller does not use, rely on or contract with any Person to provide services bureau, outsourcing or other computer processing services to Seller.

(b) **Protection**. Seller has taken all actions that a reasonably prudent Person in its business would take to protect against the existence of (1) any protective, encryption, security or lock-out device that reasonably could adversely interrupt, discontinue, interfere with or otherwise affect its use of any Computer System and (2) any so-called computer virus, worm, trap or back door, Trojan horse or any other instruction, code, program, data or material (collectively, "Malicious Instructions") that reasonably could adversely interrupt, discontinue, interfere with or otherwise affect the operation or use by Seller of any Computer System and to the Knowledge of Seller, the Computer Systems do not contain any such Malicious Instructions. Seller maintains, and causes its vendors to maintain, commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and acts in compliance therewith. Seller uses commercially reasonable efforts to protect the confidentiality, integrity, and security of each Computer System from any unauthorized use, access, interruption, or modification by third parties.

(c) **Reliability**. No Computer System is currently experiencing or has experienced any bug, failure, breakdown, continued substandard performance, data loss, data integrity problem, hacking attempt, security breach or other Malicious Instruction in the past 36 months that has caused any substantial disruption or interruption in or to the use of any Computer System or that has resulted in the theft or unauthorized access, authorization, or use of Personal Data or other confidential or proprietary information contained thereon. Seller has in place with the third-party owners and operators of all data centers which provide services related to the Business written agreements that ensure that such third parties adhere to and

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are in compliance with the standards and requirements as set forth in Section 3.23(b) and this Section 3.23(c).

(d) **Open Source Software**. No Proprietary Information Technology System has been or is being distributed to or accessed by any Person, in whole or in part, in a manner that would require that source code for any portion of any Proprietary Information Technology System (other than any Open Source Software portions thereof and any portions thereof which are ordinarily distributed as or with source code) be disclosed or distributed under terms that require general disclosure of such source code. Seller is in compliance with the requirements of all applicable Open Source Software licenses.

(e) **Data Handling**. A privacy notice addressing the collection, retention, use and distribution of the Personal Information of individuals visiting the websites of Seller (the "Privacy Statement") is posted and accessible to individuals on each website of Seller in accordance with the Privacy Requirements. Seller and the operation of the Business complies and has complied with all Privacy Requirements. Seller has (1) developed, implemented and conducted the Business in compliance with data security or privacy policies and procedures (copies of which have been made available to Buyers), and any Privacy Statement; (2) maintained commercially reasonable and necessary administrative, physical and technical safeguards designed to protect the confidentiality, integrity and availability of Personal Information in its possession or control, and to prevent the loss and unauthorized use, access, alteration, destruction or disclosure of such Personal Information; and (3) trained its employees to follow these policies and procedures. At all times during the past three years, each of the websites of Seller has been in compliance with all Applicable Laws (including the Americans with Disabilities Act) and the Web Content Accessibility Guidelines 2.0 AA in all material respects. No written notice has been received by Seller at any time during the past three years from any Person alleging that any website of Seller is not or was not in compliance in any material respect with any Applicable Law or the Web Content Accessibility Guidelines 2.0 AA.

(f) **Data Incidents**. No Person has made any illegal or unauthorized access, acquisition, or use of Personal Information that was collected by or on behalf of Seller or is in the possession or control of Seller. Seller has not suffered, discovered or been notified of any loss, damage, or unauthorized access or acquisition, disclosure, use or breach of security of any Personal Information in its possession, custody or control, or otherwise held or processed on its behalf. Seller has not reported a breach or compromise of Personal Information to any Governmental Authority or other Person, either voluntarily or based on Contract obligations or Privacy Requirements. Seller has not been subject to or received any written claim, notice or complaint by or from any Governmental Authority or other Person and, to Seller's Knowledge, no Governmental Authority or other Person has commenced any investigation, inquiry or action relating to Seller's protection, collection, access, use, storage, disposal, disclosure, or transfer of Personal Information or violation of any Privacy Requirement. Seller has not filed any claims for coverage relating to any data security or privacy matter covered under an insurance policy issued to, or on behalf of, Seller. Seller has not reported any breach or compromise of Personal Information to any Person, either voluntarily or based on any Privacy Requirement.

(g) **Data Separation**. Seller does not have any Contract obligation to maintain Personal Information in a manner that logically or physically separates data of one customer from that of another.

(h) **Risk Assessments**. Seller has performed a security risk assessment annually and has created and maintained documentation in accordance with Applicable Laws and Privacy Requirements. Seller has addressed and remediated all threats and deficiencies identified in such security risk assessment.

(i) **International Laws**. Seller is not subject to the EU General Data Protection Regulation (GDPR) or any other Applicable Laws related to Personal Information of any jurisdiction other than the United States or the individual states thereof, or the Applicable Laws implementing any of the foregoing. To Seller's Knowledge, no data of Seller is located in, has been transferred from, has been

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obtained from a Person established or situated within, or has been processed outside the United States, including in the European Union or the territories of any of its member states.

(j) **Consummation of the Transaction**. The consummation of the transactions contemplated by this Agreement does not violate any Privacy Requirement. Upon the Closing Date, Buyers will own and continue to have the right to use all Personal Information on identical terms and conditions as Seller enjoyed immediately prior to the Closing Date.

3.24 **Brokers**. Neither Seller nor any Affiliate of Seller has any Contract with, or obligation to, any broker, finder or other similar intermediary in connection with the transactions contemplated herein that would cause Buyers to become liable for (or any of the Acquired Assets to become subject to) payment of any fee or expense.

3.25 **CO2 Matters**.

(a) Seller has not received, either verbally or in writing, any notice of default or breach under any of the Surface Use and Pore Space Lease Agreements which default or breach has not been cured or remedied to the satisfaction of the applicable lessor. Seller is not aware of any default or breach of any Surface Use and Pore Space Lease Agreement by the lessor, which has not been cured.

(b) All rentals and royalties, payments, and other burdens upon, measured by or payable, with respect to the Surface Use and Pore Space Lease Agreements, have been timely and properly paid in all respects.

(c) Except for Seller, no Person has any rights with respect to the Reservoir and associated subsurface pore spaces subject to or covered by the Surface Use and Pore Space Lease Agreements. To Seller's Knowledge, the lessors subject to the Surface Use and Pore Space Lease Agreements hold title to the pore spaces underlying the property and are authorized under the Surface Use and Pore Space Lease Agreements to permit injection of CO2 and incidental gases from ethanol fermentation and related processes into the Reservoirs and Pore Spaces subject to the Surface Use and Pore Space Lease Agreements.

(d) Seller is and at all times has been in compliance in all material respects with all Carbon Capture and Storage Laws, which compliance includes obtaining, maintaining and complying with the terms and conditions of all Permits including without limitation the Permit for Carbon Dioxide Injection.

(e) Seller has not received from any Person any written directive, notice of violation or infraction, or notice respecting relating to actual or alleged liability or non-compliance with any law, common law, order, regulation, or other legal requirement relating to the injection, sequestration or storage of CO2, or Permit for Carbon Dioxide Injection. No incident, condition, change, effect or circumstance has occurred or exists that could reasonably be expected to form the basis of any such actual or alleged non-compliance.

3.26 **Information Supplied**. None of the information contained in or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Members of the Company or at the time of the Member's Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act.

3.27 **Takeover Statutes; No Appraisal Rights**. No "control share acquisition," "moratorium" "fair price," "anti-takeover" or other Applicable Laws relating to the takeover or acquisition of a company (collectively, "Takeover Statutes") are applicable to this Agreement or the transactions contemplated hereby, nor will any Takeover Statute or burden the consummation of the transactions contemplated hereby

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or in any way restrict the actions of Parent or its Affiliates. No dissenters', appraisal or other similar rights are applicable to this Agreement or the transactions contemplated hereby.

3.28 **Full Disclosure**. The representations and warranties in this Article 3 do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements and information in this Article 3 not misleading.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BUYERS

Each Buyer hereby represents and warrants to Seller as follows:

4.1 **Organization and Good Standing**. Each Buyer is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware. Each Buyer has full limited liability company power and authority to own and lease its properties and other assets and conduct its business as now conducted.

4.2 **Authority; Binding Agreement**. The execution, delivery and performance of this Agreement and each document to be executed or delivered hereunder by Buyers or any Affiliate of Buyers has been duly authorized and approved by all necessary action with respect to such Buyer and each such Affiliate, and each such authorization and approval remains in full force and effect. Assuming due authorization, execution and delivery by Seller and its applicable Affiliates of this Agreement and each document to be executed or delivered by Seller or any of its Affiliates hereunder, this Agreement and each document to be executed or delivered hereunder by Buyers or any of their Affiliates is the legal, valid and binding obligation of such Buyer and each such applicable Affiliate of such Buyer, enforceable against such Buyer and each such applicable Affiliate in accordance with its terms, except to the extent enforceability may be limited by any Enforcement Limitation. Each Buyer and each such applicable Affiliate has all requisite power, capacity and authority to execute, deliver and perform this Agreement and each document to be executed or delivered by such Buyer or such applicable Affiliate hereunder and to consummate the transactions contemplated herein and therein to be consummated by such Buyer and each such applicable Affiliate.

4.3 **Brokers**. Other than Ocean Park Securities, LLC, neither Buyers nor any Affiliate of Buyers has any Contract with, or obligation to, any broker, finder or other similar intermediary in connection with the transactions contemplated herein that would cause Seller to become liable for payment of any fee or expense.

4.4 **Independent Investigation**. Each Buyer has conducted its own independent investigation, review and analysis of the Business and the Acquired Assets. Each Buyer acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, such Buyer has relied upon its own investigation and the express representations and warranties of Seller set forth in Article 3 of this Agreement (including related portions of the Schedules) and in any Ancillary Document.

ARTICLE 5 - CERTAIN COVENANTS AND AGREEMENTS

5.1 **Employment-Related Acknowledgements and Agreements**.

(a) **Liabilities**. Each Party acknowledges and agrees that, notwithstanding any other term herein or transaction contemplated hereby, (1) no Buyer will assume or otherwise have transferred to it any Liability of Seller or any of its Affiliates with respect to any employee or former employee of Seller or any such Affiliate (including with respect to any dependent or family member, or former dependent or family member, of such an employee or former employee), including any Liability with respect to any compensation, severance or other termination related pay, workers' compensation, sick leave, vacation, other time off or leave of absence, or other Employee Plan or under or regarding COBRA or similar

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Applicable Law, discrimination, harassment, retaliation, whistleblowing, invasion of privacy, failure to provide notice, tort (including defamation or infliction of emotional distress or negligent hiring, retention or referral) or other violation of any Applicable Law relating to employment or terms or conditions of employment (including with respect to any notice or failure to properly give any notice), and (2) this Agreement does not create any right of employment in any individual. Without implying any limitation on Liabilities of Seller, Seller will satisfy when due (A) all Liabilities described in the preceding clause (a)(1) of this Section and (B) without limiting the foregoing, with respect to Liabilities under or regarding COBRA or similar Applicable Law, all Liabilities to and with respect to each individual described in such clause (a)(1) who is an "M&A qualified beneficiary" with respect to the transactions contemplated herein (within the meaning of Treasury Regulation section 54.4980B 9, Q&A 4) or who has the same or similar status under any similar Applicable Law, specifically by maintaining a group health plan that will offer COBRA continuation coverage or similar coverage under Applicable Law to such individuals for the maximum coverage period required under COBRA or similar Applicable Law, in each case regardless of any Applicable Law that may impose or attempt to impose any such Liability on a Buyer or any Affiliate of a Buyer.

(b) **Insurance**. If Buyers request, then Seller will cooperate with Buyers, by taking any action reasonably requested by Buyers (whether before, at or after Closing) with respect to any health, dental, group life, short term disability, long term disability or workers compensation insurance coverage with respect to any employee or former employee of Seller (including with respect to any dependent or family member, or former dependent or family member, of such an employee or former employee), including by transferring applicable group insurance policies or rights thereunder to Buyers (if permitted by the insurer and requested by Buyers), to assist Buyers in providing replacement employee benefit plan coverage or continuity. If and to the extent as Buyers request, Seller will keep each of its employees on Seller's Employee Plans identified above until Buyers (or Buyers' applicable Affiliate) provides such coverage itself such that there is no break in coverage. Such obligations of Seller will only exist for the calendar month in which Closing occurs and for up to six calendar months thereafter (if and as Buyers so request). Buyers will reimburse Seller for any actual costs of Seller in taking any of the actions in this Section 5.1(b).

5.2 **Cooperation Regarding Termination and Hiring of Employees**.

(a) **Cooperation; Hiring**. On and after the date hereof (including at and after Closing), at Parent's request, Seller will cooperate in all reasonable respects with Parent (or any Affiliate of Parent) with respect to each employee of Seller that Parent (or such Affiliate) wishes (or may wish) to hire in connection with or after Closing, including by Seller providing reasonable access to such employee and terminating such employee's employment with Seller or causing the applicable Affiliate of Seller to so terminate such employment (if not already accomplished) effective in connection with or after Closing as specified by Parent.

(b) **Termination of Employee Restrictive Covenants**. In addition to any related term hereunder, effective immediately prior to the time of each such hiring by Parent or Affiliate of Parent (and at other times after Closing promptly upon Parent's request), Seller will (or Seller will cause each applicable Affiliate of Seller to) terminate, waive and release, in writing, each non-compete and similar restrictive covenant held by Seller or any of its Affiliates that restricts or otherwise obligates such an employee or any former employee (if a former employee of the Business) with respect to the Business, Seller or any Affiliate of Seller. Each such written termination, waiver and release will expressly state that Parent and its Affiliates may rely on such termination, waiver and release. In addition, Seller agrees, on behalf of itself and each of its Affiliates, that Parent and its Affiliates will have no Liability whatsoever with respect to any such non-compete or similar restrictive covenant.

(c) **No Other Obligation**. Nothing in this Agreement, or in Seller's past or current practices, will be deemed to obligate Parent or any Affiliate of Parent to continue any employment,

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compensation or employee benefit, or dictate the terms or conditions of any employment, compensation or employee benefit.

5.3 **Tax Returns and Transfer Taxes**. Except as expressly set forth in this Agreement, Seller will file and pay when due or cause to be so filed and paid, all (a) Returns and Taxes with respect to Seller or Seller's operation of the Business, (b) Transfer Taxes and (c) any other documents or payments due or owing to any Governmental Authority, including with respect to any Tax Clearances. Buyers will file and pay when due or cause to be so filed and paid, all Returns and Taxes with respect to Buyers or Buyers' operation of the Business, other than any item or amount for which Seller has Liability. Each Party will cooperate in all reasonable respects in timely making all filings, Returns and reports as may be required to comply with the provisions of Applicable Law with respect to any Tax and in executing and delivering certificates and similar items that accurately set forth relevant facts to attempt to entitle a Party to exemptions from or reductions to the payment of Transfer Taxes (if applicable).

5.4 **Tail Insurance**.

(a) Throughout the two-year period after Closing, Seller will obtain and maintain insurance policies and coverage with respect to all Seller Product-Related Liabilities that are the same, or that are substantially equivalent (including with respect to scope of coverage, deductibles, limits, exclusions, quality and standing of insurers and general protections of the Business), as the insurance policies and coverage that Seller had in place at any time during the one-year period prior to Closing with respect to Seller Product-Related Liabilities, which after Closing may include so-called discontinued operations policies and coverage or so-called tail policies and coverage to satisfy the foregoing (collectively, "Tail Insurance"). At least four Business Days prior to Closing, Seller will deliver to Buyers documentation showing to Buyers' reasonable satisfaction that the Tail Insurance will be in effect throughout such two-year period without break in coverage. Without implying any limitation on any Party's other obligations hereunder, Seller will use its commercially reasonable efforts to recover insurance proceeds under insurance policies and coverage of Seller or any of its Affiliates in connection with any applicable Loss of a Buyer or any of its Affiliates and, if such proceeds are obtained, Seller will promptly remit such proceeds to such Buyer (net of any cost or expense to Seller in obtaining such proceeds) to the extent necessary to reimburse such Buyer or such an Affiliate for such Loss.

(b) From and after the date hereof until the six year anniversary of the Closing, Seller shall use commercially reasonable efforts to (i) maintain in full force and effect for the policies' durations and (ii) afford Parent and Buyers the (A) benefit of coverage available under and (B) to the extent applicable and available, right to proceeds under, all occurrence-based third party liability insurance policies issued to Seller covering the Business, Seller or the Acquired Assets with respect to any claim or loss covered by such policies relating to occurrences prior to the consummation of the transactions contemplated by this Agreement that relates to the Business. If (x) Seller would be entitled to the proceeds of a claim made after the consummation of the transactions contemplated by this Agreement under a third party liability insurance policy of Seller relating to occurrences prior to the consummation of the transactions contemplated by this Agreement that are eligible for coverage thereunder and (y) Parent or Buyers inform Seller in a timely manner of such claim, then Seller shall use commercially reasonable efforts to file and pursue such claim. To the extent such claim is not otherwise subject to indemnification under Article 7, Buyers shall reimburse Seller for any costs and expenses incurred thereby as a result of such claim and shall exclusively bear any deductibles, retentions, or uninsured, uncovered, unavailable or uncollectible amounts solely relating to or associated with such claim. With respect to any claims or losses covered under claims made policies that are outstanding as of the Closing and relate to the Business ("Pre-Closing Claims"), Seller shall, at Buyers' cost and expense, use commercially reasonable efforts to pursue recoveries under such policies and afford to Buyers the rights to proceeds under such policies in respect of the Pre-Closing Claims. This Section 5.4(b) shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance.

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5.5 **Pre-Closing Conduct of Business.**

(a) **Certain Required Actions**. Without limiting the obligations set forth in Section 5.5(b), throughout the period prior to Closing, except (i) as expressly required hereby, (ii) as required by Applicable Law, (iii) as set forth in Section 5.5(c), or (iv) with the prior written consent of Buyers (which shall not be unreasonably withheld, conditioned or delayed), Seller shall conduct its businesses in its Ordinary Course of Business, and use its reasonable best efforts to preserve the present business operations, organization and goodwill of Seller, keep available the services of Seller's officers and employees and maintain satisfactory relationships with suppliers, customers, distributors, marketers, and others having business relationships with any of them. Seller will, prior to the Closing, (x) take the actions and effect the outcomes set forth on Exhibit 5.5(a) and (y) take all actions necessary to prepare and, in accordance with Applicable Law, file: (1) the requisite carbon intensity pathway applications for ethanol as a clean fuel with carbon, capture and storage, using the Fuel Life Cycle Model as of June 2024 under Canada's Clean Fuel Regulations, and (2) a carbon intensity score for ethanol as a fuel with carbon, capture and storage under the Clean Fuel Production Credit of Section 45Z of the Code

(b) **Certain Prohibited Actions**. Prior to the Closing, except (i) as expressly required hereby, (ii) as required by Applicable Law, (iii) as set forth in Section 5.5(c), or (iv) with the prior written consent of Buyers (which shall not be unreasonably withheld, conditioned or delayed), Seller will not:

(1) (A) issue or otherwise allow to become outstanding or acquire or pledge or otherwise encumber any equity interest or other security of Seller or right (including any option, warrant, put or call) to any such equity interest or other security, (B) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its equity interests or other securities, (C) split, combine or reclassify any of its equity interests or issue or authorize the issuance of any other security in respect of, in lieu of or in substitution for any of its equity interests or other securities or make any other change to its capital structure or (D) purchase, redeem or otherwise acquire any equity interest or any other security of Seller or any right, warrant or option to acquire any such equity interest or other security;

(2) (A) except for sales of inventory in its Ordinary Course of Business, make any sale, lease to any other Person, license to any other Person or other disposition of any asset, (B) fail to preserve and maintain any Assumed Facility in substantially the same condition as existed on the date hereof, ordinary wear and tear excepted, (C) erect any new improvement on any Assumed Facility, (D) make any capital expenditure or purchase or otherwise acquire any asset (other than purchases of inventory in its Ordinary Course of Business and capital expenditures that do not exceed $1,000,000 (individually or in the aggregate)), license any intangible asset from any other Person (other than non-exclusive licenses in its Ordinary Course of Business of Off-the-Shelf Software), lease any real property from any other Person or lease any tangible personal property from any other Person (other than leases of tangible personal property in its Ordinary Course of Business under which the annual payments do not exceed $250,000 (individually or in the aggregate)), (E) acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any Person or division thereof, (F) disclose any confidential, proprietary or non-public information (other than as is reasonably protected under a customary non-disclosure Contract) or (G) adopt a plan of liquidation, dissolution, merger, consolidation, statutory share exchange, restructuring, recapitalization or reorganization;

(3) grant or have come into existence any Encumbrance on any material asset, other than any Permitted Encumbrance;

(4) (A) become a guarantor with respect to any obligation of any other Person, (B) assume or otherwise become obligated for any obligation of any other Person for borrowed money, or (C) agree to maintain the financial condition of any other Person;

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(5) (A) incur any indebtedness for borrowed money that will not be satisfied at Closing pursuant to a Payoff and Release Letter, (B) make any loan, advance or capital contribution to, or investment in, any other Person or (C) make or pledge to make any charitable or other capital contribution;

(7) (A) fail to prepare and timely file all Returns with respect to Seller required to be filed before Closing or timely withhold and remit any employment Taxes with respect to Seller, (B) file any amended Return, (C) make or change any election with respect to Taxes or (D) settle or compromise any material Tax Liability, enter into any Tax closing agreement, surrender any right to claim a refund of Taxes, waive any statute of limitations regarding any Tax, agree to any extension of time regarding the assessment of any Tax deficiency or take any other similar action relating to any Tax;

(8) (A) adopt or change any material accounting method or principle used by Seller, except for any new requirement under the Code or (B) change any annual accounting period;

(9) (A) adopt, enter into, amend or terminate any bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation, trust, fund or other arrangement or other Employee Plan for the benefit or welfare of any individual, (B) enter into or amend any employment arrangement or relationship with any new or existing employee that has the legal effect of any relationship other than at-will employment, (C) increase any compensation (base or variable opportunity) or benefits of any director, manager, officer, employee or independent contractor or pay any benefit to any director, officer, employee or independent contractor, other than pursuant to an existing Employee Plan or Contract that is, in each case, in an amount consistent with past practice, (D) grant any award to any director, officer, employee or independent contractor under any bonus, incentive, performance or other Employee Plan (including the removal of any existing restriction in any Employee Plan or award made thereunder) or Contract, (E) enter into or amend any collective bargaining agreement or (F) except as required by Applicable Law or Contract that exists on the date hereof, take any action to segregate any asset for, or in any other way secure, the payment of any compensation or benefit to any employee;

(c) **Certain Permitted Actions**. This Agreement will not prevent or otherwise restrict Seller or any of its Affiliates from making any dividend or other distribution of cash or cash equivalents at any time before the Effective Time.

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5.6 **Items to Proper Party and Certain Reimbursements**. After Closing, each Party will promptly deliver to the proper Party any item (including any mail or other communications, monies, checks or other instruments of payment) received by such Party that belongs to such other Party or to which such other Party is entitled. After Closing, if any Party pays or satisfies any Liability of another Party, then such obligated Party will promptly reimburse such Party that paid or satisfied such Liability.

5.7 **Maintenance of Existence**. Seller will preserve and maintain its organizational existence in good standing under Applicable Law of its jurisdiction of organization for a period of at least seven years after Closing.

5.8 **Change of Name**. Within 10 days after Closing, Seller will, and Seller will cause each of its Affiliates to, amend its respective applicable Organizational Documents (including any "d/b/a" filings), and take all other actions necessary, to change its name to a name that does not include "Red Trail Energy" (or to terminate any related "d/b/a" filings containing "Red Trail Energy").

5.9 **Access to Information; Cooperation**.

(a) **Pre-Closing Access for Parent and Buyers**. Throughout the period prior to Closing, subject to the Confidentiality Agreement, Seller will (1) cause Parent, Buyers and their representatives (including legal counsel, accountants and potential lenders and investors) to have reasonable access during normal business hours and upon reasonable notice from Parent and Buyers, to the properties (including the Real Property), personnel, books, records, Contracts and other documents of or pertaining to Seller, and (2) furnish to Parent, Buyers and their representatives such additional financial and operating data and other information relating to the business of Seller as Parent or Buyers reasonably request. Parent, Buyers and their representatives will conduct such actions in a manner that does not unreasonably interfere with the operations of Seller.

(b) **Cooperation Regarding Employees.** Throughout the period prior to Closing, Seller will permit Parent (or any Affiliate of Parent) to conduct interviews with, offer post-Closing employment to, complete employment-related documents regarding and explain Parent's (or such Affiliate's) employment-related rules and benefits to, employees of Seller (and any employee of any Affiliate of Seller who performs employment services primarily for Seller). Throughout the period prior to Closing, Seller will permit and facilitate reasonable access to all employees of Seller (and any employee of Seller who performs employment services primarily for Seller) for Parent (or any Affiliate of Parent) to have the right to take any of the actions described in this Section (including continuation of the foregoing actions).

(c) **Cooperation Regarding Environmental Attributes**. In accordance with Buyers' direction and at Seller's cost, Seller shall: (a) cooperate with Buyers to ensure the transfer, conveyance, assignment, commitment, maintenance, establishment, or reestablishment of Environmental Attribute Pathways for Buyers; (b) ensure the transfer of Environmental Attributes that are Acquired Assets to Buyers; (c) recognize, attest, affirm, validate, certify, or substantiate Buyers' good, clean, marketable, and valid fee title to, rights to, interest in, and benefit of, Environmental Attributes that are Acquired Assets; (d) recognize, attest, affirm, validate, certify, or substantiate that neither Seller nor applicable third party or Person has undertaken or experienced an event in violation or breach of, or inconsistent or in conflict with, Seller's representations and warranties set forth in Section 3.12; (e) cooperate with Buyers in furtherance of Buyers' creation, origination, generation, issuance, transfer, sale, monetization, use for compliance or voluntary purposes (including, for ESG Claims), or maintenance of Environmental Attributes that are Acquired Assets; (f) remove and cause to be released any unauthorized Encumbrance that attaches to any Environmental Attributes that are Acquired Assets within thirty (30) days of notice or upon Seller gaining knowledge of such Encumbrance; and (g) promptly provide to Buyers any documentation, information, or notice in connection with any Environmental Attribute Records, Environmental Attribute Notices, Environmental Attribute Claims, or Environmental Attribute Liability, including, any information related to any actual or potential breach of Seller's representations and warranties in Section 3.12. In furtherance

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of Seller's forgoing obligations and in accordance with Buyers' direction and at Seller's cost, Seller shall provide supporting records, documents, information, or executed documents (including, officer executed certificates, attestations, or estoppel certificates) or engage with any applicable Governmental Authority or non-governmental organization, standards body, registry, or Person on behalf, or in support, of Buyers.

(d) **Post Closing Access for Each Party**. Throughout the seven-year period after Closing, each Party will, upon reasonable notice and during normal business hours, (a) cause the other Party and its representatives to have reasonable access to the Records (including Returns) of or relating to the Business, in each case to the extent reasonably required to (1) defend or pursue any Proceeding, (2) defend or pursue any indemnification matter herein, (3) prepare or audit any financial statement, (4) prepare or file any Return or unclaimed property return or filing or (5) address any other matter regarding any Tax, accounting, finance or Proceeding and (b) permit such other Party to make copies of such Records for (and only for) the foregoing purposes, at such other Party's expense; provided that, in each case, the Party accessing, or receiving copies of, such Records first must comply with the reasonable confidentiality requirements of the Party whose Records are being accessed or copied.

5.10 **Confidentiality and Publicity**.

(a) **Confidentiality**. Subject to Section 5.10(c), at all times after Closing, (1) Seller will, and Seller will cause its Affiliates to, keep confidential and not disclose and not use, any confidential, proprietary or other non-public information of the Business (including the Excluded Records), other than as reasonably required for the proper performance of post-Closing employment duties with Parent or any Affiliate of Parent, and (2) each Party will, and each Party will cause each of its Affiliates to, keep confidential and not disclose the terms of this Agreement. Effective upon Closing, the Confidentiality Agreement, dated February 12, 2024, between Seller and Parent (the "Confidentiality Agreement"), and each obligation thereunder, is automatically terminated.

(b) **Publicity**. Except as provided in each of Section 5.2, Section 5.9(b), this Section 5.10(b), and Section 5.10(c), each Party will not, and each Party will cause each of its Affiliates not to, make any public release or announcement regarding this Agreement or any of the transactions contemplated herein without the prior written consent of the other Parties (such consent not to be unreasonably withheld), except that, from and after the date hereof, Parent may make a press release or, together with Seller, a joint press release generally summarizing the transactions herein in a form mutually agreed upon in advance by each Party (such agreement not to be unreasonably withheld, conditioned or delayed).

(c) **Certain Permitted Disclosures**. Notwithstanding the foregoing, nothing in this Section 5.10 will prevent any of the following at any time:

(1) a Party or any of its Affiliates disclosing any information with respect to the Business or any of the transactions contemplated herein to the extent required under Applicable Law; provided, however, that if a Party or any of such Party's Affiliates is legally required to so disclose any information that otherwise would be prohibited in the absence of this clause (c)(1), then first (A) such Party will provide to each other Party prompt written notice thereof and cooperate (and cause such Affiliate, as applicable, to cooperate) with such other Party, to the extent such other Party reasonably requests, so that such other Party may seek a protective order or other remedy or waive compliance with the terms of this Agreement (subject, in each case, to legal requirements to the contrary) and (B) if such protective order or other remedy is not obtained, or if such other Party waives compliance with the terms of this Agreement, then such Party will (and will cause such Affiliate, as applicable, to) disclose only the portion of such information that is legally required to be disclosed, and such Party will (and will cause such Affiliate, as applicable, to) exercise its commercially reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded such information;

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(2) Parent, Buyers or any of their Affiliates communicating with any customer, supplier or other business contact of the Business regarding the transactions contemplated herein generally;

(3) a Party or any of its Affiliates making a statement or disclosure (A) as part of its or any of its Affiliate's financial statements or, notwithstanding clause (1) above, Returns, or (B) to the extent reasonably necessary to enforce or comply with this Agreement or any Transaction Document;

(4) a Party or any of its Affiliates making a statement or disclosure to (A) such Party's (or any of its Affiliate's) paid professional legal, accounting or financial advisers to the extent reasonably necessary for any such adviser to perform its paid professional legal, accounting or financial services, respectively, for such Party or such an Affiliate, including in connection with a dispute between the Parties (or such Affiliate), or (B) any lender or investor or prospective lender or investor of such Party (or such Affiliate) to the extent reasonably required as part of such (or such prospective) lending or investing relationship, provided, however, that such Party will cause each Person to whom such statement or disclosure is made under this clause (c)(4) to keep confidential and not disclose to any other Person or use (except to the extent permitted hereunder) any information in such statement or disclosure;

(5) a Party or any of its Affiliates making a statement or disclosure, that is not done in a public manner, that is general in nature and states that Parent or Buyers have acquired the Business or that Seller no longer operates the Business;

(6) a Party or any of its Affiliates making a statement or disclosure to any employees as contemplated by Section 5.2;

(7) a Party disclosing information to any Governmental Authority as contemplated herein; or

(8) a Party or any of its Affiliates communicating with its direct or indirect owners in a non-public manner.

5.11 **Covenant Not to Compete and Related Covenants**.

(a) **General Restrictions**. To further ensure that Parent and Buyers receive the expected benefits of acquiring the Acquired Assets and the Business (but without limiting any protection or other right available to Parent, Buyers or any of their Affiliates under Applicable Law), Seller agrees that, throughout the Restricted Period, Seller will not, and Seller will cause each of its Affiliates not to, directly or indirectly (including through any intermediary):

(1) own, operate, lend money to, be a guarantor for, consult with, license Intellectual Property to, render services as an employee or otherwise to, be a director, manager, governor or officer of (or hold a position similar to a director or officer of), act as agent for, or acquire or hold any interest in or otherwise invest in, any Person that engages in any Restricted Business, in whole or in part, anywhere in the Restricted Area (with "Restricted Business" meaning maintaining or operating CCS equipment and producing, marketing and distributing ethanol and related co-products, including without limitation, distillers grains and corn oil); and with "Restricted Area" meaning North America;

(2) hire, employ or engage for services, or attempt to hire, employ or engage for services, or solicit or otherwise interfere with the employment or engagement of, any individual who: (A) at or within six months prior to Closing is or was a director or officer (or individual holding similar position) or employee of Seller (or a director or officer (or individual holding

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similar position) or employee of any Affiliate of Seller who performs or performed services primarily for the Business during such period); (B) in connection with Closing or later becomes a director or officer (or individual holding similar position) or employee of Parent, Buyers or of any of their Affiliates; or (C) at any time during the six-month period prior to Closing was a 50% time (or more) independent contractor of Seller (or a 50% time (or more) independent contractor of any Affiliate of Seller who performs or performed services primarily for the Business during such period);

(3) solicit, request, advise or induce any customer, potential customer, supplier, potential supplier, or other business contact (including any independent contractor) of Parent, Buyers or of any of their Affiliates to cancel, curtail or otherwise adversely change its business or relationship with Buyer or any Affiliate of Buyer, in any Restricted Business anywhere in the Restricted Area;

(4) criticize or disparage Parent, Buyers or of any of their Affiliates or any aspect of Parent's, Buyers' or any of their Affiliates' management, policies, operations, products, services, practices or personnel; or

(5) use any name or brand that includes the abbreviation, word or words "Red Trail Energy," "Gevo," or any confusingly similar combination or variation of any of such abbreviation, word or words or brands or any other name or brand that states or implies a connection or affiliation with Parent, Buyers or of any of their Affiliates.

"Restricted Period" means the period that begins at Closing and ends on the fifth annual anniversary of the Closing Date, subject to Section 5.11(c).

(b) **Exceptions**. Notwithstanding Section 5.11(a), nothing in this Section 5.11 prohibits or otherwise restricts Seller or any Affiliate of Seller from (1) performing Seller's obligations hereunder, but only to the extent required by the terms hereof, or (2) such an Affiliate of Seller performing employment or independent contractor services for Parent, Buyers or of any of their Affiliates at the request of Parent, Buyers or such Affiliate.

(c) **Certain Remedies**. Seller hereby acknowledges and agrees that (1) this Section 5.11 as a whole, and each term of this Section 5.11, is reasonable and necessary to ensure that Parent and Buyers receive the expected benefits of acquiring the Acquired Assets and the Business, (2) Parent and Buyers refused to enter into this Agreement in the absence of this Section 5.11 and (3) breach of this Section 5.11 will harm Parent and Buyers to such an extent that monetary damages alone would be an inadequate remedy. Therefore, in the event of any breach by Seller of this Section 5.11, (A) Parent and Buyers (in addition to all other rights and remedies Parent and Buyers may have) will be entitled to seek a temporary restraining order, injunction or other equitable relief (without posting any bond or other security) restraining Seller from committing or continuing such breach and (B) in the case of any breach of Section 5.11(a), the duration of the Restricted Period will be extended beyond its then-scheduled termination date for a period equal to the duration of such breach. Without limiting the generality of Section 8.9, Seller acknowledges and agrees that if any term or application of this Section 5.11 is held unlawful or unenforceable in any respect, then this Section 5.11 will be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible, and as close to the Parties' original intent as is permissible.

5.12 **Collection of Acquired Accounts Receivable**. After Closing, Seller will and hereby does, automatically without any further action by either Party, grant to Buyers the right and authority to collect for Buyers' own account all Acquired Accounts Receivable and other amounts that are included in the Acquired Assets and to endorse with the name of Seller any checks, drafts or similar instruments received with respect to any of the foregoing.

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5.13 **Movement of Certain Acquired Assets**. On the Closing Date, Seller will deliver, at Seller's expense and risk of loss, each Acquired Asset (that is tangible, personal property) that is not located at an Assumed Facility on the Closing Date to an Assumed Facility, such that all of such Acquired Assets are located at an Assumed Facility on the Closing Date (unless located elsewhere under a consignment arrangement expressly disclosed in any Schedule).

5.14 **Certain Actions to Close Transactions**. Subject to the terms of this Agreement, each Party will use its reasonable best efforts to fulfill, and to cause to be satisfied, the conditions in Article 6 (but with no obligation to waive any such condition) and to consummate and effect the transactions contemplated herein, including to cooperate with and assist each other in all reasonable respects in connection with the foregoing. Without limiting the generality of the foregoing, the following will apply:

(a) **HSR Act**. With respect to the transactions contemplated herein, each Party will (or will cause its applicable Affiliate to), within ten Business Days after the date hereof, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the required Notification and Report Form pursuant to the HSR Act and related requirements. Thereafter, each Party promptly will (or will cause its applicable Affiliate to) submit and otherwise provide any supplemental information requested in connection therewith pursuant to such Applicable Laws. Such actions will comply, in all material respects, with such Applicable Laws. Buyers, collectively, and Seller will each pay one-half of all filing and submission fees under the HSR Act. Each Party promptly will furnish, or cause to be furnished, to each other any necessary information and reasonable assistance as any other may request in connection with its preparation of any filing or submission necessary under such Applicable Laws. Each Party will keep the other Party reasonably informed, to the extent permitted by Applicable Laws, of the status of any communications with, and inquiries or requests for additional information from, the FTC, DOJ or any other Governmental Authority, and will use its reasonable best efforts to (and, if applicable, cause its appropriate Affiliate to use such efforts to) promptly comply with any such inquiry or request. Each Party will (and, if applicable, will cause its appropriate Affiliate to) use its reasonable best efforts to cause the expiration and termination of the waiting period required under the HSR Act; provided, however, that no Party will (and each Party will cause its Affiliates not to) request or pursue early termination of such waiting period. Notwithstanding the foregoing, no Party will be required to litigate or defend against any action of the FTC, DOJ or any other Governmental Authority that attempts to enjoin the sale of the Acquired Assets to Buyers; nor will any Party be required to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divesture, disposition or license of, or otherwise take or commit to take any action that after the Closing Date would limit Buyers' or any of their Affiliates' freedom of action with respect to, or its or their ability to retain, one or more of the assets, properties, businesses, product lines or services of Buyers or any of their Affiliates, or any interest or interests therein.

(b) **Efforts to Obtain Consents**. Seller will use reasonable best efforts to give any required notices to, and make any required filings and registrations with, other Persons and to obtain each Consent listed in Schedule 3.3(b) (or required to have been listed in Schedule 3.3(b) in order avoid a breach of Section 3.3(b)) before Closing; provided, however, that Seller is not required to make any material payment to any other Person regarding any such Consent other than customary filing fees, Consent fees set forth in any Major Contract, or fees of legal counsel in connection therewith.

5.15 **No Shop**. Seller will not, and Seller will cause each Affiliate of Seller and each representative or agent of Seller not to, directly or indirectly, solicit, initiate, seek or encourage any inquiry, proposal or offer from, furnish any information to or participate in any discussion or negotiation with any Person (other than Parent and Buyers or any Person on Parent's or Buyers' behalf) regarding any acquisition of Seller's equity interests, assets or business, in whole or in part (by purchase, merger, tender offer, statutory share exchange, joint venture or otherwise), except sales of inventory in the Ordinary Course of Business of Seller.

5.16 **Data Room Copies**. Within three days following the Closing, at the cost and expense of Seller, Seller will deliver, or cause to be delivered, to Buyers hard drives or other digital storage devices

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containing complete and accurate copies of the documents and information uploaded to the Data Room that were accessible to Buyers and their representatives.

5.17 **Satisfaction of Excluded Liabilities**. At Seller's expense, Seller will properly satisfy when due all Liabilities of Seller that are Excluded Liabilities.

5.18 **Financing Assistance**.

(a) The Parties acknowledge that Buyers may attempt to arrange debt financing for the purpose of funding the transactions contemplated by this Agreement (the "Debt Financing"). Prior to the Closing, Seller shall use reasonable best efforts to provide to Buyers, at Buyers' sole cost and expense, reasonable cooperation reasonably requested by Buyers or the Debt Financing Sources and their representatives that is necessary and customary for the arrangement (and consummation) of financings of the type contemplated in connection with the arrangement of the Debt Financing, including using reasonable best efforts to take the following actions at Buyers' request with reasonable notice and subject to the limitations and expense reimbursement set forth in Section 5.18(b) below:

(i) assisting in preparation for and participation in marketing efforts (including lender meetings and calls), presentations, due diligence sessions (including technical due diligence sessions), sessions with actual or prospective lenders, investors and other meetings, including direct contact between senior management and the other representatives of Seller, on the one hand, and any actual or potential Debt Financing Source, on the other hand, with reasonable advance notice and at reasonable times and locations to be mutually agreed between Buyers and Seller;

(ii) assisting with the preparation of and executing and delivering any definitive agreement related to the Debt Financing (including schedules and exhibits thereto) and other customary certificates (including any perfection certificate and a certificate of the chief financial officer (or person performing similar functions) of Seller with respect to solvency matters) legal opinions, insurance certificates and insurance endorsements as may be reasonably requested by Buyers and, to the extent reasonably necessary in connection with the Debt Financing, facilitating the pledging of, granting of liens on and perfection of security interests in collateral, in each such case, effective no earlier than the Closing;

(iii) as promptly as reasonably practicable, furnishing to Buyer, the Debt Financing Sources and their respective representatives, financial information relating to the Acquired Assets as may be requested by the Debt Financing Sources and such other information regarding Seller reasonably necessary for the completion of the Debt Financing or assembly for marketing materials and customary for financings of this type; provided that such information shall be of the type and in the form customarily prepared by Seller or that may be prepared on the basis of information readily available to Seller and without undue burden and provided further, that Buyers shall be solely responsible for the preparation of any pro forma financial information relating to the Business;

(iv) obtaining the Payoff/Release Letters;

(v) subject to and conditioned on the occurrence of the Closing, the taking of corporate actions reasonably necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Buyer, effective no earlier than the Closing; and

(vi) providing, at least five Business Days prior to the Closing Date, all documentation and other information relating to Seller, to the extent not previously provided or made available to Buyer, as is required by regulatory authorities under applicable "know your

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customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act and including, if Seller qualifies as a "legal entity customer" under the USA PATRIOT Act beneficial ownership regulations, a beneficial ownership certificate, to the extent requested by Buyers in writing at least eight Business Days prior to the Closing Date.

(b) Notwithstanding the foregoing, (i) nothing in this Section 5.18 shall require such cooperation to the extent it would (A) unreasonably interfere with the business or operations of Seller or (B) subject any of Seller's directors, managers, officers or employees to any actual or potential personal liability, (ii) Seller shall not be required to deliver or obtain legal opinions of legal counsel, (iii) Seller shall not be required to pay any commitment or other fee, to bear any cost or expense, or to agree to provide any indemnity, in each case, in connection with the Debt Financing, other than any fee, expense or indemnity that will be promptly reimbursed by Buyer, (iv) nothing in this Section 5.18 shall require any action that would (A) conflict with or violate Seller's organizational documents or any Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, any Contract to which Seller is a party, (B) provide access to or disclose information where Seller determines that such access or disclosure could jeopardize the attorney-client privilege or contravene any Law or Contract or (C) waive or amend any terms of this Agreement or any other Contract to which Seller is a party and (v) neither Seller nor its officers, directors or employees shall be required to execute, deliver or enter into or perform any agreement, document or instrument with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing (other than customary certificates and disclosures), and no directors and managers of Seller shall be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained that would be effective prior to the Closing.

(c) Seller shall not have any Liability whatsoever to Buyers in respect of any information provided pursuant to this Section 5.18, in each case, except to the extent arising or resulting from the gross negligence or willful misconduct of Seller. Buyers shall indemnify, defend and hold harmless Seller and its representatives from and against any and all Losses, claims, awards, and judgments suffered or incurred by them in connection with the Debt Financing and the performance of their respective obligations under this Section 5.18 and any information utilized in connection therewith. Buyers shall, promptly upon request of Seller, reimburse Seller for all out-of-pocket fees, costs and expenses incurred by Seller in connection with the cooperation required by this Section 5.18, in each case, except to the extent arising or resulting from the gross negligence or willful misconduct of Seller.

(d) Seller hereby consents to the use of the logos of Seller by Buyers in connection with the Debt Financing; provided that Buyers shall ensure that such logos are used solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the reputation or goodwill of Seller.

(e) All non-public or otherwise confidential information regarding Seller obtained by Buyers or their representatives pursuant to this Section 5.18 shall be kept confidential and otherwise treated in accordance with Section 5.10.

5.19 **Further Assurances and Other Transition Actions**.

(a) **Further Assurances**. If after Closing any further action is necessary, proper or desirable to carry out any purpose of this Agreement, then each Party will take such further action (including the execution and delivery of further documents) as any other Party reasonably requests to carry out such purpose. The foregoing will be at the expense of such requesting Party, except to the extent such requesting Party is entitled to indemnification therefor under this Agreement or to the extent this Agreement otherwise allocates such expense to any other Party.

(b) **Form 8-K**. Seller and its Affiliates will cooperate and use commercially reasonable efforts to assist Parent in connection with the preparation and filing by Parent of a current report on Form 8-K, which Form 8-K will include pro forma financial statements prepared by Parent with respect

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to the transactions contemplated by this Agreement (including as contemplated by Article 11 of Regulation S-X) and historical financial statements of the Business as contemplated by Rule 3-05 of Regulation S-X. In furtherance and not in limitation thereof, prior to the Closing, Seller shall deliver the historical financial statements of the Business required to be so included and shall use commercially reasonable efforts to cause and enable its auditors to provide to Parent (and not withdraw) its consent to incorporation by reference into the registration statements filed by Parent under the Securities Act of its audit reports with respect to the financial statements of the Business.

(c) **Takeover Statutes**. If any Takeover Statute becomes or is deemed to be applicable to Seller, this Agreement or the transactions contemplated hereby, then Seller, its board of governors, or an appropriate committee thereof shall grant all approvals and take all action necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate, or if not possible minimize to the maximum extent possible, the effects of such Takeover Statute on this Agreement and the transactions contemplated hereby.

(d) **Transition**. Without limiting any other obligation of Seller hereunder, throughout the six-month period following Closing, Seller will, upon reasonable request from Buyers, reasonably cooperate with and reasonably assist Buyers in Buyers' efforts to (1) continue and maintain for the benefit of Buyers the business relationships of Seller, (2) transition the Business to Buyers or (3) obtain any Permit or third party certification (provided, however, that any transfers or reissuances of same will be at Buyers' expense). Buyers will reimburse Seller for Seller's reasonable out of pocket expenses for the foregoing, except to the extent this Agreement or any Transaction Document expressly and specifically states otherwise with respect to such individual cost.

5.20 **Members Meeting; Preparation of Proxy Statement**.

(a) **Members' Meeting**. Seller shall, as promptly as reasonably practicable after the date hereof, duly set a record date for, call, give notice of, convene and hold a special meeting of its members (the "Members' Meeting") for the purpose of obtaining the Requisite Seller Member Approval as promptly as reasonably practicable following the date upon which the Proxy Statement is cleared by the SEC (with the record date and meeting date to be set by Seller's board of governors after consultation with Parent). Subject to the terms of this Agreement, Seller's board of governors shall recommend that Seller's members vote in favor of approval of this Agreement and the transactions contemplated hereby. Seller shall comply with the Applicable Laws and Contracts in connection with the Members' Meeting, including preparing and delivering a definitive proxy statement (the "Proxy Statement") to Seller's members as required pursuant to the Exchange Act. Subject to the terms of this Agreement, Seller shall use its commercially reasonable efforts to solicit from its members proxies in favor of approval of this Agreement and the transactions contemplated hereby in compliance in all material respects with all Applicable Laws, and secure any other approval of its members that is required to effect the transactions contemplated hereby. Seller shall (i) not change the date of (or the record date for), postpone or adjourn the Members' Meeting without the consent of Parent and (ii) postpone or adjourn the Members' Meeting if so requested by Parent by prior written notice to Seller. Seller shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven Business Days prior to the date of the Members' Meeting as to the aggregate tally of proxies received by Seller with respect to the Requisite Seller Member Approval. Without the prior written consent of Parent, (1) the approval of this Agreement and the transactions contemplated hereby, (2) the approval of a reverse stock split or other transaction intended to facilitate the deregistration of Seller under the Exchange Act, and (3) procedural matters, including any legally required "golden parachute vote," shall be the only matters that Seller shall propose to be acted on by at the Members' Meeting.

(b) **Preparation of Proxy Statement**. As promptly as reasonably practicable after the date hereof (and in any event within twelve Business Days), Seller shall prepare and file with the SEC the preliminary Proxy Statement in form and substance reasonably satisfactory to each of Seller and Parent. Subject to the terms of this Agreement, the Proxy Statement shall include a recommendation of the Sellers'

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board of governors that members approve this Agreement and the transactions contemplated hereby. Parent shall cooperate with Seller in the preparation of the preliminary Proxy Statement and the definitive Proxy Statement and shall furnish to Seller the information relating to it required by the Exchange Act. Seller shall use its commercially reasonable efforts, after consultation with Parent, to respond as promptly as practicable to any comments of the SEC and to cause the Proxy Statement in definitive form to be mailed to Seller's members at the earliest reasonably practicable time. Each of Seller, Parent and Buyers shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect. Seller agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to its members, in each case as, and to the extent, required by Applicable Law. Seller shall promptly provide Parent and its counsel with copies of any written comments, and shall inform them of any oral comments, that Seller or its counsel may receive from the SEC or its staff (including any request by the SEC or its staff for any amendments or supplements to the preliminary Proxy Statement or the definitive Proxy Statement), and Seller and Parent shall cooperate in filing with the SEC or its staff, and, if required, Seller shall mail to its members, as promptly as reasonably practicable, such amendment or supplement. Parent and its counsel shall be given a reasonable opportunity to review any written responses to such SEC comments and Seller shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. The Proxy Statement shall comply in all material respects with all applicable requirements of Applicable Law.

(c) **Further Assurances**. If after Closing any further action is necessary, proper or desirable to carry out any purpose of this Agreement, then each Party will take such further action (including the execution and delivery of further documents) as any other Party reasonably requests to carry out such purpose. The foregoing will be at the expense of such requesting Party, except to the extent such requesting Party is entitled to indemnification therefor under this Agreement or to the extent this Agreement otherwise allocates such expense to any other Party.

5.21 **RPMG Rail Car Lease Termination Fee**. In the event Seller is required to pay Renewable Products Marketing Group, LLC ("RPMG"), pursuant to an Excluded Contract set forth on Schedule 5.21 hereto, any termination fees in connection with, and as a result of, the transactions contemplated by this Agreement, Buyer shall reimburse Seller for the actual amount of such bona fide fees up to an amount not to exceed $2,600,000.

ARTICLE 6 - CLOSING

6.1 **Closing**. Subject to any earlier termination hereof, closing of the transactions contemplated herein ("Closing") will be deemed to occur at Buyers' location on the third Business Day after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate such transactions (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions at Closing) or such other date or time as Buyers and Seller mutually determine (the actual date Closing occurs being the "Closing Date"). Closing will be effective as of 11:59 p.m. Central Time on the Closing Date (the "Effective Time"). If requested by either Party, Closing will be conducted remotely via electronic exchange of required Closing documentation (with the Parties cooperating in all reasonable respects to accomplish any, if any, legally-required in-person actions). All actions to be taken and all documents to be executed or delivered at Closing will be deemed to have been taken, executed and delivered simultaneously, and no action will be deemed taken and no document will be deemed executed or delivered until all have been taken, delivered and executed, except in each case to the extent otherwise stated in this Agreement or any such other document.

6.2 **Conditions to Obligation of Parent and Buyers to Close**. The obligation of Parent and Buyers to effect the closing of the transactions contemplated herein is subject to the satisfaction at or before Closing of all of the conditions listed below, any of which may be waived by Parent or Buyers, in Parent or Buyers' sole discretion:

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(a) **Accuracy of Representations and Warranties**. Each representation and warranty of Seller in Article 3 will have been true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects as of the Closing Date as if made on the Closing Date (or, in each case, if any such representation and warranty is expressly stated to have been made as of a specific date, then, for such representation and warranty, as of such specific date); provided, however, that each Fundamental Representation and each representation and warranty of Seller in Section 3.19(c)(ii) will have been true and correct in all respects as of the date of this Agreement and will be true and correct in all respects as of the Closing Date as if made on the Closing Date. For purposes of this Section 6.2(a), any representation or warranty of Seller in Article 3, other than in any Fundamental Representation or in Section 3.19(c)(ii), that is qualified by any Materiality Qualifier will be read as if each such Materiality Qualifier were not present.

(b) **Observance and Performance**. Seller will have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed and complied with by Seller on or before the Closing Date.

(c) **Officer's Certificate**. Seller will have delivered to Buyers a certificate duly executed by an authorized officer of Seller, dated the Closing Date, certifying the items in Sections 6.2(a), (b), (k) and (j) in a form reasonably satisfactory to Buyers (the "Seller Closing Certificate").

(d) **Hiring of Employees**. Parent (1) will have met with the employees of Seller of Parent's choosing regarding post-Closing employment with Parent or any Affiliate of Parent and related employment matters and (2) will as of immediately prior to Closing be satisfied, in Parent's reasonable discretion, that in connection with Closing a sufficient number (including in each level of seniority, role and location) of such employees of Seller will accept such employment and thereafter continue employment with Parent or any Affiliate of Parent.

(e) **Payoff/Release Letters**. Seller will have delivered to Buyers (1) a written release of each Encumbrance on any Acquired Asset (other than any Permitted Encumbrance) and (2) a payoff letter with respect to any Indebtedness of Seller (or related Encumbrance) with respect to any Acquired Asset or Assumed Liability or that would otherwise relate to Buyers or Buyers' operation of the Business, in each case each executed by all applicable parties and in a form reasonably acceptable to Buyers and remaining in full force and effect on the Closing Date (each a "Payoff/Release Letter"), such that taking the actions contemplated in each Payoff/Release Letter will result in there being no such Encumbrance (other than any Permitted Encumbrance) or Indebtedness as of consummation of Closing.

(f) **Assignments of Assumed Real Property Leases; Landlord Consent and Estoppel Certificates**. Seller will have delivered to Buyers (i) an assignment, in a form reasonably satisfactory to Buyer, of Seller's rights under each Assumed Real Property Lease (each a "Lease Assignment"), and (ii) a landlord consent and estoppel certificate, and a subordination, non-disturbance, and attornment agreement regarding each Assumed Real Property Lease, each dated on or before the Closing Date and duly executed by the landlord (and other relevant parties), in a form reasonably satisfactory to Buyers.

(g) **Consents**. Seller will have delivered to Buyers each Required Consent, each executed by all applicable parties and in a form reasonably acceptable to Buyers and remaining in full force and effect on the Closing Date.

(h) **Tax Clearances**. Seller will have delivered to Buyers all Tax Clearances from the all jurisdictions in which Seller is subject to any Tax and, if applicable, any waiting period for receiving such Tax Clearances will have lapsed under Applicable Law. The Parties will have complied with the requirements and communications of the applicable jurisdictions such that Buyers and each Affiliate of Buyers will not have any related successor liability or other Liability.

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(j) **No Material Adverse Effect**. Seller will not have had, or would reasonably be expected to have had, any Material Adverse Effect since the date of this Agreement.

(m) **Tail Insurance**. Seller will have delivered to Buyers the documentation contemplated in Section 5.4 regarding Tail Insurance.

(n) **Good Standing Certificates**. Seller will have delivered to Buyers a good standing certificate, dated within five days before Closing, from the Secretary of State (or comparable Governmental Authority) of each state or jurisdiction in which Seller was organized and each state or jurisdiction in which Seller is qualified to do business, each stating that Seller is in good standing therein.

(q) **Required Actions**. Seller will have delivered to Buyers evidence reasonably satisfactory to Buyers that the outcomes set forth on Exhibit 5.5(a) have been completed prior to Closing.

(r) **Employee Restrictive Covenant Matters**. Seller will have delivered to Buyers the documentation contemplated in Section 5.2(b).

(s) **Certain Employment Matters**. Each Key Person and each other employee of Seller designated by Buyers prior to Closing will have signed and delivered to Buyers (and not have repudiated or anticipatorily breached, or rejected or made any request to alter any provision of, or otherwise

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demonstrated any intent not to honor) an employment or consulting agreement (or other document setting forth such Person's terms of employment or consulting arrangement (as the case may be)) and restrictive covenant agreement with and in favor of Buyers or an Affiliate of Buyers, each in form and substance reasonably satisfactory to Buyers.

(t) **Requisite Seller Member Approval**. The Requisite Seller Member Approval shall have been obtained.

(u) **Debt Financing**. Parent and Buyers shall have obtained the Debt Financing (which, for the avoidance of doubt, includes that the funds from the Debt Financing shall be available to Parent and Buyers prior to the Closing) on terms satisfactory to Parent and Buyers in their sole discretion.

(v) **Other Items**. Seller will have delivered to Buyers all other documents and items required by this Agreement to be delivered, or caused to be delivered, by Seller at or before Closing, each in a form reasonably acceptable to Buyers (or as this Agreement otherwise requires).

6.3 Conditions to Obligation of Seller to Close. The obligation of Seller to effect the closing of the transactions contemplated herein is subject to the satisfaction at or before Closing of all of the conditions listed below, any of which may be waived by Seller, in Seller's sole discretion:

(a) **Accuracy of Representations and Warranties**. Each representation and warranty of Buyers in Article 4 will have been true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects as of the Closing Date as if made on the Closing Date (or, in each case, if any such representation and warranty is expressly stated to have been made as of a specific date, then, for such representation and warranty, as of such specific date). For purposes of this Section 6.3(a), any representation or warranty of Buyers in Article 4 that is qualified by any Materiality Qualifier will be read as if each such Materiality Qualifier were not present.

(b) **Observance and Performance**. Buyers will have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed and complied with by Buyers on or before the Closing Date.

(c) **Officer's Certificate**. Buyers will have delivered to Seller a certificate duly executed by an authorized officer of each Buyer, dated the Closing Date, certifying the items in Sections 6.3(a) and 6.3(b) in a form reasonably satisfactory to Seller (the "Buyer Closing Certificate").

(f) **Requisite Seller Member Approval**. The Requisite Seller Member Approval shall have been obtained.

(g) **Other Items**. Buyers will have delivered all other documents and items required by this Agreement to be delivered, or caused to be delivered, by Buyers at or before Closing, each in a form reasonably acceptable to Seller (or as this Agreement otherwise requires).

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6.4 **Closing Deliveries by Seller**. At Closing, Seller will deliver, or cause to be delivered, to Buyers (or as Buyers or this Agreement otherwise direct), the following:

(a) Bills of Sale, Assignment and Assumption Agreement, each substantially in the form attached hereto as Exhibit 6.4(a) and dated the Closing Date (each, a "Bill of Sale"), executed by Seller;

(b) a certificate of title for each owned motor vehicle that is an Acquired Asset, each executed by Seller, causing the conveyance to the applicable Buyer of unencumbered title to each such motor vehicle (or evidence that all Encumbrances have been paid off and that a "clean" certificate of title will be provided to the applicable Buyer promptly), together with any other document reasonably requested by such Buyer to enable the applicable Governmental Authority to issue a new certificate of title for each such motor vehicle in such Buyer's name (provided that such Buyer will cause the processing, and payment of any fees, for such transfer);

(c) a certificate duly executed by an authorized officer of Seller, in a form approved in advance by Buyer, dated the Closing Date, certifying (1) that attached thereto is a true, correct and complete copy of the Organizational Documents of Seller, in each case as are then in full force and effect, and (2) that attached thereto is a true, correct and complete copy of the resolutions of the board of managers and members of Seller authorizing the execution, delivery and performance of this Agreement and each Transaction Document of Seller and the transactions contemplated herein and therein, in each case as are then in full force and effect (the "Seller Organizational Documents and Resolutions Certificate");

(d) a certificate from Seller, in form and substance reasonably satisfactory to Buyer, certifying pursuant to Treasury Regulations section 1.1445-2(b)(2), that Seller is not a foreign person within the meaning of Section 1445 and 897 of the Code (the "FIRPTA Certificate");

(e) a Domain Name Assignment substantially in the form attached hereto as Exhibit 6.4(e), dated the Closing Date (the "Domain Name Assignment"), each executed by Seller;

(f) an IRS Form W-9 certificate from Seller (and each other Person to which any payment will be made at Closing by Buyers);

(g) a transition services agreement dated the Closing Date (the "RPMG Agreement"), executed by the relevant parties and RPMG;

(h) all other documents required to convey, transfer and assign from Seller to Buyers any Intellectual Property that is an Acquired Asset; and

(i) all other documents and items required by this Agreement to be delivered, or caused to be delivered, by Seller at Closing (if any).

6.5 **Closing Deliveries by Buyers**. At Closing, Buyers will deliver, or cause to be delivered, to Seller (or as Seller or this Agreement otherwise directs), the following:

(a) Bills of Sale, executed by each Buyer;

(b) payment of the Estimated Closing Purchase Price, pursuant and subject to Section 2.4 (but subject to any other payment or adjustment the Parties agree to make at Closing);

(c) the Domain Name Assignment, executed by a Buyer;

(d) the RPMG Agreement, executed by Buyers; and

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(e) all other documents and items required by this Agreement to be delivered, or caused to be delivered, by Parent or Buyers at Closing (if any).

6.6 **Termination of Agreement**. This Agreement may be terminated before Closing only as follows:

(a) by mutual written consent of Buyers and Seller;

(b) by either Buyers or Seller, if Closing has not occurred on or before June 30, 2025 (the "Outside Date");

(c) by Buyers, if any condition in Section 6.2 becomes incapable of fulfillment by the Outside Date; provided that Buyers have not waived such condition;

(d) by Seller, if any condition in Section 6.3 becomes incapable of fulfillment by the Outside Date; provided that Seller has not waived such condition;

(e) by Buyers, if (1) Seller commits a material breach of any term of this Agreement and (2) such breach is not cured within 15 days after the date on which Buyers give to Seller written notice of such breach; provided that Buyers have not waived such breach; or

(f) by Seller, if (1) a Buyer commits a material breach of any term of this Agreement and (2) such breach is not cured within 15 days after the date on which Seller gives to such Buyer written notice of such breach; provided that Seller has not waived such breach.

A termination of this Agreement under any of the preceding clauses (b) through (f) will be effective one Business Day after the Party seeking termination gives to the other Party written notice of such termination. Notwithstanding any term in this Section 6.6, neither Buyers nor Seller will have the right to terminate this Agreement (except by mutual written consent pursuant to Section 6.6(a)) if the failure to satisfy any condition to Closing or consummate the transactions contemplated herein results in any material respect from the breach by a Buyer (if such Buyer is the Party seeking to terminate this Agreement) or by Seller (if Seller is the Party seeking to terminate this Agreement) of any of its representations, warranties, covenants or agreements herein.

6.7 **Effect of Termination**.

(a) If this Agreement is terminated pursuant to Section 6.6, then this Agreement will be of no further force or effect, except for the terms of Section 2.3 (entitled, "Payment of Earnest Money Deposit"), Section 5.10 (entitled, "Confidentiality and Publicity"), this Section 6.7 (entitled, "Effect of Termination"), Section 8.2 (entitled, "Expenses"), Section 8.5 (entitled, "Governing Law), Section 8.6 (entitled, "Jurisdiction, Venue and Waiver of Jury Trial"), and this Section 6.7. Upon any termination pursuant to Section 6.6, no Party will have any further obligation or other Liability hereunder, except pursuant to a Section listed in the immediately preceding sentence or for any pre-termination fraud, intentional misrepresentation, criminal violation, or intentional breach.

(b) Each of the Parties agree that the Earnest Money Deposit Amount is not a penalty but is liquidated damages in a reasonable amount that will compensate Seller in circumstances in which the Earnest Money Deposit Amount is payable, which amount would otherwise be impossible to calculate with precision.

(c) Notwithstanding anything to the contrary in this Agreement, except for Section 7.2 related to Losses incurred by Seller following (and subject to) the Closing, Seller's right to terminate this Agreement and retain payment of the Earnest Money Deposit Amount pursuant to Section 2.3 shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of Seller and any of

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its Affiliates against Parent, Buyers and any of their respective Affiliates or any of their respective former, current, or future stockholders, partners, members, or representatives, for any and all Losses that may be suffered based upon, resulting from, arising out of, or relating to this Agreement, or any Transaction Documents, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of this Agreement, or the failure to consummate the transactions contemplated by this Agreement and (ii) upon payment of the Earnest Money Deposit Amount to Seller, none of Parent, Buyers or any of their Affiliates, or any of their respective former, current, or future stockholders, partners, members, or representatives, shall have any further liability or obligation relating to or arising out of this Agreement or any Transaction Documents, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination this Agreement, or failure to consummate the transactions contemplated by this Agreement. If Closing has not occurred, Seller shall not seek any (1) equitable relief or equitable remedies of any kind whatsoever or (2) money damages or any other recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, other than monetary damages in an amount not in excess of the amount of the Earnest Money Deposit Amount, in each case, relating to or arising out of this Agreement or any Transaction Documents, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of this Agreement, or failure to consummate the transactions contemplated by this Agreement.

ARTICLE 7 - INDEMNIFICATION AND RELATED MATTERS

7.1 **Obligations of Seller**. Seller will indemnify, defend and hold harmless Parent and Buyers from and against any Loss of Parent, Buyers or any of Buyers' Other Indemnified Persons arising out of, relating to or resulting from, directly or indirectly (and whether or not involving any third party), any:

(a) breach of or inaccuracy in any representation or warranty of Seller in this Agreement or in any Seller Ancillary Document as of the date hereof or as of Closing;

(b) breach of any covenant or agreement to be performed by Seller in this Agreement or in any Seller Ancillary Document;

(c) Tax Loss;

(f) Excluded Asset;

(i) items set forth on Exhibit 7.1(i).

7.2 **Obligations of Buyers**. Following the Closing Date, Buyers will indemnify, defend and hold harmless Seller from and against any Loss of Seller or any of Seller's Other Indemnified Persons

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(a) breach of or inaccuracy in any representation or warranty of Buyers in this Agreement or in any Buyer Ancillary Document as of the Closing;

(b) breach of any covenant or agreement to be performed by Buyers following the Closing Date in this Agreement or in any Buyer Ancillary Document;

(d) the ownership, use, possession or operation of any of the Acquired Assets, except to the extent (i) the related Loss arises out of, relates to or results from, directly or indirectly, an Excluded Liability or any breach of any representation, warranty, covenant or agreement made by Seller in this Agreement or in any Seller Ancillary Document or (ii) Seller is obligated therefor under another term of this Agreement.

7.3 **Certain Limitations and Other Matters Regarding Claims**.

(a) **Deductible on Seller's Obligations for Certain Representations and Warranties**. Subject to the other terms of this Article 7, Seller will not have any obligation under Section 7.1(a), unless and until the aggregate amount of Losses for which Seller is obligated thereunder exceeds $630,000 (the "Deductible"), and then only for the amount of such Losses in excess of the Deductible.

(b) **Cap on Seller's Obligations for Certain Representations and Warranties.** Subject to the other terms of this Article 7, Seller's obligations under Section 7.1(a), in the aggregate, will not exceed an amount equal to the Indemnification Escrow Amount (the "Cap").

(c) **Deductible on Buyers' Obligations for Certain Representations and Warranties.** Subject to the other terms of this Article 7, Buyers will not have any obligation under Section 7.2(a), unless and until the aggregate amount of Losses for which Buyers are obligated thereunder exceeds the Deductible, and then only for the amount of such Losses in excess of the Deductible.

(d) **Cap on Buyers' Obligations for Certain Representations and Warranties**. Subject to the other terms of this Article 7, Buyers' obligations under Section 7.2, in the aggregate, will not exceed an amount equal to the Cap.

(e) **Certain Treatment of Fundamental Representations**. Notwithstanding the foregoing terms of this Section 7.3: (1) Section 7.3(a), 7.3(b), 7.3(c), or 7.3(d) will not limit any obligation with respect to any Fundamental Representation; and (2) the amount of Losses indemnified hereunder with respect to any Fundamental Representation will not be used in determining if the Deductible or Cap has been reached or exceeded. "Fundamental Representation" means any representation or warranty (A) in Section 3.1, 3.2, 3.4(d), 3.7(a), 3.8(b), 3.12, 3.15, 3.22, 3.24, 4.2, 4.3 or 4.4 or (B) that is made with Fraud.

(f) **Reserved.**

(g) **Other Factors Not Limiting**. No representation or warranty will limit the generality or applicability of any other representation or warranty. The terms of this Article 7 will be enforceable regardless of whether Liability is based on past, present or future acts or claims and regardless of any sole, concurrent, contributory, comparative or similar negligence, or of any sole, concurrent, strict or similar Liability, of a Person seeking indemnification (or of any of its Other Indemnified Persons).

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(h) **Sole and Exclusive Remedies**. Notwithstanding any other term herein, other than (i) with respect to the use of a Dispute Expert under Section 2.5 (which, for the avoidance of doubt does not preclude any remedy under this Article 7 for any breach hereof); (ii) with respect to Section 6.7; and (iii) in connection with (1) Fraud, and (2) the rights of Buyers under the R&W Policy, the sole and exclusive remedies of the Parties arising out of, relating to or resulting from this Agreement or any Ancillary Document will be limited to those contained in this Article 7.

(i) **Specific Performance**. The Parties agree that irreparable damage would occur if any provision of this Agreement was not performed by any Party in accordance with the specific terms hereof or was otherwise breached by any Party. It is accordingly agreed that any Party shall be entitled, without proof of actual damages, and without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which it is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance, and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

(j) **Effect of Certificates**. Any written certification by a Person (or any officer or similar executive thereof) of the accuracy of any representation or warranty or of any other matter will be deemed to constitute the making or re-making of such representation or warranty by such Person (or a representation or warranty regarding such other matter) at the time of and manner stated in such certification, including for purposes of Section 7.1(a) and 7.2(a). Any written certification by such an officer or similar executive is made in such capacity, and no Person will have any recourse against such officer or similar executive in such capacity in connection therewith, other than in connection with any fraud, intentional misrepresentation, criminal violation, or intentional breach.

(k) **Effect of Materiality**. For purposes of this Article 7, in determining (1) if a breach of or inaccuracy in a representation or warranty in this Agreement (other than in Section 3.4(b) and Section 3.19(c)) or in any Ancillary Document exists and (2) the amount of Losses arising out of, relating to or resulting from, directly or indirectly, any such breach or inaccuracy, all Materiality Qualifiers will be ignored and each such representation and warranty will be read and interpreted without regard to any Materiality Qualifier.

7.4 **Certain Survival Periods**.

(a) **Survival of Representations and Warranties**. Subject to Section 7.4(c), each representation or warranty herein or in any Ancillary Document will survive the execution and delivery of this Agreement and remain in full force and effect until the end of the date that is 12 months after the Closing Date (however, if such date is not a Business Day, then the end of the day that is the next following Business Day), at which time such representation or warranty will expire and terminate and no indemnification, defense and hold harmless obligation will be associated therewith or based thereon, except that each Fundamental Representation will survive until (and then so expire and terminate) the later of (1) end of the date that is 60 days after the date that all liability relating thereto is barred by all applicable statutes of limitation or (2) the end of the date that is the seventh annual anniversary of the Closing Date.

(b) **Survival of Covenants and Agreements**. Each covenant and agreement herein or in any Ancillary Document, and all associated rights to indemnification, defense or to be held harmless (including any right to pursue such matters, including via any Proceeding), will survive Closing and will continue in full force thereafter until all liability hereunder relating thereto is barred by all applicable statutes of limitation.

(c) **Survival Until Final Determination**. Notwithstanding Section 7.4(a) or 7.4(b), for each claim for indemnification, defense or to be held harmless hereunder regarding a representation,

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warranty, covenant or agreement that is validly made before expiration of such representation, warranty, covenant or agreement, such claim and associated right to indemnification, defense or to be held harmless (including any right to pursue such matters, including via any Proceeding) will not expire or terminate before final determination and satisfaction of such claim.

7.5 **Notice of Claims and Procedures**.

(a) **Notice of Claims**. A Party entitled to indemnification, defense or to be held harmless hereunder (the "Claiming Party") will give the Party obligated to provide such indemnification, defense or to hold harmless (the "Indemnifying Party") prompt notice of any claim, specifying the basis of such claim in reasonable detail and the amount of such claim (in each case to the extent known by such Claiming Party), for which such Claiming Party proposes to demand indemnification, defense or to be held harmless, (1) by a Person that is not a Party nor an Other Indemnified Person (such a claim, being a "Third Party Claim" and such notice of such Third Party Claim being the "Initial Claim Notice") or (2) that does not involve a Third Party Claim. Thereafter, the Claiming Party will give the Indemnifying Party, promptly after the Claiming Party's (or any of its applicable Other Indemnified Person's) delivery or receipt thereof, copies of all material documents (including court papers) of or received by the Claiming Party (or such Other Indemnified Person) relating to any such Third Party Claim. The failure to promptly give such notice or to promptly give such copies will not relieve the Indemnifying Party of any Liability hereunder, except if the Indemnifying Party was prejudiced thereby, but only to the extent of such prejudice.

(b) **Access and Cooperation**. Each Party will, and will cause its Other Indemnified Persons to, cooperate and assist in all reasonable respects regarding each such Third Party Claim, including by promptly making available to such other Party (and its legal counsel and other professional advisers with a reasonable need to know) all books and records of such Person relating to such Third Party Claim, subject to reasonable confidentiality precautions.

(c) **Defense and Participation**. This Section 7.5(c) relates only to Third Party Claims, except that this Section 7.5(c) will not apply to any matter with respect to any Seller Product-Related Liability (and Seller will not have any right to conduct the Defense of any Seller Product-Related Liability).

(1) **Election to Conduct Defense**. Promptly after receiving an Initial Claim Notice under Section 7.5(a), the Indemnifying Party will have the option (subject to the rights of any insurer under the R&W Policy) to conduct the Defense of such Third Party Claim, at the expense of the Indemnifying Party, except if (A) the aggregate amount of the potential obligations of the Claiming Party (or its Other Indemnified Persons) with respect to such Third Party Claim exceeds the maximum obligations of the Indemnifying Party under this Agreement with respect to such Third Party Claim, (B) such Third Party Claim seeks any equitable or other non-monetary damage or remedy, (C) such Third Party Claim alleges criminal conduct or would reasonably be expected to result in any criminal charge, penalty or sanction, (D) it is reasonably likely that such Third Party Claim will adversely affect the Claiming Party (or any of its Other Indemnified Persons), other than for monetary damages, or (E) the Indemnifying Party fails to provide the Claiming Party with evidence reasonably satisfactory to the Claiming Party that the Indemnifying Party has the financial resources to actively and diligently conduct the Defense of such Third Party Claim and fulfill the Indemnifying Party's indemnification obligations hereunder with respect thereto. To elect to conduct such Defense, the Indemnifying Party must give written notice of such election to the Claiming Party within 10 days (or within the shorter period under Applicable Law, if any, during which a Defense must be commenced for the preservation of rights) after the Claiming Party gives the corresponding Initial Claim Notice to the Indemnifying Party (otherwise, such right to conduct such Defense will be deemed waived). If the Indemnifying Party validly makes such election, it will lose such right to conduct such Defense if it fails to continue to actively and diligently conduct such Defense.

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(2) **Conduct of Defense, Participation and Settlement**. If the Indemnifying Party conducts the Defense of such Third Party Claim, then (A) the Claiming Party may participate, at its own expense, in such Defense (including any Proceeding regarding such Third Party Claim) and will have the right to receive copies of all notices, pleadings or other similar documents regarding such Defense and (B) each Party will keep each other Party reasonably informed of all matters material to such Defense and Third Party Claim at all stages thereof.

(3) **Indemnifying Party Does Not Conduct Defense**. If the Indemnifying Party does not conduct the Defense of such Third Party Claim (including if it loses such right as contemplated in clause (c)(1) above), then the Claiming Party may conduct the defense of such Third Party Claim in any manner that the Claiming Party reasonably deems appropriate, at the reasonable expense of the Indemnifying Party (subject to the other limitations of this Article 7 and to the extent that the Indemnifying Party is obligated therefor).

(4) **Settlement or Compromise**. No Party will (and each Party will cause its Other Indemnified Persons not to) admit liability with respect to, or compromise or settle, such Third Party Claim without the other Party's prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).

7.6 **Mitigation**. Each Party will use its commercially reasonable efforts to mitigate each Loss of such Party or any of such Party's Other Indemnified Persons; provided, however, that no Person is required to bring or conduct any Proceeding in doing so.

7.7 **Indemnification Adjusts Purchase Price for Tax Purposes**. Each Party will, including retroactively, treat indemnification payments under this Agreement as adjustments to the Purchase Price for Tax purposes to the extent required under Applicable Law.

7.8 **Right of Set Off**. Each Party (a "Setting Off Party") will have the right to set off and retain any amount to which such Setting Off Party or any of its Other Indemnified Persons is entitled from any other Party (the "Owing Party") or any of its Other Indemnified Persons (including under this Agreement or any other Contract), against any amount otherwise payable by such Setting Off Party or any of its Other Indemnified Persons to such Owing Party or any of its Other Indemnified Persons. The exercise of or failure to exercise such right of set off will not constitute an election of rights or remedies or limit in any manner the enforcement of any other right or remedy that may be available to a Party or any of its Other Indemnified Persons.

7.9 **Escrows**. To secure certain obligations of Seller and Buyers hereunder, (a) the Earnest Money Deposit Amount, (b) the Purchase Price Adjustment Escrow Amount, and (c) the Indemnification Escrow Amount will be deposited into an escrow account (the "Escrow Account") pursuant to Sections 2.3 and 2.4, and the terms of the Escrow Agreement. The Earnest Money Deposit Amount will be used only for matters with respect to Section 2.3. The Purchase Price Adjustment Escrow Amount will be used only for matters with respect to Section 2.5 as stated in such Section and the Escrow Agreement. The Indemnification Escrow Amount may be used for any obligation of Seller under this Agreement to indemnify, defend or hold harmless. Disbursements from the Escrow Account will occur under the terms hereof and the Escrow Agreement.

ARTICLE 8 - CERTAIN GENERAL TERMS AND OTHER AGREEMENTS

8.1 **Notices**. All notices or other communications required or permitted to be given hereunder will be in writing and will be (a) delivered by hand, (b) sent by United States registered or certified mail, (c) sent by nationally recognized overnight delivery service for next Business Day delivery or (d) sent by email, in each case as follows (using each applicable address or email address):

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(1) if to Seller, to:

Red Trail Energy, LLC
c/o BrownWinick
666 Grand Avenue, Suite 2000
Des Moines, Iowa 50309
Attn: Joe Leo
Email: joe.leo@brownwinick.com

with a copy to:

BrownWinick Law Firm
666 Grand Avenue, Suite 2000
Des Moines, Iowa 50309
Attn: Joe Leo
Email: joe.leo@brownwinick.com

(2) if to Parent or Buyers, to:

Gevo, Inc.
345 Inverness Dr. S
Building C, Suite 310
Englewood, CO 80112
Attention: Chris Ryan, President and Chief Operating Officer
Email: cryan@gevo.com

with a copy to:

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55405
Attention: W. Morgan Burns; Michael B. Abbott
Email: morgan.burns@faegredrinker.com; michael.abbott@faegredrinker.com

Such notices or communications will be deemed given (A) if so delivered by hand, when delivered, (B) if so sent by mail, three Business Days after mailing, (C) if so sent by overnight delivery service, one Business Day after delivery to such service, or (D) if so sent by email, the day sent. Buyers or Seller may change the respective addresses or email addresses to which such notices and other communications are to be given to it by giving the other Party notice in the foregoing manner and expressly stating that such change is being made under this Section 8.1. In the event any notices are sent by means other than email, the party sending the notice will also promptly send to the Party to which such notice is being sent, an email copy of such notice (which shall not impact or alter the effective delivery of the notice sent by such other means), to the email address set forth above.

8.2 **Expenses**. Except as is expressly stated otherwise herein (including Section 5.14(a) with respect to filing and submission fees under the HSR Act and with respect to R&W Policy Expenses), each Party will bear its own costs and expenses incurred in connection with the transactions contemplated herein, including that Seller will bear all Seller Transaction Expenses.

8.3 **Interpretation; Construction**. In this Agreement:

(a) the cover page, table of contents and headings are for convenience of reference only and will not affect the meaning or interpretation of this Agreement;

(b) the words "herein," "hereunder," "hereby" and similar words refer to this Agreement as a whole (and not to the particular sentence, paragraph or Section where they appear);

(c) terms used in the plural include the singular, and vice versa, unless the context clearly requires otherwise;

(d) unless expressly stated herein to the contrary, reference to any document means such document as amended or modified and as in effect from time to time in accordance with the terms thereof;

(e) unless expressly stated herein to the contrary, reference to a document, including this Agreement, will be deemed to also refer to each annex, addendum, exhibit, schedule or other attachment thereto;

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(f) unless expressly stated herein to the contrary, reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and as in effect from time to time, including any rule or regulation promulgated thereunder;

(g) the words "including," "include" and variations thereof are deemed to be followed by the words "without limitation";

(h) "or" is used in the sense of "and/or"; "any" is used in the sense of "any and/or all"; "with respect to" any item includes the concept "of," "under" or "regarding" such item or any similar relationship regarding such item; and "to the extent" means "to the extent (but only to the extent)";

(i) unless expressly stated herein to the contrary, reference to an Article, Section, Schedule or Exhibit is to an article, section, schedule or exhibit, respectively, of this Agreement;

(j) all dollar amounts are expressed in and will be paid in United States dollars;

(k) when calculating a period of time, the day that is the initial reference day in calculating such period will be excluded and, if the last day of such period is not a Business Day, such period will end on the next day that is a Business Day;

(l) with respect to all dates and time periods in or referred to in this Agreement, time is of the essence;

(m) the phrase "the date hereof" means the date of this Agreement, as stated in the first paragraph hereof;

(n) the Parties participated jointly in the negotiation and drafting of this Agreement and the documents relating hereto, and each Party was (or had ample opportunity to be) represented by legal counsel in connection with this Agreement and such other documents and each Party and each Party's counsel has reviewed and revised (or had ample opportunity to review and revise) this Agreement and such other documents; therefore, if an ambiguity or question of intent or interpretation arises, then this Agreement and such other documents will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the terms hereof or thereof; and

(o) any document which is required to be "delivered," "provided" or "made available" to Buyers pursuant to this Agreement will be deemed to have been so delivered, provided or made available only if a copy of such document has been uploaded to the Data Room and remained accessible to Buyers and their representatives via normal means throughout at least the two Business Days period prior to the date hereof.

8.4 **Parties in Interest; No Third-Party Beneficiaries**. Except for each Party and each of their respective permitted successors and assigns (each of which is an express third-party beneficiary of this Agreement and the applicable Transaction Documents with the right to enforce this Agreement and such other Transaction Documents), there is no third-party beneficiary hereof and nothing in this Agreement (whether express or implied, including Section 5.1, 5.2, 5.3 or 5.9(b)) will or is intended to confer any right (including employment or employee benefit right) or remedy under or by reason of this Agreement on any Person (including any Other Indemnified Person or any employee).

8.6 **Jurisdiction, Venue and Waiver of Jury Trial**. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT

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SITTING IN THE STATE OF DELAWARE, OR ANY FEDERAL COURT WHOSE JURISDICTION INCLUDES DELAWARE, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND TO THE RESPECTIVE COURT TO WHICH AN APPEAL OF THE DECISIONS OF ANY SUCH COURT MAY BE TAKEN, AND EACH PARTY AGREES NOT TO COMMENCE, OR COOPERATE IN OR ENCOURAGE THE COMMENCEMENT OF, ANY SUCH PROCEEDING, EXCEPT IN SUCH A COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE THEREIN OF SUCH A PROCEEDING. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT, AND ANY OTHER PROCESS WITH RESPECT TO ANY SUCH PROCEEDING THAT MAY BE SERVED IN ANY SUCH PROCEEDING, BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, BY DELIVERING A COPY THEREOF TO SUCH PARTY AT ITS RESPECTIVE ADDRESS, BY THE REQUIREMENTS OF SECTION 8.1 OR BY ANY OTHER METHOD PROVIDED BY APPLICABLE LAW. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT ON THE JUDGMENT OR BY ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUCH PROCEEDING.

8.7 **Entire Agreement; Amendment; Waiver**. This Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter herein and supersedes any prior representations, warranties, covenants, agreements and understandings of any of the Parties regarding such subject matter. No supplement, modification or amendment hereof will be binding unless expressed as such and executed in writing by each Party (except as contemplated in Section 5.11(c) or 8.9). Except to the extent as may otherwise be stated herein, no waiver of any term hereof will be binding unless expressed as such in a document executed by the Party making such waiver. No waiver of any term hereof will be a waiver of any other term hereof, whether or not similar, nor will any such waiver be a continuing waiver beyond its stated terms. Except to the extent as may otherwise be stated herein, failure to enforce strict compliance with any term hereof will not be a waiver of, or estoppel with respect to, any existing or subsequent failure to comply.

8.8 **Assignment; Binding Effect**. Neither this Agreement nor any right or obligation hereunder will be assigned, delegated or otherwise transferred (by operation of law or otherwise) by any Party without the prior written consent of the other Party (which consent will not be unreasonably withheld, conditioned or delayed), except that a Buyer or any of its Affiliates (and only such Buyer or any of its Affiliates) will have the right to (a) assign and transfer the right to acquire certain Acquired Assets and assume certain Assumed Liabilities to another Buyer, and (b) assign or otherwise transfer this Agreement or any right hereunder or delegate any obligation hereunder to: (1) a Person that does all of the following: (A) acquires or otherwise succeeds to all or substantially all of its business and assets; (B) assumes all of its obligations hereunder or its obligations hereunder that arise after such assignment, delegation or transfer; and (C) agrees to perform or cause performance of all such assumed obligations when due; (2) any of Buyers' Affiliates; (3) the insurer under the R&W Policy; or (4) any source of financing for Buyers or any Affiliate of either of them; provided that no such assignment, delegation or transfer under clause (a) or clause (b)(1), (2), or (3) above will relieve the assignor, delegator or transferor of any obligation hereunder. This Agreement will be binding on and inure to the benefit of the respective permitted successors and assigns of the Parties. Any purported assignment, delegation or other transfer not permitted by this Section is void.

8.9 **Severability; Blue-Pencil**. The terms of this Agreement will, where possible, be interpreted and enforced so as to sustain their legality and enforceability, read as if they cover only the specific situation to which they are being applied and enforced to the fullest extent permissible under Applicable Law. If any term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced (including any term in Section 5.11), then all other terms of this Agreement will nevertheless remain in full force and effect, and such term automatically will be

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amended so that it is valid, legal and enforceable to the maximum extent permitted by Applicable Law, but as close to the Parties' original intent as is permissible.

8.10 **Counterparts**. The Parties agree that facsimile, .pdf or other electronic copies of signatures to this Agreement will be binding and enforceable as original signatures. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.11 **Disclosure Schedules**. Certain information may be contained in the Schedules solely for informational purposes and its mere inclusion will not establish any level of materiality or similar threshold. A Schedule will qualify only the corresponding term of this Agreement to which such Schedule expressly relates, except that each item disclosed in any Schedule in a manner that makes its relevance to one or more other Schedules, representations or warranties readily apparent on the face of such disclosure will be deemed to have been appropriately included in each such other Schedule, representation or warranty.

ARTICLE 9 - CERTAIN DEFINITIONS

The following definitions will apply:

"Acquired Accounts Receivable" is defined in Section 1.1(a)(3).

"Acquired Assets" is defined in Section 1.1(a).

"Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control," "controlled by" and "under common control with," as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, Seller is not and will not be deemed to be at any time an Affiliate of Parent or Buyers.

"Affiliate Liability" means any Liability, whenever arising (whether before, on or after Closing), with respect to any operations, business or other act or omission, or any claim or other Proceeding, that is of, by or on behalf of any Affiliate of Seller, other than a Liability of a Buyer or an Affiliate of a Buyer pursuant to the express terms of this Agreement or any Transaction Document of Buyers.

"Agreement" is defined in the preamble of this Agreement.

"Ancillary Document" means any Buyer Ancillary Document or Seller Ancillary Document.

"Annual Balance Sheet" is defined in Section 3.4(a)(1).

"Annual Balance Sheet Date" is defined in Section 3.4(a)(1).

"Annual Financial Statements" is defined in Section 3.4(a)(1).

"Applicable Law" means any applicable federal, state, provincial, local, municipal, foreign, international, multinational or administrative order, constitution, law, ordinance, common law, rule, regulation, statute or treaty (in each case as amended, modified, codified, replaced or reenacted, in whole or in part, and as in effect from time to time, including rules and regulations promulgated thereunder).

"Assumed Contract" is defined in Section 1.1(a)(4).

"Assumed Facility" means any land, building or other facility included in (a) the Leased Real Property covered by any Assumed Real Property Lease, or (b) the Owned Real Property.

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"Assumed Liability" is defined in Section 1.1(c).

"Assumed Real Property Lease" is defined in Section 1.1(a)(6).

"Bill of Sale" is defined in Section 6.4(a).

"Business" is defined in the recitals of this Agreement.

"Business Day" means any day, except a Saturday, Sunday or a day that banks in the State of North Dakota are not generally authorized or required by Applicable Law to be closed.

"Buyers" is defined in the preamble of this Agreement.

"Buyer Ancillary Document" means each of the Bills of Sale, the Domain Name Assignment, the Escrow Agreement and the Buyer Closing Certificate.

"Buyer Closing Certificate" is defined in Section 6.3(c).

"Cap" is defined in Section 7.3(b).

"Carbon Business" is defined in the recitals of this Agreement.

"Carbon Capture and Storage Law" means any Applicable Law with respect to the injection, capture, sequestration and storage of CO2, and includes all Permits issued under any Applicable Law, including the Permit for Carbon Dioxide Injection.

"CCS" is defined in the recitals of this Agreement.

"Claiming Party" is defined in Section 7.5(a).

"Closing" is defined in Section 6.1.

"Closing Date" is defined in Section 6.1.

"COBRA" means Section 601 et seq. of ERISA and Section 4980B of the Code and any similar applicable state laws.

"Code" means the Internal Revenue Code of 1986, as amended.

"Computer System" means any of or combination of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities and equipment (including voice, data or video networks) and other similar or related items of any automated, computerized or software system or equipment and any other network, system (including information technology system) or automated equipment or any related service, in each case that is used by, licensed by or to, or relied on by Seller in the conduct of its business.

"Confidentiality Agreement" is defined in Section 5.10(a).

"Consent" is defined in Section 3.3(b).

"Contract" means any contract, agreement, purchase order, warranty or guarantee, license, use agreement, lease (whether for real estate, a capital or financing lease, an operating lease or other), instrument or note, in each case whether oral or written.

"CO2" is defined in Exhibit 1.1(a)(17).

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"Current Assets" means the consolidated current assets of Seller determined in accordance with the Transaction Accounting Principles; provided that Current Assets shall not include any Spares or any Excluded Assets.

"Current Liabilities" means the consolidated current liabilities of Seller determined in accordance with the Transaction Accounting Principles; provided that Current Liabilities shall not include any Excluded Liability.

"Data Room" means the electronic documentation site established hosted by Intralinks and viewable by Buyers.

"Debt Financing" is defined in Section 5.18(a).

"Debt Financing Sources" means each entity (including the lenders, financial institutions, institutional investors and other financing sources) that commits to provide or arrange the Debt Financing or otherwise enters into agreements to provide or arrange Debt Financing in connection with the transactions contemplated by this Agreement.

"Deductible" is defined in Section 7.3(a).

"Deed" is defined in Section 6.2(o).

"Defense" means legal defense (which may include related counterclaims and similar claims, causes of actions and other matters) reasonably conducted by reputable legal counsel of good standing selected with the written consent of the Claiming Party (which consent will not be unreasonably withheld, conditioned or delayed); however, Faegre Drinker Biddle & Reath LLP and BrownWinick are each deemed to so qualify and such consent is not required for either of such law counsel.

"Dispute Expert" is defined in Section 2.5(c).

"DOJ" is defined in Section 5.14(a).

"Domain Name Assignment" is defined in Section 6.4(e).

"Earnest Money Deposit Amount" is defined in Section 2.3.

"Effective Time" is defined in Section 6.1.

"Employee Plan" means any "employee benefit plan" as such term is defined by ERISA, and each other plan, practice, contract, agreement, policy, arrangement or practice providing for pension, profit sharing, retirement, stock purchase, stock option, equity based, bonus, incentive compensation or deferred compensation, life, health, dental, accident or disability benefits; severance or separation pay, paid time off or vacation, fringe benefits and any other employee benefit plan, practice, contract, agreement, policy, arrangement or practice of any kind, in the case of each of the foregoing, whether written or oral, (i) maintained by Seller or any ERISA Affiliate of Seller, (ii) covering any current or former officer, director, manager, governor, member, stockholder, partner or employee of Seller or such Affiliate (or similar individual or dependent or family member thereof), or (iii) under which Seller or any Affiliate of Seller has any obligation or liability, including any contingent liability.

"Employment Liability" means any Liability, whenever arising (whether before, on or after Closing), arising out of, relating to or resulting from, directly or indirectly, any period, incident, condition, change, effect or circumstance with respect to (a) any employee, applicant or service provider of Seller or any Affiliate of Seller (including any claim with respect to any actual or alleged harassment or discriminatory work environment (sexual or other) or retaliatory act or omission), (b) any individual claiming to be or to have been an employee, applicant or service provider of Seller or any Affiliate of Seller, or (c) any employment, service engagement or claimed employment or service engagement with Seller or

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any Affiliate of Seller (including with respect to the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Affordable Care Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Worker Adjustment Retraining and Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act or any other Applicable Law).

"Encumbrance" means any: mortgage; claim; pledge; security interest; charge; lien; restriction; option, right of first refusal or other right to purchase; title defect or similar effect on title; reservation; equity, ownership, participation or governance right; or other similar encumbrance.

"Enforcement Limitation" means any applicable bankruptcy, reorganization, insolvency, moratorium or other similar Applicable Law from time to time in effect affecting creditors' rights generally and principles governing the availability of equitable remedies.

"Environmental Attributes" (a) GHG emission reduction, avoidance, or removal recognition in any form, including, verified emission reductions, voluntary emission reductions, carbon offsets, credits, or insets, or any other credits, allowances, emission rights, reporting rights, or authorizations under any law or regulation, or under any emission reduction, avoidance, removal or tracking registry, trading system, or reporting, removal, avoidance, or reduction program for GHG emissions that is established, certified, maintained, or recognized by any international body, governmental agency, or non-governmental organization; or (b) any credits, certificates, claims, benefits, offsets, insets, reductions, reporting or marketing rights, identifiers, or transferable, tradable, or monetizable environmental instruments or commodities, or any personal property right related to, or other indicia of, environmental benefit, protection, improvement, restoration, or positive outcome, including, those in connection with the protection, improvement, or restoration of, or avoided negative impacts or insults to, the climate, air, soil, water, ecosystems, biodiversity, wetlands, or watersheds, or the provision of ecosystem services or nature-based solutions, or the creation of ecosystem or ecological assets, or avoided compliance costs or compliance value, howsoever entitled, arising from, associated with, or in connection with: (i) the Ethanol Plant, including related equipment, facilities, activities, operations, feedstock, production, services, products, or output; (ii) the CCS, including related equipment, facilities, activities, operations, feedstock, services, or geological sequestration; (iii) the Acquired Assets; (iv) the use of agricultural commodities grown or produced with low-carbon, climate-smart, or regenerative farming practices, or that otherwise have quantifiable carbon savings, including, specific batches or harvests and beneficial carbon intensity, in connection with the Acquired Assets; (v) the full life-cycle of biofuels, renewable fuels, or sustainable aviation fuels in connection with the Acquired Assets; or (vi) the capture, sequestration, or removal of GHGs, including, geological or biological sequestration in connection with the Acquired Assets. Further, "Environmental Attributes" may be generated, originated, issued, allocated, distributed, granted, approved, recognized, created, or arise generally in the past, present, or future through international, federal, state, regional, or local law, legislation, regulation, program, or agreement, or through voluntary standard, protocol, certification, methodology, or attestation, and include: verified emission reductions; carbon credits; carbon offsets; carbon removal credits or offsets; CO2 removal certificates ("CORCs"), carbon co-benefits, carbon insets; GHG inventory scope reductions or offsets; beneficial carbon-intensity, carbon- or environmental-related certificates; carbon- or environmental-related digital tokens; other digital certificates or distributed ledger technology-based mechanisms or identifiers used to track environmental attributes; renewable energy certificates; renewable energy credits; renewable thermal certificates; clean energy certificates; clean energy credits; green tags; renewable energy generation information system certificates; RINs or credits under any renewable fuels standard (including, the U.S. Renewable Fuel Standard Program / RFS2); low-carbon or clean fuel standard reductions, credits, or avoided compliance costs under any low carbon or clean fuel standard or framework (including, the LCFS, the Oregon Clean Fuels Program, Alberta Renewable Fuels Standard, Washington Clean Fuel Standard, British Columbia Low Carbon Fuel Standard Canada Clean Fuel Regulations); or credits or reductions under the International Civil Aviation Organization's Carbon Offsetting and Reduction Scheme for International Aviation (CORSIA), as well as: (1) any direct, indirect, or avoided reductions or removals of pollutants to the air, land, soil, or water, such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO), toxic or hazardous substances, eutrophication-related pollutants, or other pollutants or regulated substances; or (2) any direct, indirect, or avoided reductions or removals of CO2, methane (CH4), nitrous oxide, hydrofluorocarbons,

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perfluorocarbons, sulfur hexafluoride, and other GHGs that have been determined by the United Nations Intergovernmental Panel on Climate Change, or otherwise by law, to contribute to climate change. Notwithstanding the forgoing, Environmental Attributes do not include Tax Credits and Incentives and Environmental Permits.

"Environmental Attribute Applicable Standards" means, with the exception of Environmental Laws, any Applicable Law, or compliance or voluntary standard, protocol, methodology, or requirement, with respect to Environmental Attributes.

"Environmental Attribute Claim" means any communication by a Person alleging Liability or potential Liability (including, liability or potential liability for any investigatory cost, true-up cost, invalidation cost, non-compliance cost, penalty, reversal cost, replacement cost, governmental response cost, ESG Claim-related cost, or Environmental Attribute Liability) arising out of, relating to, resulting from, or in connection with, directly or indirectly, Environmental Attributes, including, regarding: (a) the reversal of sequestered greenhouse gases; (b) the invalidation or impairment of, interference with, or material adverse event relating to, related ESG Claims; (c) a change in actual, projected, or reported carbon intensity or other related material metric or specification; (d) circumstances forming the basis of any violation, or alleged violation, of any Environmental Attribute Applicable Standards.

"Environmental Attribute Liability" means any Liability arising out of, relating to, resulting from, or in connection with, directly or indirectly, Environmental Attributes that were generated, originated, created, established, substantiated, earned, issued, verified, transferred, traded, sold, claimed, retired, reported, filed, used for compliance or voluntary purposes, monetized, or had the activities or events that gave rise to such Environmental Attributes occur, prior to or at the Effective Time including, Liability arising from, relating to, or in connection with (a) any Proceeding, Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including, liability or responsibility for the costs of enforcement proceedings, investigations, compliance penalties, reversals, cancellations, true-ups, cleanups, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification, or injunctive relief); (b) any invalidation, cancellation, double counting, reversal, release of GHGs, infringement, impairment, enforcement, encumbrance, recall, claw-back, buffer requirement, cover, true-up, adverse standard or registry or regulatory action, or reduction or elimination of compliance or voluntary value, adverse modification of related metrics or specifications (e.g., increase in carbon intensity score) or any event adversely impacting or threatening to adversely impact the establishment, maintenance, integrity, or quality of ESG Claims related to such Environmental Attributes; or (c) any actual or alleged non-compliance with any Environmental Attribute Applicable Standard or term or condition of any Environmental Attribute Pathway.

"Environmental Attribute Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Attribute Claim relating to actual or alleged non-compliance with any Environmental Attribute Applicable Standards or any term or condition of any related transaction, transfer, or dealing.

"Environmental Attribute Pathways" means any compliance or voluntary pathway, project design document, life-cycle, validation, registration, quality assurance program, certification, Permit, or qualification in connection with the generation, origination, creation, or issuance of the Environmental Attributes that are Acquired Assets or Environmental Attribute Applicable Standards, including, but not limited to, the Alberta Renewable Fuels Standard, the Washington Clean Fuel Standard, the British Columbia Low Carbon Fuel Standard, the Canada Clean Fuel Regulations, the U.S. Renewable Fuel Standard Program, the California Low Carbon Fuels Standard (LCFS), Oregon Clean Fuels Program, and any Puro Standard.

"Environmental Attribute Records" is defined in Section 3.12(g).

"ESG Claims" means any claim, statement, filing, or report regarding any compliance, quasi-compliance, or voluntary requirements, laws, rules, guidance, standards, protocols, pledges, goals, targets,

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reporting, or obligations in connection with Environmental Attributes, including, GHG reductions or removals, carbon credits or offsets, climate commitments, carbon neutrality, low carbon fuels, renewable fuels, carbon capture and sequestration, net zero GHG goals, or any environmental, social and governance commitment or obligation of any kind.

"Ethanol Business" is defined in the recitals of this Agreement.

"Environmental Claim" means any communication by a Person alleging liability or potential liability (including liability or potential liability for any investigatory cost, cleanup cost, governmental response cost, natural resource damage, property damage, personal injury or penalty) arising out of, relating to or resulting from, directly or indirectly, (a) the presence, or release into the environment, of any material or form of energy at any location, whether or not owned by Seller, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Law" means, with the exception of Environmental Attribute Applicable Standards, any Applicable Law with respect to pollution, compensation for damage or injury caused by pollution, or protection of human health or the environment.

"Environmental Liability" means any Proceeding, Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Substance; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

"Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

"Environmental Permit" is defined in Section 3.12(b).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any (if any) Person, trade or business (whether or not incorporated) that at any time at or before Closing is or was under common control with Seller pursuant to section 414 of the Code or section 4001 of ERISA.

"Escrow Account" is defined in Section 7.9.

"Escrow Agent" is defined in the recitals of this Agreement.

"Escrow Agreement" is defined in the recitals of this Agreement.

"Estimated Closing Purchase Price" is defined in Section 2.2.

"Estimated Net Working Capital" is defined in Section 2.2.

"Ethanol Plan" is defined in the recitals of this Agreement.

"Excluded Assets" is defined in Section 1.1(b).

"Excluded Contract" is defined in Section 1.1(b)(4).

"Excluded Liability" is defined in Section 1.1(d).

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"Excluded Records" is defined in Section 1.1(b)(1).

"Exchange Act" means the Securities and Exchange Act of 1934, as amended.

"Final Net Working Capital" is defined in Section 2.5(b).

"Financial Statements" is defined in Section 3.4(a).

"FIRPTA Certificate" is defined in Section 6.4(d).

"Fraud" means any type or form of fraud that includes an element of intent to deceive, conceal, mislead or similar intent.

"FTC" is defined in Section 5.14(a).

"Fundamental Representation" is defined in Section 7.3(e).

"GAAP" means generally accepted United States accounting principles, as in effect from time to time.

"GHG" means greenhouse gases.

"Governmental Authority" means any government, court, tribunal or other governmental, quasi-governmental, or self-governing department, office, official, commission, branch, board, bureau, agency, body, division, authority or instrumentality.

"Hazardous Substance" means any pollutant, contaminant, hazardous substance, hazardous waste or petroleum or fraction thereof, and any other chemical, waste, substance or material listed in or regulated by or identified in any Environmental Law, or otherwise designated or treated as such by any Governmental Authority.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Indebtedness" means any Liability with respect to any of the following (excluding any trade account payable incurred in the Ordinary Course of Business of Seller): (a) indebtedness for borrowed money (including any obligation to assume indebtedness); (b) obligation evidenced by a note, letter of credit, bond, debenture or similar instrument; (c) surety bond; (d) capital or financing lease (but for avoidance of doubt, not any other lease); (e) banker's acceptance; (r) purchase money mortgage; (g) indebtedness secured by any mortgage, indenture or deed of trust; (h) Liability subject to any condition regarding cancellation or forgiveness, including any Tax increment financing, economic incentive or similar item, including each loan that may be subject to forgiveness in connection with the Paycheck Protection Program or any other forgivable loan program; (i) interest, fee or other expense with respect to any of the foregoing; or (j) guaranty or similar obligation with respect to any of the foregoing.

"Indemnification Escrow Amount" is defined in Section 2.4(a).

"Indemnifying Party" is defined in Section 7.5(a).

"Initial Claim Notice" is defined in Section 7.5(a).

"Initial Purchase Price" is defined in Section 2.1.

"Instruction Schedule" is defined in Section 2.2.

"Insurance Policy" is defined in Section 3.20.

"Intellectual Property" means any and all of the following arising anywhere in the world: (a) trademarks, service marks, trade names, trade dress, logos, corporate names and other designations of origin,

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along with any goodwill associated with any of the foregoing, (b) patents, formulas, inventions, concepts and improvements, in each case whether or not patentable or reduced to practice, (c) copyrights, including rights to software, technology and databases, (d) domain names uniform resource locators, social media accounts, and websites, (e) trade secrets, know-how, and other confidential information, including with respect to software, technology and databases, (f) mask works, (g) rights of privacy and publicity, and (h) any and all other intellectual property or other similar intangible asset, in each case including whether in use, under development or design or inactive (including any registration, application or renewal with respect to any of the foregoing) and whether protected created or arising by operation of Applicable Law.

"Key Person" means Jodi Johnson.

"Knowledge" means: (a) with respect to an individual, the actual knowledge of such individual and what such individual should have known after a reasonable investigation; and (b) with respect to a Person other than an individual, the actual knowledge of any individual who is serving as a director, manager, governor or officer (or similar executive) of such Person and what any such individual should have known after a reasonable investigation.

"Lands" is defined in Exhibit 1.1(a)(17).

"LCFS" means the California Low Carbon Fuel Standard compliance environmental market regulations set forth under Section 95484 of Title 17 of the California Code of Regulations, as amended or supplemented and administered by CARB, and any successor or replacement regulations.

"Lease Assignment" is defined in Section 6.2(f).

"Leased Real Property" is defined in Section 3.11(a).

"Liability" means any liability or obligation of any nature or kind and whenever existing or arising (including whether direct or indirect, known or unknown, asserted or unasserted, absolute or matured or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due).

"Loss" means any claim, demand, loss, fine, interest, penalty, assessment, Tax, cost or expense (including reasonable attorneys' fees or expenses) or damage.

"Major Contract" is defined in Section 3.6(a).

"Malicious Instructions" is defined in Section 3.23(b).

"Material Adverse Effect" means, with respect to any business or Person, any incident, condition, change, effect or circumstance that, individually or when taken together with any other incident, condition, change, effect or circumstance in the aggregate, (a) has had or would reasonably be expected to have a material and adverse effect on such business or the business, operations, condition (financial or otherwise), assets or results of operations of such Person and its Affiliates, taken as a whole or any of them taken individually (other than (1) changes in economic conditions generally in the United States or (2) conditions generally affecting any of the industries in which such business or any of the businesses of such Person participate; provided that, with respect to such clauses (1) or (2), such changes or conditions do not have a materially disproportionate effect with respect to such business or Person (relative to other participants in such industries)) or (b) materially and adversely affects the ability of such Person to consummate the transactions contemplated herein.

"Materiality Qualifier" means a qualification to a representation, warranty or certification by any materiality limitation or qualification, including use of the term "material," "materially," "in all material respects" or "Material Adverse Effect" or by a reference regarding the occurrence or non-occurrence or possible occurrence or non-occurrence of a Material Adverse Effect.

"Members' Meeting" is defined in Section 5.20(a).

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"Net Working Capital" is defined in Section 2.5(g).

"Non-Prevailing Party" is defined in Section 2.5(d).

"Notice of Disagreement" is defined in Section 2.5(b).

"NZ-R" is defined in the preamble of this Agreement.

"Offer Letter" is defined in the recitals of this Agreement.

"Open Source Software" means software or similar subject matter which is freely downloadable, conditioned on acceptance of a non-negotiable license agreement such as the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, BSD License, MIT License, Common Public License and other licenses approved as open source licenses by the Open Source Initiative.

"Order" means any order, writ, injunction, award, decree, judgment or determination of or from, or Contract with, any Governmental Authority or similar binding decision of any arbitration (or similar Proceeding).

"Ordinary Course of Business" means, with respect to a Person, the ordinary and usual course of normal day-to-day operations of such Person, consistent with such Person's past practice.

"Organizational Document" means, for any Person: (a) the articles or certificate of incorporation, formation or organization (as applicable) or the by-laws or similar governing document of such Person; (b) any limited liability company agreement, stockholder agreement, partnership agreement, operating agreement, shareholder agreement, voting agreement or similar document of or regarding such Person; (c) any other charter or similar document adopted or filed in connection with the incorporation, formation, organization or governance of such Person; or (d) any Contract regarding the governance of such Person or the relations among any of its equity holders with respect to such Person.

"Other Indemnified Person" means, for any Party, such Party's Affiliates and each of such Party's and each of such Affiliate's stockholders, officers, directors, partners, members, managers, governors, employees, agents, representatives and permitted successors and assigns.

"Outside Date" is defined in Section 6.6(b).

"Owing Party" is defined in Section 7.9.

"Owned Real Property" is defined in Section 3.11(a).

"Parent" is defined in the preamble of this Agreement.

"Party" is defined in the preamble of this Agreement.

"Payoff/Release Letter" is defined in Section 6.2(e).

"Permit" means any permit, license, certificate, registration, validation, authorization, approval, permission, registration, variance, exemption, or other similar item, in each case that is issued, granted, or otherwise given by any Governmental Authority or non-governmental organization, standards body, registry, or Person (including, Puro.earth), including, Environmental Attribute Pathways, Environmental Permits, and Permit for Carbon Dioxide Injection.

"Permit for Carbon Dioxide Injection" means the Permit for Carbon Dioxide Injection issued to Red Trail Energy, LLC, on March 3, 2022.

"Permitted Encumbrance" means any: (a) Encumbrance for any Tax by a Governmental Authority that is not overdue; or (b) mechanic's, materialmen's, landlord's or similar Encumbrance arising or incurred

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in the Ordinary Course of Business of the applicable Person that secures any amount that is not overdue or in dispute.

"Person" means any individual, partnership, corporation, limited liability company, unlimited liability company, association, joint stock company, trust or trustee, joint venture, unincorporated organization or any other business entity or association or any Governmental Authority.

"Personal Information" means any information that identifies or could be reasonably linked to an identifiable individual or household, or other information subject to Privacy Requirements, including any natural Person's social security number or tax identification number, driver's license number, credit card number, bank information, health or medical information, or customer or account number.

"Plan Liability" means any Liability, whenever arising (whether before, on or after Closing), with respect to (a) any Employee Plan, including with respect to ERISA, the Code or any other Applicable Law arising out of, relating to or resulting from, directly or indirectly, any Employee Plan under which Seller or any of its ERISA Affiliates may sponsor, participate in, contribute to or otherwise have Liability, or (b) any failure to maintain, make available or otherwise provide any employee benefit plan, practice, policy or arrangement of any kind, in each case that Seller or any of its ERISA Affiliates was obligated to maintain, make available or otherwise provide.

"Pore Space" has the same meaning as defined in North Dakota Century Code (NDCC) Chapter 38-22 -02.

"Pre-Closing Claims" is defined in Section 5.4(b).

"Prevailing Party" is defined in Section 2.5(d).

"Privacy Requirements" means: (a) all Applicable Laws and applicable Contract terms regarding Personal Information, including its protection, access, storage, acquisition, collection, retention, processing, handling, use, transfer, disposal or disclosure, including all regulations promulgated thereunder; (b) internal written policies and procedures regarding Personal Information, the Privacy Statement and any other applicable publicly facing privacy statement or privacy policy; (c) all Applicable Laws and applicable Contract terms regarding marketing or sales methods; (d) all Applicable Laws relating to anti-wiretapping and security breach notification; and (e) all applicable industry standards regarding data security and privacy, including the Payment Card Industry Data Security Standard and all other applicable rules and requirements by the Payment Card Industry Security Standards Council, by any member thereof, or by any entity that functions as a card brand, card association, payment processor, acquiring bank, merchant bank or issuing bank with respect to a payment card bearing the logo of a PCI Security Standards Council member, including the Payment Application Data Security Standards and all audit and filing requirements. Without limiting the foregoing, Privacy Requirements include the Federal Trade Commission Act, the Financial Services Modernization Act (Gramm-Leach-Bliley Act), the Health Insurance Portability and Accountability Act (HIPAA), the Fair Credit Reporting Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM Act), the Telephone Consumer Protection Act, the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, Children's Online Privacy Notification Act, the California Online Privacy Protection Act, the California Consumer Privacy Act and other state privacy Laws, the Massachusetts Standards for the Protection of Personal Information of Residents of the Commonwealth and other U.S. state data security, U.S. state data breach notification laws, European Union General Data Protection Regulation 2016/679 (GDPR) and the individual data protection Laws of European or other foreign nations, and all similar Applicable Laws.

"Privacy Statement" is defined in Section 3.23(e).

"Proceeding" means any action, arbitration, audit, claim, demand, grievance, complaint, hearing, investigation, litigation, proceeding or suit (including civil, criminal, administrative or other).

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"Proprietary Information Technology System" means a Computer System (or portion of Computer System) that Seller (either directly or through or with any other Person) has developed, customized or enhanced or is in the process of developing, customizing or enhancing and all associated inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, compositions, processes and techniques, data, designs, drawings, specifications, processes, methods, schematics, techniques, protocols, formulae, algorithms, flow-charts, compositions, architectures, layouts, charts, plans, methodologies, technical data, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation and manuals), computer software (including object code and source code), firmware, computer hardware, integrated circuits and integrated circuit masks, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, works in process, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, mask work right, trade secret law or other Intellectual Property Rights or otherwise, and all documents and other materials recording any of the foregoing.

"Prorated Item" is defined in Section 2.5(h).

"Proxy Statement" is defined in Section 5.20(a).

"Purchase Price" is defined in Section 2.1.

"Purchase Price Adjustment Escrow Amount" is defined in Section 2.4(a).

"R&W Policy" means the buyer-side representations and warranties insurance policy (collectively, with the binder agreement associated therewith and insurance policies excess thereto) obtained by, and to be issued to, Buyers in connection with the transactions contemplated by this Agreement.

"R&W Policy Expenses" means all premiums, underwriting fees, brokers' commissions, Taxes and other costs and expenses related to the R&W Policy.

"R-CCS" is defined in the preamble of this Agreement.

"Real Property" is defined in Section 3.11(a).

"Real Property Lease" is defined in Section 3.11(a).

"Record" means any book, record, manual or other material or similar information or database (including customer records, personnel or payroll records, accounting or Tax records, purchase or sale records, price lists, correspondence, quality control records or research or development files).

"Related Person" means, with respect to any Person, any (a) Affiliate of such Person, (b) member of the immediate family of such Person (including any parent, grandparent or sibling), (c) legal dependent of such Person, (d) spouse or former spouse (or Person with a similar status under Applicable Law) of such Person, (e) trust, of which such Person is a beneficiary or trustee, or (f) such Person, if in the capacity of a trustee of a trust, or (g) Affiliate of any Person described in any of clauses (a), (b), (c), (d), (e) or (f) above.

"Required Consent" is defined in Section 3.3(b).

"Requisite Seller Member Approval" is defined in Section 3.3(c).

"Reservoir" has the same meaning as defined in NDCC Chapter 38-22 -02-02.

"Restricted Area" is defined in Section 5.11(a)(1).

"Restricted Business" is defined in Section 5.11(a)(1).

"Restricted Period" is defined in Section 5.11(a).

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"Return" means any return, declaration, report, filing, claim for refund, information return or written statement with respect to any Tax, including any schedule or attachment thereto and including any amendment thereof.

"RINs" means Renewable Identification Numbers.

"RPMG" is defined in Section 6.4(g).

"RPMG Agreement" is defined in Section 6.4(g).

"RPMG Interests" means all of the membership interests of Renewable Products Marketing Group, LLC owned by Seller and its Affiliates.

"SEC" means the U.S. Securities and Exchange Commission.

"SEC Documents" is defined in Section 3.4(e).

"Securities Act" means the Securities Act of 1933, as amended.

"Seller" is defined in the preamble of this Agreement.

"Seller Ancillary Document" means each of the Bills of Sale, the Seller Organizational Documents and Resolutions Certificate, the Seller Closing Certificate, the Domain Name Assignment, the Deeds, the Escrow Agreement, and the FIRPTA Certificate.

"Seller Closing Certificate" is defined in Section 6.2(c).

"Seller Intellectual Property" means, collectively, all Seller Owned Intellectual Property and all Seller Licensed Intellectual Property.

"Seller Licensed Intellectual Property" means all Intellectual Property that Seller is using or holding for use in connection with the Business, other than Seller Owned Intellectual Property.

"Seller Owned Intellectual Property" means all Intellectual Property owned or purported to be owned by Seller.

"Seller Organizational Documents and Resolutions Certificate" is defined in Section 6.4(c).

"Seller Product-Related Liability" means any Liability (including for any products liability or any obligation under any guarantee or warranty or other Contract), whenever arising (whether before, on or after Closing), arising out of, relating to or resulting from, directly or indirectly, any designing, manufacturing, promoting, selling, assembling, warehousing, delivering, finishing or servicing of any product by, for or on behalf of Seller or any Affiliate of Seller.

"Seller Transaction Expenses" means Seller's expenses in connection with the transactions completed herein (including attorneys' and other professionals' fees arising as a result of the announcement or consummation of any such transaction). Without limiting the foregoing, Seller Transaction Expenses includes all expenses and payments incurred or made (a) in connection with obtaining Consents or waivers from landlords, customers, vendors, Governmental Authorities or any other Person from whom a Consent or waiver is required in connection with the transactions contemplated by this Agreement and the Transaction Documents (including fifty percent (50%) of all filing and other fees under the HSR Act); (b) the cost of the premiums for the Tail Insurance policies; (c) fifty percent (50%) of the costs and expenses of the Escrow Agent; and (d) the fifty percent (50%) of the R&W Policy Expenses.

"Setting Off Party" is defined in Section 7.9.

"Spares" is defined in Section 1.1(a)(14).

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"Specific Policies" is defined in Exhibit 2.5(g)(1).

"Statement" is defined in Section 2.5(a).

"Subsidiary" means, with respect to any specified Person, (a) a corporation of which more than fifty percent (50%) of the voting or capital stock is, as of the time in question, directly or indirectly owned by such Person and (b) any other Person in which such Person, directly or indirectly, owns more than fifty percent (50%) of the ownership interests thereof or has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity.

"Surface Use and Pore Space Lease Agreements" means the surface use and pore space lease agreements listed, or required to be listed, on Schedule 3.11(a).

"Tail Insurance" is defined in Section 5.4(a).

"Takeover Statutes" is defined in Section 3.27.

"Target Net Working Capital" is defined in Section 2.5(f).

"Tax" means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Code), customs duty, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, fine, penalty or similar addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

"Tax Clearance" means all Tax certificates and Tax clearances required from all applicable jurisdictions with respect to the transactions contemplated by this Agreement, each complete and final with the applicable Governmental Authority.

"Tax Credits and Incentives" means any investment, clean energy, clean fuel, fuel, blender, bonus/additional, producer, sequestration, biofuel, biofuel incentive, sustainable aviation fuel, renewable energy, or production tax credits associated with the construction or operation of the Acquired Assets and any other financial or tax incentives, including, any federal Section 45Q or other Section 45 credits, those in the form of credits, reductions, or rates associated with the Acquired Assets that are applicable to a local, state or federal income taxation or property tax obligation, including, any PILOT arrangements. Tax Credits and Incentives do not include Environmental Attributes.

"Tax Loss" means (i) any Tax imposed on Seller or for which Seller is liable; (ii) any Tax imposed on or with respect to the Business or activities of Seller relating to any period or activities on or prior to the Closing Date; (iii) any Tax imposed on or with respect to any assets of Seller; (iv) and liability of Seller with respect to the recapture of any tax credits claimed by Seller; and (v) any reduction in any tax attribute or tax credit that Parent or Buyers would otherwise be entitled to claim as a result of a recapture obligation relating to any such tax attribute or tax credit previously claimed by Seller, including, without limitation , any liability, cost, expense or reduction in tax credits incurred by Parent or Buyers under Treasury Regulation 1.45Q-5 as a result of a recapture event (as defined in such Treasury Regulation) relating to qualified carbon oxide for which Seller previously claimed a credit under Section 45Q of the Code.

"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" is defined in Section 7.5(a).

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"Threatened" means, with respect to any matter, that a communication has been made that such matter is being or will be, or that circumstances exist that would lead a reasonably prudent Person to conclude that such matter reasonably could be, asserted, commenced, taken or otherwise pursued, including if conditioned upon certain events occurring or not occurring.

"Transaction Accounting Principles" is defined in Exhibit 2.5(g)(1).

"Transaction Document" means, with respect to a Person, any document executed or delivered by or on behalf of such Person or any Affiliate of such Person, in connection with the execution and delivery of this Agreement or Closing (but not including this Agreement).

"Transfer Tax" means any sales, use, value-added, business, goods or services, transfer (including any stamp duty or similar tax or other similar tax chargeable in respect of any instrument transferring property and including any tax, fee or similar amount owed with respect to the transfer of any motor vehicle or real property or interest therein), documentary, conveyancing or similar tax or expense or any recording fee or title transfer fee, in each case that is imposed as a result of any transaction contemplated herein, together with any penalty, interest and addition to any such item with respect to such item. For the avoidance of doubt, Transfer Tax does not mean any income Tax or similar Tax.

"WARN Act" is defined in Section 3.13(a).

* * * * *

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IN WITNESS WHEREOF, each Party executed and delivered this Asset Purchase Agreement as of the date first written above.

RED TRAIL ENERGY, LLC

By: */s/ Jodi Johnson*
Name: Jodi Johnson
Title: Chief Executive Officer

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IN WITNESS WHEREOF, each Party executed and delivered this Asset Purchase Agreement as of the date first written above.

GEVO, INC.

By: */s/ Chris Ryan*
Name: Chris Ryan
Title: President and Chief Operating Officer

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IN WITNESS WHEREOF, each Party executed and delivered this Asset Purchase Agreement as of the date first written above.

RICHARDTON CCS, LLC

By: *_/s/ Chris Ryan_*
Name: Chris Ryan
Title: President and Chief Operating Officer

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IN WITNESS WHEREOF, each Party executed and delivered this Asset Purchase Agreement as of the date first written above.

NET-ZERO RICHARDTON, LLC

By: */s/ Chris Ryan*
Name: Chris Ryan
Title: President and Chief Operating Officer

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